Exhibit 10.2

LOAN, SECURITY AND GUARANTY AGREEMENT

Dated as of August 7, 2013

among

WILLBROS UNITED STATES HOLDINGS, INC.,

BEMIS, LLC,

CHAPMAN CONSTRUCTION CO., L.P.,

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.,

CONSTRUCTION & TURNAROUND SERVICES, L.L.C.,

LINEAL INDUSTRIES, INC.,

HALPIN LINE CONSTRUCTION LLC,

HAWKEYE, LLC

PREMIER UTILITY SERVICES, LLC,

PREMIER WEST COAST SERVICES, INC.,

TRAFFORD CORPORATION,

UTILX CORPORATION,

WILLBROS CONSTRUCTION (U.S.), LLC,

WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC.,

WILLBROS DOWNSTREAM OF OKLAHOMA, INC.,

WILLBROS DOWNSTREAM, LLC,

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.,

WILLBROS ENGINEERS (U.S.), LLC,

WILLBROS ENGINEERS, LLC,

WILLBROS GOVERNMENT SERVICES (U.S.), LLC,

WILLBROS MANAGEMENT SERVICES, LLC,

WILLBROS PROJECT SERVICES (U.S.), LLC

and

WILLBROS T&D SERVICES, LLC,

as U.S. Borrowers,

WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.,

as Canadian Borrower,

and

WILLBROS GROUP, INC. AND THE OTHER PERSONS PARTY HERETO FROM TIME TO TIME AS GUARANTORS,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Agent, Sole Lead Arranger and Sole Bookrunner

and

CAPITAL ONE LEVERAGE FINANCE CORP., as Syndication Agent

i

7.4	Other Collateral	87
7.5	Limitations	88
7.6	Further Assurances	88
7.7	Excluded Perfection Actions; Extensions	88
Section 8	COLLATERAL ADMINISTRATION	89
8.1	Borrowing Base Certificates and Receivable	89
8.2	Administration of Accounts	90
8.3	Administration of Deposit Accounts and Securities Accounts	90
8.4	General Provisions	91
8.5	Power of Attorney	92
Section 9	REPRESENTATIONS AND WARRANTIES	92
9.1	General Representations and Warranties	92
Section 10	COVENANTS AND CONTINUING AGREEMENTS	100
10.1	Affirmative Covenants	100
10.2	Negative Covenants	106
10.3	Financial Covenant	115
Section 11	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	115
11.1	Events of Default	115
11.2	Remedies upon Default	117
11.3	License	118
11.4	Setoff	118
11.5	Remedies Cumulative; No Waiver	119
Section 12	AGENT	119
12.1	Appointment, Authority and Duties of Agent	119
12.2	Agreements Regarding Collateral and Borrower Materials	121
12.3	Reliance By Agent	122
12.4	Action Upon Default	122
12.5	Ratable Sharing	123
12.6	Indemnification	123
12.7	Limitation on Responsibilities of Agent	123
12.8	Successor Agent and Co-Agents	124
12.9	Due Diligence and Non-Reliance	124
12.10	Remittance of Payments and Collections	124
12.11	Individual Capacities	125
12.12	Titles	125
12.13	Bank Product Providers	125
12.14	No Third Party Beneficiaries	125
12.15	Intercreditor Matters	126
Section 13	BENEFIT OF AGREEMENT; ASSIGNMENTS	126
13.1	Successors and Assigns	126
13.2	Participations	127
13.3	Assignments	128
13.4	Replacement of Certain Lenders	129
13.5	Lender Loss Sharing Agreement	129
Section 14	MISCELLANEOUS	130
14.1	Consents, Amendments and Waivers	130
14.2	Indemnity	131
14.3	Notices and Communications	132
14.4	Performance of Borrowers’ Obligations	133
14.5	Credit Inquiries	133
14.6	Severability	133
14.7	Cumulative Effect; Conflict of Terms	133

ii

14.8	Counterparts; Execution	133
14.9	Entire Agreement	134
14.10	Relationship with Lenders	134
14.11	No Advisory or Fiduciary Responsibility	134
14.12	Confidentiality	134
14.13	Certifications Regarding Term Loan Documents	135
14.14	GOVERNING LAW	135
14.15	Consent to Forum	135
14.16	Waivers by Obligors	136
14.17	Patriot Act Notice	136
14.18	Canadian Anti-Money Laundering Legislation	137
14.19	NO ORAL AGREEMENT	137
14.20	Release	137
14.21	Extension Offers	137

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Assignment Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Joinder
Exhibit E-1	Form of U.S. Supplemental Perfection Certificate
Exhibit E-2	Form of Canadian Supplemental Perfection Certificate

Schedule 1.1(a)	Canadian Revolver Commitment
Schedule 1.1(b)	U.S. Revolver Commitment
Schedule 7.1	Commercial Tort Claims
Schedule 7.3	Pledged Collateral
Schedule 8.3	Deposit Accounts and Securities Accounts
Schedule 9.1.11	Subsidiaries and Corporate Structure
Schedule 9.1.13	Environmental Matters
Schedule 9.1.14	Insurance
Schedule 9.1.16	Canadian Multi-Employer Plans
Schedule 9.1.19	Patents, Trademarks, Copyrights and Licenses
Schedule 10.1.11	Post-Closing Actions
Schedule 10.2.1	Existing Liens
Schedule 10.2.2	Existing Debt
Schedule 10.2.5	Existing Investments
Schedule 10.2.8	Existing Affiliate Transactions

iii

LOAN, SECURITY AND GUARANTY AGREEMENT

THIS LOAN, SECURITY AND GUARANTY AGREEMENT is dated as of August 7, 2013, among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), BEMIS, LLC, a Vermont limited liability company (“Bemis”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION & TURNAROUND SERVICES, L.L.C., an Oklahoma limited liability company (“Construction & Turnaround”), HAWKEYE, LLC, a New York limited liability company (“Hawkeye”), HALPIN LINE CONSTRUCTION LLC, a New York limited liability company (“Halpin”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), PREMIER UTILITY SERVICES, LLC, a New York limited liability company (“Premier Utility”), PREMIER WEST COAST SERVICES, INC., an Oklahoma corporation (“Premier West Coast”), TRAFFORD CORPORATION, a Pennsylvania corporation (“Trafford”), UTILX CORPORATION, a Delaware corporation (“Utilx”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Construction California”), WILLBROS DOWNSTREAM OF OKLAHOMA, INC., an Oklahoma corporation (“Willbros Downstream Oklahoma”), WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company (“Willbros Downstream”), WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Engineering California”), WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability company (“Willbros Engineers (U.S.)”), WILLBROS ENGINEERS, LLC, a Louisiana limited liability company (“Willbros Engineers Louisiana”), WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Government Services”), WILLBROS MANAGEMENT SERVICES, LLC, a Delaware limited liability company (“Willbros Management Services”), Willbros Project Services (U.S.), LLC, a Delaware limited liability company (“Willbros Project Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services” and together with Holdings, Bemis, Chapman Construction, Chapman Management, Construction & Turnaround, Halpin, Hawkeye, Lineal, Premier Utility, Premier West Coast, Trafford, Utilx, Willbros Construction (U.S.), Willbros Construction California, Willbros Downstream Oklahoma, Willbros Downstream, Willbros Engineering California, Willbros Engineers (U.S.), Willbros Engineers Louisiana, Willbros Government Services, Willbros Management Services and Willbros Project Services, the “Initial U.S. Borrowers”), WILLBROS CONSTRUCTION SERVICES (CANADA) L.P., a limited partnership organized under the laws of Alberta, Canada (“Canadian Borrower” and, together with the U.S. Borrowers (as defined herein), the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), and the other Persons party to this Agreement from time to time as Guarantors (as defined herein), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (as defined herein) (together with any successor agent appointed pursuant to Section 12.8, the “Agent”).

R E C I T A L S:

The Borrowers have requested that Lenders provide senior secured revolving credit facilities to the Borrowers to finance their mutual and collective business enterprise consisting of a Canadian revolving credit facility in the initial maximum facility amount of $25,000,000 and a U.S. revolving credit facility in the initial maximum facility amount of $125,000,000. Lenders are willing to provide the senior secured revolving credit facilities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1 DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

ABL Facility First Priority Collateral: as defined in the Intercreditor Agreement.

Account: as defined in the UCC or the PPSA, as applicable, in each case including all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

Account Debtor: a Person obligated under an Account.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation, amalgamation, or combination of Parent or any Subsidiary with another Person.

Adjusted Fixed Charge Coverage Ratio: the Fixed Charge Coverage Ratio as adjusted to include, in lieu of clause (b)(iii) of the definition thereof, all principal payments made on Borrowed Money, scheduled, mandatory, voluntary or otherwise; provided that, none of the following payments shall be included in such adjustment: (a) payments on the Loans, (b) payments of Borrowed Money with the proceeds of any sale, transfer or other disposition of assets permitted under Section 10.2.4 and (c) payments of Borrowed Money in connection with a refinancing thereof permitted hereunder.

Affiliate: with respect to a specified Person, any branch of such Person or any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement: this Loan, Security and Guaranty Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

Agreement Currency: as defined in Section 1.5.2.

Allocable Amount: as defined in Section 5.10.3(b).

AML Legislation: the Patriot Act, the Proceeds of Crime Act and all other applicable terrorism, anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules.

Applicable Law: all laws, rules, regulations and legally-binding guidelines promulgated by any Governmental Authority applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Lenders: (a) with respect to Canadian Borrower, the Canadian Lenders and (b) with respect to the U.S. Borrowers, the U.S. Lenders.

Applicable Margin: with respect to any Type of Loan and such other Obligations specified below, the respective margin set forth below, as determined by reference to the Fixed Charge Coverage Ratio as calculated as of the last day of the Fiscal Quarter then most recently ended:

Level	Fixed Charge Coverage Ratio	Canadian BA Rate Loans, LIBOR Loans and Letter of Credit Fees	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	> 1.25: 1.00	2.25%	1.25%
II	< 1.25: 1.00 and > 1.15: 1.00	2.50%	1.50%
III	< 1.15: 1.00	2.75%	1.75%

Until the first day of the calendar month following receipt by Agent, pursuant to Section 10.1.6(c), of the financial statements and Compliance Certificate for the month ended September 30, 2013, the Applicable Margin shall be determined as if Level II were applicable. Thereafter, the Applicable Margin shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.6(c) of the financial statements for the last month of each Fiscal Quarter and the corresponding Compliance Certificate, which change shall be effective on the first day of the calendar month immediately following receipt. If any such financial statement or Compliance Certificate has not been delivered as required by Section 10.1.6(c) or 10.1.6(d), then, at the option of Agent or Required Lenders, the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the day of the Default resulting on account thereof (or, if the day of the Default is such first day, then on such day) until the first day of the calendar month immediately following its receipt.

Approved Fund: any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Disposition: any disposition, whether by sale, lease, license, transfer or otherwise, including a disposition of Property in connection with a Sale and Leaseback Transaction or Synthetic Lease, of any or all of the Property of the Parent or any of its Subsidiaries, other than (a) any sale or issuance of Equity Interests of any Subsidiary to the Parent or any other Subsidiary, (b) dispositions of cash and Cash Equivalents in the Ordinary Course of Business or for any purposes permitted under this Agreement, (c) sales of inventory in the Ordinary Course of Business, (d) dispositions of assets which have become obsolete or, in the Parent’s reasonable judgment, no longer used or useful in the business of the Parent and its Subsidiaries, (e) dispositions of any Governmental Fueling Facility (including of any rights and interests under any agreement between the Parent or any of its Subsidiaries and any Governmental Authority relating to such Governmental Fueling Facility), (f) leases and subleases of equipment in the Ordinary Course of Business and (g) any loss, destruction or damage of such Property, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of such Property, or any confiscation or requisition of the use of such Property.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

Attorney: as defined in Section 12.1.1(c).

Attributable Indebtedness: on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

Audited Financial Statements: the audited consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 2012, together with the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the Fiscal Year ended December 31, 2012 of the Parent and its Subsidiaries, including the notes thereto.

Availability: Canadian Availability and/or U.S. Availability, as the context requires.

Availability Block: $10,000,000 or such lesser amount as Agent may elect in its discretion.

Availability Reserve: the Canadian Availability Reserve or the U.S. Availability Reserve, as the context requires.

Bank of America: Bank of America, N.A., a national banking association, and its successors and permitted assigns.

Bank of America (Canada): Bank of America, N.A. (acting through its Canada branch).

Bank of America Indemnitees: Bank of America, Bank of America (Canada) and their respective officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Obligor or Affiliate of an Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements (other than products under Hedging Agreements that constitute Term Loan Obligations for purposes of the Intercreditor Agreement); (c) commercial credit card and merchant card services; and (d) other banking products or services, other than Letters of Credit.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: Canadian Base Rate and/or U.S. Base Rate, as the context requires.

Base Rate Loan: Canadian Base Rate Loan and/or U.S. Base Rate Loan, as the context requires.

Beneficial Owner: has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Person, without duplication, its (a) Debt that (i) arises from the lending of money to such Person, (ii) is evidenced by notes, drafts, bonds, debentures, credit agreements or similar instruments, or (iii) was issued or assumed as full or partial payment for Property or services (other than (x) trade accounts payable in the Ordinary Course of Business and not past due for more than ninety (90) days unless being Properly Contested, (y) deferred compensation payable to directors, officers or employees of the Parent or any of its Subsidiaries and (z) any purchase price adjustment or earnout, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is determinable and non-contingent); (b) Capital Leases and Synthetic Leases; and (c) guaranties of any Debt of the foregoing types owing by another Person. It is understood that the term “Borrowed Money” does not include (i) any obligation that is not described in clause (a), (b) or (c) above or (ii) any obligation that is not Debt (giving effect to the final sentence of the definition of such term), whether or not such obligation is treated as a liability under GAAP.

Borrower and Borrowers: as defined in the preamble to this Agreement.

Borrower Agent: as defined in Section 4.4.

Borrower Group: (a) Canadian Borrower or (b) the U.S. Borrowers, as the context requires.

Borrower Group Commitment: with respect to the commitment of (a) a Canadian Lender, its Canadian Revolver Commitment and (b) a U.S. Lender, its U.S. Revolver Commitment. The term “Borrower Group Commitments” means (i) the Borrower Group Commitment of all Canadian Lenders or (ii) the Borrower Group Commitment of all U.S. Lenders, as the context requires. To the extent any Lender has more than one Borrower Group Commitment, each such Commitment shall be considered as a separate Commitment for purposes of this definition.

Borrower Materials: Borrowing Base Certificates, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: (a) the Canadian Borrowing Base and/or (c) the U.S. Borrowing Base, as the context requires.

Borrowing Base Certificate: a certificate, in the form previously agreed by Agent and Borrower Agent or otherwise in form and substance satisfactory to Agent, by which Borrower Agent certifies the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, and if such day relates to (a) a LIBOR Loan, the term shall also exclude any day on which dealings in Dollar deposits are not conducted between banks in the London interbank Eurodollar market or (b) a Canadian Revolver Loan or a Canadian Letter of Credit, the term shall also exclude any day on which banks in Toronto, Ontario, Canada are not open for the transaction of banking business.

CAM Exchange: the exchange of the U.S. Lenders’ interests and the Canadian Lenders’ interests provided for in Section 13.5.

CAM Exchange Date: the date which Agent in its discretion designates as the “CAM Exchange Date” by notice to the Lenders as a result of the occurrence of (a) any Event of Default under Section 11.1.5 or (b) an acceleration of Loans and termination of the Commitments pursuant to Section 11.2.

CAM Percentage: as to each Lender, a fraction (expressed as a percentage), (a) the numerator of which shall be the aggregate amount of such Lender’s Commitment immediately prior to the CAM Exchange Date, and (b) the denominator of which shall be the amount of the Commitments of all the Lenders immediately prior to the CAM Exchange Date.

Canadian Availability: the Canadian Borrowing Base minus Canadian Revolver Usage.

Canadian Availability Reserves: the sum (without duplication) of (a) the Canadian Bank Product Reserve; (b) the Canadian Dilution Reserve; (c) the Canadian Priority Payables Reserve; (d) the Canadian Subcontractor Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time with respect to Accounts or any Canadian Domiciled Obligor, in each case without duplication of any reductions or eligibility exclusions applicable to Eligible Accounts or any other reserves.

Canadian Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations of the Canadian Domiciled Obligors.

Canadian BA Rate: with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar Bankers’ Acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. (Toronto time) on the immediately preceding Business Day), plus five (5) basis points, provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. (Toronto time) on such day at which a Canadian Schedule 1 Chartered Bank as selected by Agent is then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.

Canadian BA Rate Loan: a Canadian Revolver Loan funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

Canadian Base Rate: for any day, the greatest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by Bank of America (Canada) based on various factors including costs and desired return of Bank of America (Canada), general economic conditions and other factors, and used as a reference point for pricing loans in U.S. Dollars made at its “base rate”, which may be priced at, above or below such announced rate), (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30-day interest period as determined on such day, plus 1.00%. Any change in the “base rate” announced by Bank of America (Canada) shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the “base rate”. In the event that Bank of America (Canada) (including any successor or assignee) does not at any time publicly announce a “base rate”, then “Canadian Base Rate” shall mean the “base rate” publicly announced by a Canadian Schedule 1 Chartered Bank selected by Agent.

Canadian Base Rate Loan: a Canadian Revolver Loan funded in U.S. Dollars and bearing interest calculated by reference to the Canadian Base Rate.

Canadian Borrower: as defined in the preamble to this Agreement.

Canadian Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the Canadian Revolver Commitments; or (b) the sum of, without duplication of the following (expressed in U.S. Dollars based on the Dollar Equivalent thereof):

(a) 85% of the Value of Canadian Eligible Accounts, plus

(b) the lesser of (i) 60% of the Value of Canadian Eligible Unbilled Accounts and (ii) $50,000,000 minus the amount of the U.S. Eligible Unbilled Accounts then included in the U.S. Borrowing Base, minus

(c) the Canadian Availability Reserves.

Canadian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Canada) or such other financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens securing the Canadian Facility Obligations.

Canadian Dilution Reserve: the aggregate amount of reserves, as established by Agent from time to time in its Permitted Discretion, in an amount equal to the Value of the Canadian Eligible Accounts and Canadian Eligible Unbilled Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the Canadian Domiciled Obligors’ Dilution Percent exceeds 5.0%.

Canadian Dollars or Cdn$: the lawful currency of Canada.

Canadian Domiciled Obligor: Canadian Borrower and each Canadian Subsidiary now or hereafter party hereto as an Obligor, other than any such Canadian Subsidiary that shall have ceased to be an Obligor pursuant to Section 14.20, and “Canadian Domiciled Obligors” means all such Persons, collectively.

Canadian Dominion Account: each deposit account established by the Canadian Domiciled Obligors at Bank of America (Canada) or another bank acceptable to Agent, over which Agent has exclusive or springing control pursuant to a Deposit Account Control Agreement; provided that such deposit account is a collection account and not also an operating or disbursement account.

Canadian Eligible Account: an Account owing to a Canadian Domiciled Obligor that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in U.S. Dollars or Canadian Dollars and is not excluded pursuant to the exclusionary criteria set forth below. No Account shall be a Canadian Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 35% or more of the Accounts owing by the Account Debtor to any of the Canadian Domiciled Obligors are excluded under clause (a) above, it being understood and agreed that in determining whether such cross age percentage has been met, any Account that consists of retainage maintained by such Account Debtor to assure completion of the applicable project by any of the Canadian Domiciled Obligors that is not yet due and payable shall not be included in the calculation of the cross age percentage; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for such Account Debtor from time to time) but ineligibility shall be limited to the extent of such excess; (d) it is unbilled or otherwise does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor is otherwise a debtor or a debtor in possession under any Debtor Relief Law; or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or the Canadian Domiciled Obligor is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or principal location of assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is (i) the United States or any department, agency or instrumentality thereof and, unless otherwise agreed to by Agent in its sole discretion, the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act or (ii) the government of Canada or a province or territory thereof, and the Account has been assigned to Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory); (i) it is not subject to a duly perfected, first priority Lien in favor of Agent or is subject to any other Lien (other than, in each case, any Lien under clause (a) of the definition of Excepted Liens that does not have priority over the Lien of Agent and any Lien that is reserved for under the Canadian Priority Payables Reserves); (j) the goods giving rise to it have not been delivered to the Account Debtor (or it otherwise does not represent a final sale) or the services giving rise to it have not been provided to the Account Debtor; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, credit card sale or from a sale for personal, family or household purposes; (n) it relates to services for which a performance, surety or completion bond or similar third-party assurance has been issued; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it constitutes a progress billing, milestone billing, retainage or billing under other performance-based benchmark, except to the extent that the Account Debtor has approved or accepted in writing the progress level or achievement of such milestone or other performance based benchmark; provided that the eligible amount of any such Account shall be limited to the Canadian Domiciled Obligors’ cost of the services rendered; (q) unless otherwise agreed to by Agent in its sole discretion, it arises under a contract for performance of services for which the anticipated completion date is more than 90 days from the commencement date; provided that any Account arising from performance of service under such contract within the 90-day period preceding the anticipated completion date therefor may be eligible if such Account otherwise constitutes a Canadian Eligible Account; or (r) Agent otherwise determines, in its Permitted Discretion, that such Account is not an Eligible Account and notifies Borrower Agent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Canadian Eligible Unbilled Account: an Account owing to a Canadian Domiciled Obligor which would qualify as a Canadian Eligible Account except that the invoice with respect thereto has not yet been submitted to the Account Debtor, so long as an invoice with respect thereto will be prepared and submitted to the Account Debtor no later than fourteen days following the date on which a Canadian Domiciled Obligor recognizes such Account in its books and records.

Canadian Employee Plan: any employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Domiciled Obligor, or with respect to which a Canadian Domiciled Obligor has, or could reasonably be expected to have, any obligation or liability, contingent or otherwise, but excluding the Canada Pension Plan, Quebec Pension Plan and any provincial or federal program providing health benefits, employment insurance or workers’ compensation benefits.

Canadian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Canadian Facility Obligations, including Property of the Canadian Facility Guarantors pledged to secure the Canadian Facility Obligations under their guarantee of the Canadian Facility Obligations.

Canadian Facility Guarantor: each U.S. Facility Guarantor, each Canadian Subsidiary that is a Material Subsidiary, including, without limitation, any Canadian Subsidiary that is a general partner of any Canadian Domiciled Obligor organized as a limited partnership, and each other Subsidiary that guarantees payment and performance of any Canadian Facility Obligations.

Canadian Facility Obligations: all Obligations of the Canadian Domiciled Obligors (but excluding, for the avoidance of doubt, the U.S. Facility Obligations).

Canadian Facility Obligors: Canadian Borrower and the Canadian Facility Guarantors.

Canadian Facility Secured Parties: Agent, Canadian Issuing Bank, Canadian Lenders and Secured Bank Product Providers of Bank Products to Canadian Domiciled Obligors.

Canadian Issuing Bank: Bank of America (Canada) or any Affiliate thereof.

Canadian Issuing Bank Indemnitees: Canadian Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Canadian LC Application: an application by Canadian Borrower to the Canadian Issuing Bank for issuance of a Canadian Letter of Credit, in form and substance reasonably satisfactory to the Canadian Issuing Bank.

Canadian LC Conditions: the following conditions necessary for issuance of a Canadian Letter of Credit: (a) each of the conditions set forth in Section 6.2 being satisfied or waived; (b) after giving effect to such issuance, the aggregate LC Obligations do not exceed the Letter of Credit Sublimit, no Canadian Overadvance exists and Canadian Revolver Usage does not exceed the Canadian Borrowing Base; (c) the Canadian Letter of Credit and payments thereunder are denominated in Canadian Dollars, U.S. Dollars or other currency satisfactory to Agent and the Canadian Issuing Bank; and (d) the purpose (if not permitted by Section 2.3.1(b)) and form of the proposed Canadian Letter of Credit are reasonably satisfactory to Agent and the Canadian Issuing Bank.

Canadian LC Documents: all documents, instruments and agreements (including Canadian LC Requests and Canadian LC Applications) delivered by Canadian Borrower or any other Canadian Domiciled Obligor to the Canadian Issuing Bank or Agent in connection with any Canadian Letter of Credit.

Canadian LC Obligations: the Dollar Equivalent of the sum (without duplication) of (a) the aggregate amount of any unreimbursed drawings under Canadian Letters of Credit; and (b) the Stated Amount of all outstanding Canadian Letters of Credit issued for the account of Canadian Borrower.

Canadian LC Request: a request for issuance of a Canadian Letter of Credit, to be provided by Canadian Borrower to the Canadian Issuing Bank, in form reasonably satisfactory to Agent and the Canadian Issuing Bank.

Canadian Lenders: Each Lender that has issued a Canadian Revolver Commitment or, if the Canadian Revolver Commitments have been terminated, that has a Canadian Revolver Loan or a participation in any Canadian LC Obligation.

Canadian Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by the Canadian Issuing Bank for the account of Canadian Borrower or another Canadian Domiciled Obligor.

Canadian Multi-Employer Plan: each multi-employer plan, within the meaning of the Regulations under the Income Tax Act (Canada).

Canadian Overadvance: as defined in Section 2.1.5.

Canadian Overadvance Loan: a Loan made to Canadian Borrower when a Canadian Overadvance exists or is caused by the funding thereof.

Canadian Overnight Rate: for any day, the rate of interest charged by the Bank of Canada on one-day loans to financial institutions for such day.

Canadian Pension Plan: a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Domiciled Obligor in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

Canadian Prime Rate: on any date, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day or so designated from time to time by Bank of America (Canada) as its “prime rate” for commercial loans made by it in Canada in Canadian Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b) the Canadian Overnight Rate for such day, plus 0.50%; or (c) the Canadian BA Rate for a 30-day interest period as determined on such day plus 1.00%. Any change in such rate announced by Bank of America (Canada) shall take effect at the opening of business on the day specified in the public announcement thereof.

Canadian Prime Rate Loan: a Canadian Revolver Loan funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

Canadian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to or pari passu with Agent’s and/or the Secured Parties’ Liens, including, without limitation, any such amounts due and not paid for wages, severance pay or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes, all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Pension Plan.

Canadian Protective Advances: as defined in Section 2.1.6.

Canadian Revolver Commitment: for any Canadian Lender, its obligation to make Canadian Revolver Loans and to issue Canadian Letters of Credit, in the case of Canadian Issuing Bank, or participate in Canadian LC Obligations, in the case of the other Canadian Lenders, to Canadian Borrower up to the maximum principal amount shown on Schedule 1.1(a), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7 or Section 2.1.8 or an Assignment and Acceptance to which it is a party. “Canadian Revolver Commitments” means the aggregate amount of such commitments of all Canadian Lenders.

Canadian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Borrower Agent terminates the Canadian Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Canadian Revolver Commitments are terminated pursuant to Section 11.2.

Canadian Revolver Loan: a Loan made by Canadian Lenders to Canadian Borrower pursuant to Section 2.1.1(b), which Loan shall, if denominated in Canadian Dollars, be either a Canadian BA Rate Loan or a Canadian Prime Rate Loan and, if denominated in U.S. Dollars, shall be either a Canadian Base Rate Loan or a LIBOR Loan, in each case as selected by Canadian Borrower or the Borrower Agent, and including any Canadian Swingline Loan, Canadian Overadvance Loan or Canadian Protective Advance.

Canadian Revolver Usage: the Dollar Equivalent of an amount equal to (a) the aggregate principal amount of outstanding Canadian Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Canadian Letters of Credit (except to the extent Cash Collateralized by Canadian Borrower) and, without duplication, the aggregate amount of all unreimbursed drawings under Canadian Letters of Credit.

Canadian Schedule 1 Chartered Bank: any of Royal Bank of Canada, Bank of Montreal, The Toronto-Dominion Bank, The Bank of Nova Scotia or Canadian Imperial Bank of Commerce.

Canadian Security Agreement: this Agreement, each general security agreement, each Deed of Movable Hypothec, if any, and any related documents among any Canadian Domiciled Obligor and Agent.

Canadian Subcontractor Payables Reserve: a reserve, as established by Agent from time to time in its Permitted Discretion, with respect to the aggregate of all overdue amounts payable by Canadian Domiciled Obligors to subcontractors in respect of services giving rise to Canadian Eligible Accounts or Canadian Eligible Unbilled Accounts.

Canadian Subsidiary: each Subsidiary incorporated or organized under the laws of the Canada or any province or territory of Canada.

Canadian Swingline Lender: Bank of America (Canada) or an Affiliate of Bank of America (Canada).

Canadian Swingline Loan: any Borrowing of Canadian Prime Rate Loans or Canadian Base Rate Loans funded with Canadian Swingline Lender’s funds, until such Borrowing is settled among Canadian Lenders or repaid by Canadian Borrower.

Canadian Swingline Sublimit: $3,750,000.

Canadian Unused Line Fee Rate: a per annum rate equal to (a) 0.50%, if the average daily Canadian Revolver Usage was less than 50% of the Canadian Revolver Commitments during the preceding calendar month, or (b) 0.375%, if the average daily Canadian Revolver Usage was 50% or more of the Canadian Revolver Commitments during the preceding calendar month.

Capital Expenditures: for any period, the aggregate of all expenditures made by Parent or any Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year and required to be capitalized for financial reporting purposes under GAAP.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided that, notwithstanding any other provision hereof, whether a lease constitutes a Capital Lease shall be determined without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease as a capital lease where such lease (or such similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: the Canadian Cash Collateral Account and/or the U.S. Cash Collateral Account, as the context requires.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations (or, where such term is used in reference to Fronting Exposure of a Defaulting Lender or cash collateralization of any LC Obligations in a specified amount, in an amount equal to 105% of such Fronting Exposure or such specified amount, as the case may be), and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Dominion Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than (A) the greater of 15% of the Commitments or $22,500,000 for five consecutive days or (B) the greater of 12.5% of the Commitments or $18,750,000 at any time; or (ii) (A) an Event of Default under Sections 11.1.1 or 11.1.5 shall have occurred and be continuing or (B) any other Event of Default shall have occurred and be continuing and Agent shall have determined, in its sole discretion or at the direction of the Required Lenders (by written notice to Borrower Agent), to effect a Cash Dominion Event as a result of such other Event of Default; provided that, to the extent that the Cash Dominion Event has occurred due to (1) clause (i) of this definition, if Excess Availability shall have exceeded the greater of 15% of the Commitments and $22,500,000 for at least forty-five (45) consecutive days, the Cash Dominion Event shall cease to exist and (2) clause (ii) of this definition, the Cash Dominion Event shall cease to exist on the first day following the cure or waiver to Agent’s satisfaction of the Event of Default; provided, further, that, the Borrowers may consent to cash sweeps and other transfers existing pursuant to Section 5.6 as a result of any notice or direction given by Agent during the existence of a Cash Dominion Event remaining in effect after a Cash Dominion Event ceases to be in effect and, if no such consent is granted, Agent shall have a reasonable period of time following the end of a Cash Dominion Event to terminate the cash sweeps and other transfers existing pursuant to Section 5.6 as a result of any notice or direction given by Agent during the existence of a Cash Dominion Event.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. or Canadian government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a Lender or a commercial bank organized under the laws of the U.S. or Canada or any state or province thereof, having capital and surplus in excess of $500,000,000; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) in the case of any Subsidiary that is not organized in the United States, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Subsidiary for cash management purposes.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CCAA: Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.

CFC: a “controlled foreign corporation” within the meaning of section 957 of the Code.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: the occurrence of any of the following events:

(a) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or any of its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Parent, measured by voting power rather than number of shares;

(b) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors; or

(c) except as a result of a transaction permitted under this Agreement, the Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all U.S. Borrowers and all Canadian Domiciled Obligors.

Civil Code: the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or under Applicable Law with respect to the Loan Documents, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto; provided that, notwithstanding anything in the Loan Documents to the contrary, (i) the obligation of Obligors to indemnify and hold harmless Indemnitees for any Claims consisting of legal fees and other charges shall be limited to the reasonable fees, disbursements and other charges of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, of a single special or local counsel in each appropriate jurisdiction (or state or province thereof) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower Agent of such conflict and thereafter retains its own counsel, of another firm of counsel for all Indemnitees similarly situated), that may be incurred by or asserted or awarded against any Indemnitee and (ii) the obligations of Obligors to indemnify and hold harmless Indemnitees for any Claims shall be subject to the limitations set forth in Section 14.2.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations pursuant to any Security Documents (it being understood that Collateral shall not include any Excluded Property).

Commitment: for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments. “Commitments” means the aggregate amount of all Borrower Group Commitments, which amount shall on the Closing Date be equal to the sum of (a) $25,000,000 in respect of the Canadian Revolver Commitments and (b) $125,000,000 in respect of the U.S. Revolver Commitments.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate, in the form of Exhibit C with such changes as may be agreed to by Agent and the Parent, by which the Parent certifies compliance with, among other things, Section 10.3 if a Trigger Period is then in effect, and, whether or not a Trigger Period is in effect, provides a calculation of the Fixed Charge Coverage Ratio for the period of twelve (12) fiscal months ending as of the most recent month for which the financial statements covered by such certificate are being delivered.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated EBITDA: for any period, without duplication, the sum of the following, in each case calculated for such period:

(a) Consolidated Net Income, excluding the results of discontinued operations for such period (as determined in accordance with GAAP); plus

(b) to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) charges against income for foreign, federal, state, and local Taxes, (iii) depreciation and amortization expense, (iv) other non-cash charges or losses, and (v) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and deferred financing costs, the accretion or accrual of discontinued liabilities to the extent not paid in cash and commissions, discounts and other fees and charges associated with letters of credit or Debt; minus

(c) to the extent included in determining such Consolidated Net Income, non-cash gains and extraordinary or non-recurring gains; minus (in the case of a gain) or plus (in the case of a loss);

(d) to the extent included (or deducted) in determining such Consolidated Net Income, any gains or losses on sales of assets of the Parent or any of its Subsidiaries (other than in the Ordinary Course of Business); minus

(e) to the extent included in determining such Consolidated Net Income, the income of any Person (other than any Wholly-Owned Subsidiary of the Parent) in which the Parent or any Wholly-Owned Subsidiary owns any Equity Interests, except to the extent (i) such income is received by the Parent or such Wholly-Owned Subsidiary in a cash distribution during such period; or (ii) the payment of cash dividends or similar cash distributions by such Person to the Parent or such Wholly-Owned Subsidiary on account of such ownership is not prohibited by any Governmental Authority or by the operation of the terms of the Organic Documents of such Person or any agreement or other instrument binding on such Person; minus (in the case of a gain) or plus (in the case of a loss);

(f) to the extent included (or deducted) in determining such Consolidated Net Income, non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Parent’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives; minus

(g) cash payments made during such period in respect of non-cash charges added back in determining Consolidated EBITDA pursuant to clause (b)(iv) above for any previous period; plus

(h) to the extent deducted in determining such Consolidated Net Income, fees and expenses in an aggregate amount not to exceed $9,000,000 relating to the transactions contemplated hereby; plus (in the case of a loss) or minus (in the case of a gain)

(i) to the extent included (or deducted) in determining such Consolidated Net Income, gain or loss arising from early extinguishment of Debt or obligations under any Hedging Agreement; plus

(j) to the extent deducted in determining such Consolidated Net Income, fees and expenses paid or payable in connection with any waiver or amendment of any Debt; plus

(k) to the extent deducted in determining such Consolidated Net Income, any premiums or similar fees paid or payable in connection with a prepayment of any Debt; plus

(l) to the extent deducted in determining such Consolidated Net Income, fees and expenses paid or payable in connection with any Specified Disposition not to exceed $2,000,000 in the aggregate for all Specified Dispositions.

For purposes of calculating Consolidated EBITDA for any period, if during such period the Parent or any Subsidiary shall have consummated any Acquisition or any Asset Disposition comprised of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received thereunder by the Parent and its Subsidiaries exceeded $25,000,000, Consolidated EBITDA for such period shall be calculated after giving Pro Forma effect thereto.

Consolidated Interest Expense: means, with reference to any period, total interest expense (including that attributable to Capital Lease obligations) of Parent and its Subsidiaries for such period with respect to all outstanding Debt of Parent and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Parent and its Subsidiaries for such period in accordance with GAAP, but excluding (a) amortization, write-off or write-down of capitalized interest or deferred financing costs and any other amounts of non-cash interest (including amortization of debt discount and any accrued interest payable in kind) and (b) the accretion or accrual of discounted liabilities during such period to the extent not paid in cash. For purposes of calculating Consolidated Interest Expense for any period, if during such period the Parent or any Subsidiary shall have consummated any Acquisition or any Asset Disposition comprised of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received thereunder by the Parent and its Subsidiaries exceeded $25,000,000, Consolidated Interest Expense for such period shall be calculated after giving Pro Forma effect thereto.

Consolidated Net Income: for any period, the net income of the Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

“Construction Phase” means, with respect to any Governmental Fueling Facility, the period prior to the applicable Governmental Authority confirming in writing that it will commence making contract payments payable by it to the Parent or any of its Subsidiaries (or any assignee thereof) with respect to the construction, development and/or operation of such Governmental Fueling Facility or, if no such confirmation is provided, the commencement of such payments.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Directors: as of any date of determination, any member of the Board of Directors of the Parent who (a) was a member of such Board of Directors on the Closing Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

Custodian: as defined in Section 12.1.1(c).

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the Ordinary Course of Business and not past due for more than 90 days unless being Properly Contested, (ii) deferred compensation payable to directors, officers or employees of the Parent or any of its Subsidiaries and (iii) any purchase price adjustment or earnout, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is determinable and non-contingent; (c) Capital Leases and Synthetic Leases; (d) all obligations (contingent or otherwise) of such Person in respect of letters of credit, bankers’ acceptances, bank guarantees, surety bonds or similar instruments; (e) indebtedness secured by a Lien on Property now or hereafter owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements, but excluding (i) trade accounts payable in the ordinary course of business and not past due for more than 90 days unless being Properly Contested and (ii) customary reservations and restrictions of title under agreements with suppliers entered into in the Ordinary Course of Business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that if such Person has not assumed or otherwise become liable in respect of such Debt, such Debt shall be deemed to be in an amount equal to the lesser of the amount of such Debt and the fair market value of the Property encumbered by such Lien); (f) all Contingent Obligations of such Person in respect of Debt of any other Person; and (g) all Disqualified Equity Interests.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result thereof, unless such Debt is expressly made non-recourse to such Person. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, to the extent otherwise constituting Debt pursuant to the foregoing, (i) any obligations owed by the Parent or any Subsidiary to any payment processor solely on account of such processor having satisfied obligations of the Parent or any Subsidiary in respect of trade accounts payable in the Ordinary Course of Business and (ii) any indemnities, undertakings, representations or other obligations (including contingent obligations) of the Parent and its Subsidiaries under the Existing Governmental Fueling Facility Arrangements in respect of any Governmental Fueling Facility after the end of the Construction Phase thereof (other than any such obligations in respect of any contract payment (or a portion thereof) payable by the applicable Governmental Authority that is not paid when due by such Governmental Authority as a result of the Parent or any of its Subsidiaries failing to comply with their obligations under any agreement between the Parent or any of its Subsidiaries and such Governmental Authority with respect to the construction, development or operation of such Governmental Fueling Facility), in each case, shall not constitute “Debt”.

Debtor Relief Laws: the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the CCAA and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws (including under corporate statutes) of the United States, Canada, states, provinces or territories thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Deed of Movable Hypothec: any deed of hypothec granted pursuant to the Civil Code by a Canadian Domiciled Obligor.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent or such Borrower that such Lender will comply with its funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent and Borrower Agent receiving such confirmation in form and substance satisfactory to each of Agent and Borrower Agent; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account: (i) any “deposit account” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing and (ii) with respect to any such Deposit Account located outside of the U.S., any bank account with a deposit function.

Deposit Account Control Agreement: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien or otherwise grant control to Agent on such account.

Designated Jurisdiction: any country or territory that is the subject of any Sanction.

Designated Obligations: all Obligations of the Borrowers with respect to (1) principal and interest under the Loans, (2) unreimbursed drawings under Letters of Credit and interest thereon, and (3) fees under Section 3.2.

Dilution Percent: the percent, determined for the U.S. Borrowers’ or the Canadian Domiciled Obligors’ (as applicable) most recent trailing twelve month period, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of such Persons, divided by (b) total gross revenues of such Persons.

Disqualified Equity Interest: with respect to any Person, any Equity Interest or Equity Interest Equivalent in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)	matures or is mandatorily redeemable (other than solely for Equity Interests or Equity Interest Equivalents in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests or Equity Interest Equivalents), whether pursuant to a sinking fund obligation or otherwise;

(b)	is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Debt or Equity Interests or Equity Interest Equivalents (other than solely for Equity Interests or Equity Interest Equivalents in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)	is redeemable (other than solely for Equity Interests or Equity Interest Equivalents in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests or Equity Interest Equivalents) or is required to be repurchased by the Parent or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the Maturity Date; provided that (i) an Equity Interest or Equity Interest Equivalent in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest or Equity Interest Equivalent upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations under the Loan Documents (other than Unasserted Contingent Obligations) and the termination or expiration of all the Commitments and (ii) an Equity Interest or Equity Interest Equivalent in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

Document: as defined in the UCC (and/or with respect to any Document of a Canadian Domiciled Obligor, a “document of title” as defined in the PPSA) or any other Applicable Law, as applicable.

Dollar Equivalent: on any date, with respect to any amount denominated in U.S. Dollars, such amount in U.S. Dollars, and with respect to any stated amount in a currency other than U.S. Dollars, the amount of U.S. Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Spot Rate to obtain the stated amount of the other currency.

Dominion Account: with respect to (a) the Canadian Domiciled Obligors, each Canadian Dominion Account and (b) the U.S. Domiciled Obligors, each U.S. Dominion Account.

Eligible Accounts: the Canadian Eligible Accounts and/or U.S. Eligible Accounts, as the context requires.

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) a financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment) and Agent that extends revolving credit facilities of this type in its Ordinary Course of Business; or (c) during an Event of Default, any Person not described under clauses (a) or (b) above and acceptable to Agent in its discretion.

Eligible Unbilled Accounts: the Canadian Eligible Unbilled Accounts and/or U.S. Eligible Unbilled Accounts, as the context requires.

Enforcement Action: any action after the occurrence of an Event of Default to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Claim: any allegation, notice of violation, action, lawsuit, claim, demand, judgment, order or proceeding by any Governmental Authority or any Person for liability or damage, including, without limitation, personal injury, property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, or contamination, or for fines, penalties, fees, costs, expenses or restrictions in each case arising under or otherwise related to an obligation under Environmental Law.

Environmental Laws: Applicable Laws (including, in each case to the extent legally binding, programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Permit: any permit, license, order, approval or other authorization by any Governmental Authority under any Environmental Law.

Environmental Release: a release as defined in CERCLA or as defined under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest; provided that Equity Interests shall not include any Debt that is convertible or exchangeable into Equity Interests of any Person.

Equity Interest Equivalents: all securities convertible into or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable; provided that Equity Interest Equivalents shall not include any Debt that is convertible or exchangeable into Equity Interests of any Person.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) that, together with an Obligor, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, the commencement of proceedings by the PBGC to terminate any Pension Plan or Multiemployer Plan or an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or in critical or endangered status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.1.

Excepted Liens:

(a) Liens for Taxes, assessments or governmental charges or levies on Property if the same shall not at the time be delinquent, or are being Properly Contested;

(b) Liens imposed by law (other than Liens for Taxes and Liens imposed by ERISA or the PBA), or arising by operation of law, including, without limitation, carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, and other similar liens arising in the Ordinary Course of Business which secure payment of obligations not more than thirty (30) days past due or which are being Properly Contested;

(c) Liens incurred and pledges or deposits made in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA or the PBA;

(d) Liens incurred and pledges or deposits made in connection with the performance of bids and leases (other than Debt), statutory obligations and other obligations of a like nature incurred in the Ordinary Course of Business;

(e) easements, rights-of-way, restrictions and other similar encumbrances, and other minor defects or irregularities in title evidenced by a survey, affecting Real Estate which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f) Liens arising out of, or appeal bonds in respect of, judgments or awards that do not constitute an Event of Default under Section 11.1.6;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Debt (other than cash collateral provided to The Bank of Nova Scotia for the purposes of collateralizing obligations of the type referred to in Section 10.2.2(l) and commercial credit or purchase card services provided by The Bank of Nova Scotia, in each case so long as The Bank of Nova Scotia is providing such services) and are not subject to restrictions on access by the Parent or any of its Subsidiaries in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of the UCC or PPSA financing statement filings (or similar filings under applicable law) regarding (i) operating leases entered into by the Parent or any of its Subsidiaries in the Ordinary Course of Business or (ii) perfection of the acquiror’s or transferee’s interest in assets that have been sold, transferred or otherwise disposed of in compliance with Section 10.2.4 and arising only upon consummation thereof;

(i) any interest of title of a lessor or sublessor under, and Liens arising from the UCC or PPSA financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases not prohibited under this Agreement;

(j) licenses, sublicenses, leases or subleases entered into in the Ordinary Course of Business that do not interfere in any material respect with the business of the Parent and its Subsidiaries; and

(k) Liens in favor of customs and revenue Governmental Authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business.

Excess Availability: as of any date of determination, an amount equal to the sum of Canadian Availability and U.S. Availability.

Exchange Act: the United States Securities and Exchange Act of 1934.

Excluded Canadian Property: with respect to any Canadian Domiciled Obligor:

(a) (i) any lease, license or other agreement to which a Canadian Domiciled Obligor is a party or any of its rights or interests thereunder to the extent and for so long as the grant of a Lien thereon by such Obligor shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement, and (ii) any Property subject to a purchase money security interest to the extent and for so long as the terms of the agreement governing such security interest prohibit or make void or unenforceable the grant of a Lien thereon by such Obligor, in each case except to the extent any of the foregoing is rendered ineffective, or is otherwise unenforceable, pursuant to Section 40(4) of the PPSA or any other Applicable Law;

(b) any Property to the extent and for so long as the grant of a Lien thereon by any Canadian Domiciled Obligor is prohibited or made void or unenforceable pursuant to Applicable Law;

(c) any leasehold interests in Real Estate or any other rights or interests to any leased Real Estate;

(d) any rights or interests in any owned Real Estate;

(e) any Equity Interests or Equity Interest Equivalents of any Person that is not a Subsidiary of the Parent to the extent a lien on such Equity Interests or Equity Interest Equivalents is prohibited by such Person’s Organic Documents; and

(f) intent to use trademark applications;

provided that, in any event, the proceeds received by any Canadian Domiciled Obligor from the sale, transfer or other disposition of any Excluded Canadian Property shall only constitute Excluded Canadian Property if such proceeds meet any of the requirements set forth in clauses (a) through (f) above.

Excluded Property: the Excluded Canadian Property and/or Excluded U.S. Property, as the context requires.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. withholding Taxes and Canadian withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, except in each case amounts with respect to such Taxes that were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Excluded U.S. Property: with respect to any U.S. Domiciled Obligor:

(a) any Governmental Fueling Facility;

(b) (i) any lease, license or other agreement to which a U.S. Domiciled Obligor is a party or any of its rights or interests thereunder to the extent and for so long as the grant of a Lien thereon by such Obligor shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement, and (ii) any Property subject to a purchase money security interest to the extent and for so long as the terms of the agreement governing such security interest prohibit or make void or unenforceable the grant of a Lien thereon by such Obligor, in each case except to the extent any of the foregoing is rendered ineffective, or is otherwise unenforceable, pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the UCC or any other Applicable Law;

(c) any property to the extent and for so long as the grant of a Lien thereon by any U.S. Domiciled Obligor is prohibited or made void or unenforceable pursuant to Applicable Law;

(d) any leasehold interests in Real Estate or any other rights or interests to any leased Real Estate;

(e) any rights or interests in any owned Real Estate;

(f) any Equity Interests or Equity Interest Equivalents of any Person that is not a Wholly-Owned Subsidiary of the Parent to the extent a lien on such Equity Interests or Equity Interest Equivalents is prohibited by such Person’s Organic Documents;

(g) any Voting Stock of any Subsidiary of the Parent that is an Excluded U.S. Subsidiary or is a CFC, except to the extent such Voting Stock does not exceed 65% of all Voting Stock outstanding of such Subsidiary; and

(h) intent to use trademark applications;

provided that, in any event, the proceeds received by any U.S. Domiciled Obligor from the sale, transfer or other disposition of any Excluded U.S. Property shall only constitute Excluded U.S. Property if such proceeds meet any of the requirements set forth in clauses (a) through (h) above.

Excluded U.S. Subsidiary: (a) any U.S. Subsidiary that is a Subsidiary of a CFC; and (b) any U.S. Subsidiary that is a disregarded entity and substantially all of the assets of which consist of the Equity Interests of one or more CFCs.

Existing Credit Agreement: that certain Credit Agreement dated as of June 30, 2010, as amended and restated on November 8, 2012, among Holdings, as borrower, the Parent and certain Subsidiaries, as guarantors, the lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent, collateral agent and issuing bank.

Existing Governmental Fueling Facility Arrangements: means the Master Purchase Agreement dated as of June 15, 2012, between Willbros Government Services and HA WG Funding LLC, together with all agreements, assignments, schedules, certificates and other documents or instruments relating thereto, in each case, as the same may be amended, supplemented, extended, renewed, replaced, or otherwise modified from time to time, and any similar arrangements with respect to any Governmental Fueling Facility (whether or not with the same parties).

Extending Lenders: as defined in Section 14.21.

Extension Agreement: as defined in Section 14.21.

Extension Offer: as defined in Section 14.21.

Extension Permitted Amendment: an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 14.21, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable), provided that such Extended Loans and Extended Commitments shall be on the same terms as the other Loans and Commitments until the Maturity Date applicable to Loans of all non-extending Lenders.

Extension Request Class: as defined in Section 14.21.

Extraordinary Expenses: all reasonable and documented out-of-pocket costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims, other than any such action, arbitration or other proceeding in respect of which an Obligor does not have an indemnity obligation under Section 14.2; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice, or similar guidance issued by the Internal Revenue Service), any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code (together with any law implementing such agreements).

FCPA: the United States Federal Corrupt Practices Act of 1977.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement among Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Willbros Group, Inc. dated as of July 2, 2013.

Financial Administration Act: Financial Administration Act (Canada) and all regulations and schedules thereunder.

Financial Officer: for any Person means the Chief Financial Officer, Treasurer or other senior financial officer of such Person.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of the Parent and Subsidiaries for accounting and tax purposes, ending on December 31st of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the period of twelve (12) consecutive calendar months most recently reported, of (a) (i) Consolidated EBITDA minus (ii) the sum of Capital Expenditures (except Capital Expenditures (A) financed with Borrowed Money (other than Loans), (B) made to restore, replace or rebuild assets subject to casualty or condemnation events to the extent made with the proceeds of insurance or condemnation awards, (C) to the extent made with the proceeds of Asset Dispositions, (D) constituting an Acquisition permitted hereunder or (E) relating to discontinued operations (as determined in accordance with GAAP)) and cash income taxes (other than cash income taxes relating to discontinued operations (as determined in accordance with GAAP)) to (b) the sum of (i) Consolidated Interest Expense payable in cash, (ii) Restricted Payments made in cash, and (iii) scheduled cash principal payments made on Borrowed Money (other than refinancing at maturity with the proceeds of other Borrowed Money).

Floating Rate Loan: a Base Rate Loan or a Canadian Prime Rate Loan.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Government Scheme or Arrangement: as defined in Section 9.1.16(f).

Foreign Lender: (a) with respect to each U.S. Borrower, each Lender or Issuing Bank that is not a U.S. Person, and (b) with respect to Canadian Borrower, each Lender or Issuing Bank that is resident or organized under the laws of a jurisdiction other than Canada (or any province or territory thereof).

Foreign Plan: as defined in Section 9.1.16(f).

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

FSCO: The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan or Canadian Multi-Employer Plan is required to be registered in accordance with Applicable Law and any other Governmental Authority succeeding to the functions thereof.

Full Payment: with respect to any Obligations, (a) if such Obligations are not inchoate or contingent in nature, the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral, provided that no such action shall be required with respect to any Unasserted Contingent Obligations). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

General Intangibles: as defined in the UCC (and/or with respect to any General Intangible of a Canadian Domiciled Obligor, an “intangible” as defined in the PPSA) or any other Applicable Law, as applicable.

Global Intercompany Note: the Global Intercompany Note among Parent and its Subsidiaries dated as of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, provincial, municipal, foreign or other governmental department, agency, authority, body, commission, bureau, court, tribunal, instrumentality, political subdivision, central bank, corporation, regulatory or self-regulatory organization or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including any supra-national bodies such as the European Union or European Central Bank), in each case whether it is or is not associated with Canada, the United States or any state, province, district or territory thereof, or any other foreign entity or government.

Governmental Fueling Facility: any fuel storage and dispensing facility constructed, developed, owned or operated by the Parent or any of its U.S. Subsidiaries that is located on the Real Estate owned by any Governmental Authority (including all equipment and related services, and all accessories, accessions, enhancements and augmentations thereto), together with any agreement between the Parent or any of its U.S. Subsidiaries and any Governmental Authority relating thereto, including any Real Estate lease agreement, any service agreement and any operations and maintenance agreement, and all rights and interests of the Parent or any of its U.S. Subsidiaries under any of the foregoing and all proceeds thereof; provided that such agreements provide for the reimbursement, directly or indirectly, by the applicable Governmental Authority of expenditures in connection with the construction, development and/or operation and maintenance of such facility.

Guarantor Payment: as defined in Section 5.10.3(b).

Guarantors: Canadian Facility Guarantors and U.S. Facility Guarantors.

Guaranty: each guaranty agreement (including this Agreement) executed by a Guarantor in favor of Agent.

Hazardous Material: (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, including any agreement relating to any swap, cap, floor, collar, option or forward, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Holdings: as defined in the preamble hereto.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment made by or on account of an Obligor of an Obligation (other than any Secured Bank Product Obligations); and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Information: as defined in Section 14.12.

InfrastruX: InfrastruX Group, LLC, a Delaware limited liability company.

Initial U.S. Borrowers: as defined in the preamble to this Agreement.

Interim Financial Statements: (a) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the Fiscal Quarter ending March 31, 2013, together with the related consolidated statements of operations and cash flows of the Parent and its Subsidiaries, including the notes thereto, and (b) an interim balance sheet and income statement for the Parent and its Subsidiaries as of and for the month ended May 31, 2013.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under any Debtor Relief Law; (b) the appointment of a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intercreditor Agreement: that certain Intercreditor Agreement dated as of the Closing Date, among the Parent, the other U.S. Obligors, Bank of America, N.A., as agent for the ABL Secured Parties (as defined therein), and JPMorgan Chase Bank, N.A., as agent for the Term Loan Secured Parties (as defined therein), as the same may be amended, supplemented or otherwise modified from time to time.

Interest Period: as defined in Section 3.1.4.

Interest Period Loan: a LIBOR Loan or a Canadian BA Rate Loan.

Inventory: as defined in the UCC or the PPSA, as applicable, including all goods intended for sale, lease, display or demonstration; all goods provided under a contract for services; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, transformation, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).

Investment: for any Person: (a) the purchase or acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, Equity Interest Equivalents, Debt or other securities of any other Person (including any capital contribution); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person; or (c) the entering into of any guarantee of, or other Contingent Obligation with respect to, Debt of any other Person; provided that, to the extent otherwise included therein, the term “Investment” shall not include any purchase of inventory, supplies or equipment made by such Person on behalf of any customer of such Person in the Ordinary Course of Business. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the values of such Investment.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.

IRS: the United States Internal Revenue Service.

Issuing Bank: the Canadian Issuing Bank and/or a U.S. Issuing Bank, as the context requires.

Issuing Bank Indemnitees: Canadian Issuing Bank Indemnitees and/or U.S. Issuing Bank Indemnitees, as the context requires.

Judgment Currency: as defined in Section 1.5.2.

LC Conditions: Canadian LC Conditions and/or U.S. LC Conditions, as the context requires.

LC Documents: any of the Canadian LC Documents and/or the U.S. LC Documents, as the context requires.

LC Obligations: the Canadian LC Obligations and/or the U.S. LC Obligations, as the context requires.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including the U.S. Swingline Lender, the Canadian Swingline Lender and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or pursuant to Section 2.1.7 or 2.1.8, other than any such Person that ceases to be a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit Sublimit: $100,000,000.

Letters of Credit: Canadian Letters of Credit and/or U.S. Letters of Credit, as the context requires.

LIBOR: for any Interest Period, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate or successor thereto if such association is no longer making such rate available, as published by Reuters (or other commercially available source designated by Agent); or (b) if the rate described in clause (a) is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the Loan would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.

LIBOR Loan: a Loan that bears interest based on LIBOR.

Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including such interest in the form of any lien, security interest, pledge, hypothecation, assignment, statutory trust, deemed trust, privilege, charge, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance, whether statutory, based on common law, contract or otherwise, and including any conditional sale, any retention of title or any other title retention agreement, reservation of ownership or any lease in the nature thereof.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request.

Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Local Time: with respect to (a) U.S. Revolver Loans, Central time in the United States and (b) Canadian Revolver Loans, prevailing time in Toronto, Ontario, Canada.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole; (b) has impaired or could reasonably be expected to impair, in each case in any material respect, the ability of the Obligors to perform their obligations under the Loan Documents, including repayment of any Obligations; (c) has impaired or could reasonably be expected to impair, in each case in any material respect, the enforceability of the Loan Documents or the rights and remedies of Agent and the Lenders under the Loan Documents; or (d) has or could reasonably be expected to have a material adverse effect on a material portion of the Collateral or the validity or priority of the Agent’s Liens thereon.

Material Contract: any agreement or arrangement to which a Parent or any Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Debt in an aggregate amount of $10,000,000 or more. The Oncor MSA is a Material Contract hereunder.

Material Subsidiary: any Subsidiary of the Parent that is a Canadian Subsidiary or U.S. Subsidiary (other than any Excluded U.S. Subsidiary) (a) the net book value of the assets of which is at least $5,000,000 or (b) the revenues (excluding any intercompany revenues) of which equal to $10,000,000 or more for the most recent period of four consecutive Fiscal Quarters of the Parent for which financial statements have been delivered pursuant to Section 10.1.6(a) or 10.1.6(b) (or, prior to the first delivery of any such financial statements, four consecutive Fiscal Quarters of the Parent most recently ended prior to the Closing Date); provided that if (i) the combined book value of the assets of the Canadian Subsidiaries and the U.S. Subsidiaries (other than any Excluded U.S. Subsidiaries) that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceeds $25,000,000 or (ii) the combined revenues (excluding any intercompany revenues) of the Canadian Subsidiaries and the U.S. Subsidiaries (other than any Excluded U.S. Subsidiaries) that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceed $40,000,000 for any such most recent period of four consecutive Fiscal Quarters, then one or more of such excluded Subsidiaries shall be deemed to be Material Subsidiaries for purposes of Section 10.1.10 in descending order based on the book value of their assets until such excess shall have been eliminated.

Maturity Date: August 7, 2018.

Maximum Facility Amount: $225,000,000.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Parent or a Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Loans, in form reasonably satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as Canadian BA Rate Loans or LIBOR Loans, in form reasonably satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower and each Guarantor.

Obligor Group: a group consisting of Canadian Facility Obligors or U.S. Facility Obligors, as the context requires.

Obligor Group Obligations: with respect to (a) Canadian Borrower and the other Canadian Facility Obligors, the Canadian Facility Obligations, and (b) the U.S. Borrowers and the other U.S. Facility Obligors, the U.S. Facility Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Oncor MSA: the Master Services Agreement dated as of June 12, 2008, between InfrastruX and Oncor Electric Delivery Company LLC, a Delaware limited liability company, as amended, supplemented or otherwise modified from time to time.

Ordinary Course of Business: the ordinary course of business of Parent and its Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices or practices for companies similarly situated.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, continuation or amalgamation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum or articles of association, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each LC Document, fee letter (including the Fee Letter), Lien Waiver, Intercreditor Agreement, Borrowing Base Certificate, Compliance Certificate or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4).

Overadvance: a Canadian Overadvance and/or U.S. Overadvance, as the context requires.

Overadvance Loan: a Canadian Overadvance Loan and/or U.S. Overadvance Loan, as the context requires.

Parent: as defined in the preamble to this Agreement.

Participant: as defined in Section 13.2.1.

Participant Register: as defined in Section 13.2.3.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

PBA: the Pension Benefits Act (Ontario) or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan or Canadian Multi-Employer Plan is required to be registered.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Perfection Certificate: (i) the Perfection Certificate executed by Parent dated as of the Closing Date, and (ii) the Perfection Certificate executed by the Canadian Domiciled Obligors dated as of the Closing Date.

Permitted Asset Disposition: an Asset Disposition that is permitted under Section 10.2.4.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (d) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Property permitted hereunder; (e) arising under the Loan Documents; or (f) arising from guarantees of the Parent or any Subsidiary in respect of Debt of the Parent or any Wholly-Owned Subsidiary that was otherwise permitted to be incurred under Section 10.2.2 (both as to the obligor under such Debt and as if the guarantor had incurred such Debt directly).

Permitted Discretion: a determination made by Agent in the exercise, in good faith, of its reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Lien: as defined in Section 10.2.1.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Platform: as defined in Section 14.3.3.

Pledged Collateral: as defined in Section 7.3.1.

Pledged Debt: as defined in Section 7.3.1.

Pledged Equity Interests: as defined in Section 7.3.1.

PPSA: the Personal Property Security Act (Alberta), (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of Agent’s security interest in and Lien on any Canadian Facility Collateral of any Canadian Domiciled Obligor are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

Proceeds of Crime Act: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

Process Agent: as defined in Section 14.15.3.

Pro Forma: with respect to all pro forma computations permitted to be made hereunder giving effect to any Acquisition, Asset Disposition or other transaction, such pro forma computations (i) shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Acquisition, Asset Disposition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of twelve (12) consecutive calendar months ending with the most recent month for which financial statements shall have been delivered pursuant to Section 10.1.6(c) and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation S-X under the Securities Act and (ii) in the case of any Acquisition may, subject to Agent’s approval of the amount thereof, reflect pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Acquisition; provided that (A) in the case of any such pro forma computation made pursuant to the final paragraph of the definition of the term “Consolidated EBITDA”, the Parent shall have delivered to Agent a certificate of a Financial Officer of the Parent setting forth, in reasonable detail, the pro forma computations made and, in the case of any such computation reflecting any such cost savings and synergies, certifying that such cost savings and synergies meet the requirements set forth in clause (ii) above, together with reasonably detailed evidence in support thereof, and (B) if any cost savings and synergies included in any pro forma calculations based on the expectation that such cost savings or synergies will be realized within 365 days following such Acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or synergies.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Borrower Group Commitment to a Borrower Group by the aggregate outstanding Borrower Group Commitments of all Lenders to such Borrower Group; or (b) following termination of such Borrower Group Commitments, by dividing the amount of such Lender’s Loans and LC Obligations to members of such Borrower Group by the aggregate outstanding Loans and LC Obligations of all Lenders to members of such Borrower Group or, if all Loans and LC Obligations to members of such Borrower Group have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations to members of such Borrower Group by the aggregate remaining Obligations of all Lenders and their respective Affiliates to such Borrower Group.

Projections: the Parent’s forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements and (d) capitalization statements as of the end of or for Fiscal Years 2014 through 2018, and for each of the remaining Fiscal Quarters of 2013, together with appropriate supporting details and a statement of underlying assumptions.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings diligently pursued; (c) appropriate reserves have been established to the extent required under GAAP; (d) non-payment of such obligation pending such contest could not reasonably be expected to have a Material Adverse Effect, nor reasonably be expected to result in forfeiture or sale of any Collateral of the Obligor pending such contest; and (e) no Lien is imposed on assets of the Obligor, unless such Lien is a Permitted Lien; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, or tangible (corporeal) or intangible (incorporeal).

Protective Advances: Canadian Protective Advances and/or U.S. Protective Advances, as the context requires.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Reallocation: as defined in Section 2.1.8(a).

Reallocation Consent: as defined in Section 2.1.8(b).

Reallocation Date: as defined in Section 2.1.8(a).

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation (other than any Secured Bank Product Obligations).

Refinancing Conditions: the following conditions for any Debt that is an extension, renewal or a refinancing of any other Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (except to the extent of accrued interest, any prepayment premiums and fees and expenses relating to such extension, renewal or refinancing); (b) it has a final maturity no sooner than, and a weighted average life to maturity no less than the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable to Parent and its Subsidiaries than the representations, covenants and defaults of the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it (other than (i) Liens that pursuant to the terms of the Debt being extended, renewed or refinanced would have been required to secure it or (ii) in the case of any Term Debt, Liens on assets constituting Collateral of U.S. Domiciled Obligers or Liens on interests in any owned Real Estate); (f) no additional Person is obligated on such Debt (other than (i) any Subsidiary (including any after-acquired or established Subsidiary) that pursuant to the terms of the Debt being extended, renewed or refinanced, would have been required to become an obligor thereunder or (ii) in the case of any Term Debt, any Subsidiary that is a U.S. Domiciled Obligor); and (g) upon giving effect to it, no Default or Event of Default exists.

Register: as defined in Section 13.3.4.

Release: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Borrower Group Lenders: at any date of determination thereof, Lenders holding Borrower Group Commitments to a Borrower Group representing more than 50% of (a) the aggregate Borrower Group Commitments to such Borrower Group; or (b) following termination of such Borrower Group Commitments, the aggregate outstanding Loans and LC Obligations owing by such Borrower Group or, if all Loans and LC Obligations have been satisfied by Full Payment thereof, the aggregate remaining Obligations of such Borrower Group; provided, that if there are only two Lenders holding Borrower Group Commitments to such Borrower Group (for this purpose counting a Lender and its Affiliates that are also Lenders as one Person), then “Required Borrower Group Lenders” shall mean all Lenders to such Borrower Group; provided, further, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender that funded the applicable Loan or issued the applicable Letter of Credit.

Required Lenders: two or more Lenders holding more than 50% of (a) the aggregate outstanding Commitments; or (b) following termination of the Commitments, the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been satisfied by Full Payment thereof, the aggregate remaining Obligations; provided, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender that funded the applicable Loan or issued the applicable Letter of Credit; provided, further that for purposes of determining the number of Lenders hereunder, a Lender and its Affiliates that are also Lenders shall be treated as one Person.

Responsible Officer: (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners.

Restricted Payment: (a) the declaration or making by the Parent or any Subsidiary of any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest or Equity Interest Equivalent of such Person; and (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Interest Equivalent in the Parent or any Subsidiary.

Revolver Commitment Increase: as defined in Section 2.1.7.

Revolver Facilities: the facilities established pursuant to this Agreement under the U.S. Revolver Commitments and the Canadian Revolver Commitments, and “Revolver Facility” means any one of such Revolver Facilities.

Revolver Usage: Canadian Revolver Usage or U.S. Revolver Usage, as the context requires.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc. and any successor thereto.

Sanction: any international economic sanction administered or enforced by the United States government (including OFAC), the Canadian government, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Sale and Leaseback Transaction: a transaction or series of transactions pursuant to which the Parent or any Subsidiary shall sell or transfer to any Person (other than the Parent or a Subsidiary) any Property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Parent or such Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such Property.

SEC: the Securities and Exchange Commission, and any successor entity.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonably satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Canadian Facility Secured Parties, U.S. Facility Secured Parties and Secured Bank Product Providers.

Securities Account Control Agreement: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Securities Account for an Obligor, to perfect Agent’s Lien or otherwise grant control to Agent on such account.

Securities Accounts: all present and future “securities accounts” (as defined in Article 8 of the UCC or the PPSA, as applicable), including all monies, “uncertificated securities,” “securities entitlements” and other “financial assets” (as defined in Article 8 of the UCC or the PPSA, as applicable) contained therein.

Security Documents: this Agreement, any Guaranty, the Canadian Security Agreement, IP Assignments, Deposit Account Control Agreements, Securities Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations (other than documents, instruments and agreements solely with Secured Bank Product Providers for the purposes of securing their Secured Bank Product Obligations).

Settlement Report: a report summarizing Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

Solidary Claim: as defined in Section 12.1.1(b).

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Disposition: any disposition of any of the Subsidiaries (or any of their assets) previously identified by the Parent to Agent prior to the Closing Date.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10.3).

Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance, whether or not then effective, that is provided by the terms of the Letter of Credit or related LC Documents.

Stockholders’ Equity: as of any date of determination, consolidated stockholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.

Subsidiary: (a) any entity more than 50% of whose voting securities or Equity Interests is owned by Parent (including indirect ownership through other entities in which Parent directly or indirectly owns more than 50% of the voting securities or Equity Interests) and (b) any Person the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and.

Supplemental Perfection Certificates: perfection certificate supplements in the forms of Exhibits E-1 and E-2 or any other form reasonably satisfactory to Agent, signed by a Responsible Officer of the Parent or the Canadian Domiciled Obligors, as applicable.

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swap Termination Value: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

Swingline Lender: Canadian Swingline Lender and/or U.S. Swingline Lender, as the context requires.

Swingline Loan: Canadian Swingline Loans and/or U.S. Swingline Loans, as the context requires.

Synthetic Lease: as to any Person, any lease of Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the Property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

Tangible Net Worth: as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, (a) the Stockholders’ Equity as of such date minus (b) the goodwill and any other intangible assets of the Parent and its Subsidiaries as of such date; provided that to the extent the Stockholders’ Equity shall have been affected (i) by any amounts attributable to the net Tax liabilities for repatriation by any CFC to the Parent or its U.S. Subsidiaries of any cash earned from outside the U.S. or (ii) by any amounts attributable to the WAPCo Settlement, such amounts, in each case, shall be added back to the Stockholders’ Equity for purposes of determining the Tangible Net Worth.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Debt: Term Loans or any other Debt referred to in Section 10.2.2(f).

Term Loan Credit Agreement: the Credit Agreement dated as of the Closing Date, among the Parent, as borrower, certain U.S. Subsidiaries, as guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, restated, supplemented, extended or otherwise modified from time to time, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement, and any other definitive agreement governing any other Term Debt (whether or not with the same or new lenders, institutional investors or agents), as the same may be amended, restated, supplemented, extended or otherwise modified from time to time, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

Term Loan Documents: as defined in the Intercreditor Agreement.

Term Loan Obligations: as defined in the Intercreditor Agreement.

Term Loan Obligations Payment Date: as defined in the Intercreditor Agreement.

Term Loan Priority Collateral: as defined in the Intercreditor Agreement.

Term Loan Representative: as defined in the Intercreditor Agreement.

Term Loans: the loans outstanding under the Term Loan Credit Agreement.

Term Proceeds Accounts: as defined in Section 8.3.

Termination Event: (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Canadian Facility Obligor; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any such plan.

Total Revolver Usage: as of any date of determination the sum of the Canadian Revolver Usage and the U.S. Revolver Usage on such date of determination.

Transactions: collectively, (a) the entering by the Obligors into the Loan Documents to which they are to be a party, and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

Transfer Restrictions: as defined in Section 7.3.6.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Period: the period (a) commencing on the day that Excess Availability is less than the greater of (i) fifteen percent (15%) of the Commitments and (ii) $22,500,000 at any time; and (b) continuing until, during each of the preceding 45 consecutive days, Excess Availability has been higher than the greater of (i) fifteen percent (15%) of the Commitments and (ii) $22,500,000 at all times.

Type: any type of a Loan (i.e., U.S. Base Rate Loan, LIBOR Loan, Canadian BA Rate Loan, Canadian Base Rate Loan, or Canadian Prime Rate Loan) and which shall be either an Interest Period Loan or a Floating Rate Loan.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

ULC: any unlimited liability company or unlimited liability corporation existing under the laws of any province or territory of Canada and any successor to any such unlimited liability company or unlimited liability corporation.

ULC Pledged Shares: any Pledged Equity Interests which constitute Equity Interests of a ULC.

Unasserted Contingent Obligations: at any time, Obligations for Taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest, premium (if any) and fees on, any Loans, (b) LC Obligations and (c) Secured Bank Product Obligations, whether contingent or not) in respect of which, at such time, no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made and, in the case of Obligations for indemnification, in respect of which no notice for indemnification has been issued by the Indemnitee.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412, 430 and 436 of the Code for the applicable plan year.

U.S.: the United States of America.

U.S. Availability: the U.S. Borrowing Base minus U.S. Revolver Usage.

U.S. Availability Reserve: the sum (without duplication) of (a) the U.S. Dilution Reserve, (b) the U.S. Bank Product Reserve, (c) the U.S. Sales and Use Tax Reserve, (d) the U.S. Subcontractor Payables Reserve, (e) the WAPCo Settlement Reserve, (f) the Availability Block and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time with respect to Accounts or any U.S. Borrower, in each case without duplication of any reduction or eligibility exclusion applicable to Eligible Account or any other reserves.

U.S. Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations of the U.S. Facility Obligors.

U.S. Base Rate: for any day, a per annum rate equal to the greatest of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.0%.

U.S. Base Rate Loan: any Loan that bears interest based on the U.S. Base Rate.

U.S. Borrowers: (a) the Initial U.S. Borrowers and (b) each other U.S. Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.10 specifying that it wishes to be a U.S. Borrower, in each case other than any such Subsidiary that shall have ceased to be a U.S. Borrower pursuant to Section 14.20.

U.S. Borrowing Base: on any date of determination, with respect to the U.S. Borrowers, an amount equal to the lesser of (a) the U.S. Revolver Commitments minus the Availability Block; or (b) the sum, without duplication, of the following:

(a) 85% of the Value of U.S. Eligible Accounts, plus

(b) the lesser of (i) 60% of the Value of U.S. Eligible Unbilled Accounts and (ii) $50,000,000 minus the amount of the Canadian Eligible Unbilled Accounts then included in the Canadian Borrowing Base, minus

(c) the U.S. Availability Reserves.

U.S. Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

U.S. Dilution Reserve: the aggregate amount of reserves, as established by Agent from time to time in its Permitted Discretion, in an amount equal to the Value of the U.S. Eligible Accounts and U.S. Eligible Unbilled Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the U.S. Borrowers’ Dilution Percent exceeds 5.0%.

U.S. Dollars: lawful money of the United States.

U.S. Domiciled Obligor: Parent, each U.S. Borrower and each U.S. Subsidiary now or hereafter party hereto as an Obligor, other than any such U.S. Subsidiary that shall have ceased to be an Obligor pursuant to Section 14.20, and “U.S. Domiciled Obligors” means all such Persons, collectively.

U.S. Dominion Account: each deposit account established by the U.S. Facility Obligors at Bank of America or another bank acceptable to Agent, over which Agent has exclusive or springing control pursuant to a Deposit Account Control Agreement; provided that such deposit account is a collection account and not also an operating or disbursement account.

U.S. Eligible Account: an Account owing to any of the U.S. Borrowers that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in U.S. Dollars or Canadian Dollars and is not excluded pursuant to the exclusionary criteria set forth below. No Account shall be a U.S. Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 35% or more of the Accounts owing by the Account Debtor to any of the U.S. Borrowers are excluded under clause (a) above, it being understood and agreed that in determining whether such cross age percentage has been met, any Account that consists of retainage maintained by such Account Debtor to assure completion of the applicable project by any of the U.S. Borrowers that is not yet due and payable shall not be included in the calculation of the cross age percentage; (c) (i) with respect to Accounts owing by Oncor Electric Delivery Company LLC, when aggregated with other Accounts owing by Oncor Electric Delivery Company LLC, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for Oncor Electric Delivery Company LLC from time to time) but ineligibility shall be limited to the extent of such excess, and (ii) with respect to Accounts owing by any other Account Debtor, when aggregated with other Accounts owing by such Account Debtor and its Affiliates, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for such Account Debtor from time to time) but ineligibility shall be limited to the extent of such excess; (d) it is unbilled or otherwise does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor is otherwise a debtor or a debtor in possession under any Debtor Relief Law; or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or the applicable U.S. Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or principal location of assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is (i) the United States or any department, agency or instrumentality thereof and, unless otherwise agreed to by Agent in its sole discretion, the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act or (ii) the government of Canada or a province or territory thereof, and the Account has been assigned to Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory); (i) it is not subject to a duly perfected, first priority Lien in favor of Agent or is subject to any other Lien (other than (i) in each case any Lien under clause (a) of the definition of Excepted Liens that does not have priority over the Lien of the Agent or is reserved for under the U.S. Availability Reserves and (ii) any Lien permitted under Section 10.2.1(m) that does not have priority over the Lien of the Agent); (j) the goods giving rise to it have not been delivered to the Account Debtor (or it otherwise does not represent a final sale) or the services giving rise to it have not been provided to the Account Debtor; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, credit card sale or from a sale for personal, family or household purposes; (n) it relates to services for which a performance, surety or completion bond or similar third-party assurance has been issued; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it constitutes a progress billing, milestone billing, retainage or billing under other performance-based benchmark, except to the extent that the Account Debtor has approved or accepted in writing the progress level or achievement of such milestone or other performance based benchmark; provided that the eligible amount of any such Account shall be limited to the applicable U.S. Borrower’s cost of the services rendered; (q) unless otherwise agreed to by Agent in its sole discretion, it arises under a contract for performance of services for which the anticipated completion date is more than 90 days from the commencement date; provided that any Account arising from performance of service under such contract within the 90-day period preceding the anticipated completion date therefor may be eligible if such Account otherwise constitutes a U.S. Eligible Account; or (r) Agent otherwise determines, in its Permitted Discretion, that such Account is not an Eligible Account and notifies Borrower Agent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

U.S. Eligible Unbilled Account: an Account owing to the U.S. Borrowers which would qualify as a U.S. Eligible Account except that the invoice with respect thereto has not yet been submitted to the Account Debtor, so long as an invoice with respect thereto will be prepared and submitted to the Account Debtor no later than fourteen days following the date on which the applicable U.S. Borrower recognizes such Account in its books and records.

U.S. Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Obligations.

U.S. Facility Guarantor: the Parent, each U.S. Borrower, each U.S. Subsidiary that is a Material Subsidiary (other than any Excluded U.S. Subsidiary) and each other Subsidiary that guarantees payment and performance of any U.S. Facility Obligations.

U.S. Facility Obligations: all Obligations of the U.S. Facility Obligors (including, for the avoidance of doubt, the Obligations of the U.S. Domiciled Obligors as guarantors of the Canadian Facility Obligations).

U.S. Facility Obligors: the U.S. Borrowers and the U.S. Facility Guarantors.

U.S. Facility Secured Parties: Agent, any U.S. Issuing Bank, U.S. Lenders and Secured Bank Product Providers of Bank Products to U.S. Domiciled Obligors.

U.S. Issuing Bank: Bank of America or any Affiliate thereof that agrees to issue U.S. Letters of Credit.

U.S. Issuing Bank Indemnitees: any U.S. Issuing Bank and its officers, directors, employees, Affiliates and agents and attorneys.

U.S. LC Application: an application by a U.S. Borrower or Borrower Agent on behalf of a U.S. Borrower to a U.S. Issuing Bank for issuance of a U.S. Letter of Credit, in form and substance reasonably satisfactory to such U.S. Issuing Bank.

U.S. LC Conditions: the following conditions necessary for issuance of a U.S. Letter of Credit: (a) each of the conditions set forth in Section 6.2 being satisfied or waived; (b) after giving effect to such issuance, the aggregate LC Obligations do not exceed the Letter of Credit Sublimit and no U.S. Overadvance exists or would result therefrom; (c) the U.S. Letter of Credit and payments thereunder are denominated in U.S. Dollars or another currency satisfactory to Agent and U.S. Issuing Bank; and (d) the purpose (if not permitted by Section 2.2.1(b)) and form of the proposed U.S. Letter of Credit are reasonably satisfactory to Agent and U.S. Issuing Bank.

U.S. LC Documents: all documents, instruments and agreements (including U.S. LC Requests and U.S. LC Applications) delivered by a U.S. Borrower or Borrower Agent on behalf of a U.S. Borrower or any other Person to a U.S. Issuing Bank or Agent in connection with any U.S. Letter of Credit.

U.S. LC Obligations: the Dollar Equivalent of the sum (without duplication) of (a) the aggregate amount of any unreimbursed drawings under U.S. Letters of Credit; and (b) the Stated Amount of all outstanding U.S. Letters of Credit.

U.S. LC Request: a request for issuance of a U.S. Letter of Credit, to be provided by a U.S. Borrower or Borrower Agent on behalf of a U.S. Borrower to a U.S. Issuing Bank, in form reasonably satisfactory to Agent and such U.S. Issuing Bank.

U.S. Lenders: Each Lender that has provided a U.S. Revolver Commitment or, if the U.S. Revolver Commitments have been terminated, that has a U.S. Revolver Loan or a participation in any U.S. LC Obligation.

U.S. Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by a U.S. Issuing Bank for the account of a U.S. Borrower or Affiliate of a U.S. Borrower.

U.S. Overadvance: as defined in Section 2.1.5.

U.S. Overadvance Loan: a U.S. Base Rate Loan made to a U.S. Borrower when a U.S. Overadvance exists or is caused by the funding thereof.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

U.S. Protective Advances: as defined in Section 2.1.6.

U.S. Revolver Commitment: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to issue U.S. Letters of Credit, in the case of any U.S. Issuing Bank, or participate in U.S. LC Obligations, in the case of the other U.S. Lenders, to the U.S. Borrowers up to the maximum principal amount shown on Schedule 1.1(b), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7 or Section 2.1.8 or an Assignment and Acceptance to which it is a party. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.

U.S. Revolver Commitment Termination Date: the earliest of (a) the Maturity Date, (b) the date on which the Borrower Agent terminates the U.S. Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2.

U.S. Revolver Loan: a Loan made by U.S. Lenders to a U.S. Borrower pursuant to Section 2.1.1(a), which Loan shall be denominated in U.S. Dollars and shall be either a U.S. Base Rate Loan or a LIBOR Loan, in each case as selected by the Borrower Agent, and including any U.S. Swingline Loan, U.S. Overadvance Loan or U.S. Protective Advance.

U.S. Revolver Usage: an amount equal to (a) the aggregate principal amount of outstanding U.S. Revolver Loans; plus (b) the aggregate Stated Amount of outstanding U.S. Letters of Credit (based on the Dollar Equivalent thereof and except to the extent Cash Collateralized by U.S. Borrowers) and, without duplication, the aggregate amount of all unreimbursed drawings under U.S. Letters of Credit.

U.S. Sales and Use Tax Reserve: a reserve, as established by Agent from time to time in its Permitted Discretion (and without duplication of the determination of the Value of U.S. Eligible Accounts and U.S. Eligible Unbilled Accounts) with respect to sales and use taxes due and payable by U.S. Borrowers.

U.S. Subcontractor Payables Reserve: a reserve, as established by Agent from time to time in its Permitted Discretion, with respect to the aggregate of all overdue amounts payable by U.S. Domiciled Obligors to subcontractors in respect of services giving rise to U.S. Eligible Accounts or U.S. Eligible Unbilled Accounts.

U.S. Subsidiary: means any Subsidiary that is organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.

U.S. Swingline Lender: Bank of America or an Affiliate of Bank of America.

U.S. Swingline Loan: any Borrowing of U.S. Base Rate Loans funded with U.S. Swingline Lender’s funds, until such Borrowing is settled among U.S. Lenders or repaid by U.S. Borrowers.

U.S. Swingline Sublimit: $18,750,000.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

U.S. Unused Line Fee Rate: a per annum rate equal to (a) 0.50%, if the average daily U.S. Revolver Usage was less than 50% of the U.S. Revolver Commitments during the preceding calendar month, or (b) 0.375%, if the average daily U.S. Revolver Usage was 50% or more of the U.S. Revolver Commitments during the preceding calendar month.

Value: for an Account, its face amount, net (without duplication, including any duplication with any reduction or eligibility exclusion applicable in determining Eligible Accounts or Eligible Unbilled Accounts or any duplication of items reflected in the Canadian Priority Payables Reserve, the Canadian Dilution Reserve, the U.S. Sales and Use Tax Reserve or the U.S. Dilution Reserve) of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Voting Stock: with respect to any Person, Equity Interests of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

WAPCo Pledged Cash: at any date of determination thereof, 100% of the available cash of the applicable U.S. Domiciled Obligor at such date that is (a) subject to a duly perfected first priority Lien in favor of Agent and (b) is on deposit in one or more WAPCo Pledged Cash Accounts.

WAPCo Pledged Cash Account: each special account established by a U.S. Domiciled Obligor at Bank of America or one of its Affiliates, over which Agent has exclusive control for withdrawal purposes; provided that Agent shall, upon request of Borrower Agent accompanied by a certificate to the Agent certifying that such released WAPCo Pledged Cash will be applied to payments under the WAPCo Settlement, release from any such account all or a portion of the WAPCo Pledged Cash.

WAPCo Settlement: the Settlement Agreement, dated as of March 29, 2012, between West African Gas Pipeline Company Limited, a private company incorporated under the laws of Bermuda, Willbros Global Holdings, Inc., a company incorporated under the laws of Panama and a Subsidiary, and Parent.

WAPCo Settlement Reserve: as of any date from July 1, 2014 until payment in full of all amounts under the WAPCo Settlement, a reserve in an amount equal to $6,550,000 as of July 1, 2014 and which shall increase by $6,550,000 on the first day of each month thereafter through and including November 1, 2014; provided, that the WAPCo Settlement Reserve shall be reduced by (a) the aggregate amount of all payments made under the WAPCo Settlement with respect to amounts due thereunder on and after July 1, 2014 and (b) at any time, the aggregate amount of WAPCo Pledged Cash at such time; provided further that, in connection with any Borrowing the proceeds of which are to be used solely to make payment under the WAPCo Settlement, the amount of the WAPCo Settlement Reserve shall automatically reduce by the amount of such Borrowing.

Wholly-Owned Subsidiary: with respect to any Person shall mean a Subsidiary of such Person of which Equity Interests representing 100% of the Equity Interests (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Applicable Law) are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (a) if the Parent, by notice to Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof, in GAAP or in the application thereof on the operation of such provision (or if Agent or the Required Lenders, by notice to the Parent, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt of the Parent or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof.

1.3 Uniform Commercial Code/PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account”, “Equipment,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation” and, as such terms relate to any such Property of any Canadian Domiciled Obligor, such terms shall refer to such Property as defined in the PPSA to the extent applicable.

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions, except as otherwise expressly provided herein; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean Local Time; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All determinations (including calculations of

Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Responsible Officer.

1.5 Currency Equivalents.

1.5.1 Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in U.S. Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than U.S. Dollars shall be determined by Agent on a daily basis based on the current Spot Rate. Obligors shall report Value and other Borrowing Base components to Agent in the currency invoiced by Obligors or shown in Obligors’ financial records, and unless expressly provided otherwise, Borrower Agent shall deliver financial statements and calculate financial covenants in U.S. Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than U.S. Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2 Judgments. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Borrower (or to the Person legally entitled thereto).

1.6 Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “Real Estate” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, and any reference to a “financing statement” shall be deemed to include a reference to an application for publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”,

(p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any Applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une Applicable Law).

SECTION 2 CREDIT FACILITIES

2.1 Revolver Commitment.

2.1.1 Loans.

(a) U.S. Revolver Loans to U.S. Borrowers. Each U.S. Lender agrees, severally on a Pro Rata basis up to its U.S. Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans to U.S. Borrowers from time to time through the U.S. Revolver Commitment Termination Date. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall U.S. Lenders have any obligation to honor a request for a U.S. Revolver Loan if the U.S. Revolver Usage at such time plus the requested U.S. Revolver Loan would exceed the U.S. Borrowing Base.

(b) Canadian Revolver Loans to Canadian Borrower. Each Canadian Lender agrees, severally on a Pro Rata basis up to its Canadian Revolver Commitment, on the terms set forth herein, to make Canadian Revolver Loans to Canadian Borrower from time to time through the Canadian Revolver Commitment Termination Date. The Canadian Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Canadian Lenders have any obligation to honor a request for a Canadian Revolver Loan if the Canadian Revolver Usage at such time plus the Dollar Equivalent of the requested Canadian Revolver Loan would exceed the Canadian Borrowing Base.

(c) Cap on Total Revolver Usage. Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Loan if at the time of the proposed funding of such Loan (and after giving effect thereto and all pending requests for Loans), the Total Revolver Usage exceeds (or would exceed) the Commitments.

2.1.2 Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, the Borrowers within the Borrower Group to which such Lender has extended Commitments shall deliver promissory note(s) to such Lender in the amount of such Lender’s Commitment to such Borrower Group.

2.1.3 Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital.

2.1.4 Voluntary Reduction or Termination of Commitments.

(a) The U.S. Revolver Commitments shall terminate on the U.S. Revolver Commitment Termination Date and the Canadian Revolver Commitments shall terminate on the Canadian Revolver Commitment Termination Date, in each case, unless sooner terminated in accordance with this

Agreement. Upon at least 15 days (or such fewer number of days as may be agreed to by Agent) prior written notice to Agent from Borrower Agent, (i) the U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments and/or (ii) Canadian Borrower may, at its option, terminate the Canadian Revolver Commitments. If the U.S. Borrowers elect to reduce to zero or terminate the U.S. Revolver Commitments pursuant to this Section, the Canadian Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments. Any notice of termination given by Borrower Agent shall specify the date of effectiveness of the termination and shall be irrevocable; provided that a notice of termination of the U.S. Revolver Commitments or the Canadian Revolver Commitments may state that such notice is conditioned upon the effectiveness of another credit facility or facilities as specified therein, in which case such notice may be revoked by Borrower Agent (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. On the U.S. Revolver Commitment Termination Date, the U.S. Facility Obligors shall make Full Payment of all U.S. Facility Obligations. On the Canadian Revolver Commitment Termination Date, the Canadian Facility Obligors shall make Full Payment of all Canadian Facility Obligations.

(b) U.S. Borrowers may permanently reduce the U.S. Revolver Commitments, on a ratable basis for all U.S. Lenders, and Canadian Borrower may permanently reduce the Canadian Revolver Commitments, on a ratable basis for all Canadian Lenders, in each case, so long as no Overadvance would result therefrom and upon at least 15 days (or such fewer number of days as may be agreed to by Agent) prior written notice to Agent, which notice shall specify the date of effectiveness of the reduction and the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $25,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5 Overadvances. If (i) the U.S. Revolver Usage exceeds the U.S. Borrowing Base (a “U.S. Overadvance”) or (ii) the Dollar Equivalent of Canadian Revolver Usage exceeds the Canadian Borrowing Base (a “Canadian Overadvance”) at any time, the excess amount shall be payable by the U.S. Borrowers or Canadian Borrower, as applicable, on demand by Agent. Agent may require Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower(s) to cure an Overadvance as long as (i) such Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), (ii) the aggregate amount of Overadvances existing at any time do not exceed ten percent (10%) of the Commitments then in effect and (iii) the aggregate amount of the Overadvances existing at any time, together with the Protective Advances outstanding at any time pursuant to Section 2.1.6 below, do not exceed fifteen percent (15%) of the Commitments then in effect. In no event shall Overadvance Loans be required that would cause (i) the Canadian Revolver Usage to exceed the aggregate Canadian Revolver Commitments or (ii) the U.S. Revolver Usage to exceed the aggregate U.S. Revolver Commitments. All Canadian Overadvance Loans shall constitute Canadian Facility Obligations secured by the Canadian Facility Collateral and shall be entitled to all benefits of the Loan Documents. All U.S. Overadvance Loans shall constitute U.S. Facility Obligations secured by the U.S. Facility Collateral and shall be entitled to all benefits of the Loan Documents. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6 Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make U.S. Base Rate Loans to the U.S. Borrowers on behalf of the U.S. Lenders (“U.S. Protective Advances”) and Canadian Base Rate Loans or Canadian Prime Rate Loans to Canadian Borrower on behalf of the Canadian Lenders ( “Canadian Protective Advances”) (a) if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as no U.S. Protective Advance shall cause the U.S. Revolver Usage to exceed the U.S. Revolver Commitments, and no Canadian Protective Advance shall cause the Canadian Revolver Usage to exceed the Canadian Revolver Commitments; or (b)

to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. The aggregate amount of Protective Advances outstanding at any time pursuant to this Section 2.1.6, together with the aggregate amount of Overadvances existing at any time pursuant to Section 2.1.5 above, shall not exceed fifteen percent (15%) of the Commitments then in effect. Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis. Required Borrower Group Lenders may at any time revoke Agent’s authority to make further Protective Advances to the Borrower or Borrowers of the applicable Borrower Group by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7 Increase in Commitments. Borrower Agent may request an increase in the Commitments from time to time upon notice to Agent (a “Revolver Commitment Increase”) as long as (a) the requested Revolver Commitment Increase is in a minimum amount of $25,000,000 and is offered on the same terms as the existing U.S. Revolver Commitments or Canadian Revolver Commitments, as applicable, except for any upfront fees agreed to by the Borrower Agent and the Persons providing the Revolver Commitment Increase, (b) the Revolver Commitment Increases under this Section do not exceed $75,000,000 in the aggregate and no more than three (3) Revolver Commitment Increases are made in the aggregate, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested Revolver Commitment Increase, (d) no Default or Event of Default shall have occurred and be continuing as of the date of the request of the Revolver Commitment Increase and both immediately before and after giving effect thereto, (e) the Revolver Commitment Increase will be allocated between the U.S. Revolver Commitments and the Canadian Revolver Commitments as designated by the Borrower Agent and the Persons providing the Revolver Commitment Increase, subject to the consent of Agent, not to be unreasonably withheld or delayed, (f) the Borrower Agent shall deliver or cause to be delivered any officers’ certificates, board resolutions, legal opinions or other documents reasonably requested by Agent in connection with the Revolver Commitment Increase, (g) the Borrower(s) within the applicable Borrower Group shall pay all of Agent’s out-of-pocket costs and expenses in connection with the Revolver Commitment Increase, any payments required pursuant to Section 3.9 in connection with the Revolver Commitment Increase and any upfront fees agreed to by the Borrower Agent and the Persons providing the Revolver Commitment Increase and (h) Agent shall have received a certification from a Financial Officer of the Borrower Agent, or other evidence reasonably satisfactory to Agent, that such increase is permitted under the Term Loan Credit Agreement and the Intercreditor Agreement (except to the extent the Indebtedness under the Term Loan Credit Agreement has been discharged in full) and does not cause the aggregate Commitments to exceed 90% of any applicable cap thereunder. Agent shall promptly notify the Applicable Lenders of the requested Revolver Commitment Increase and, within 10 Business Days, thereafter, each Applicable Lender shall notify Agent if and to what extent such Applicable Lender commits to increase its Commitment. Any Applicable Lender not responding within such period shall be deemed to have declined an increase. If the Applicable Lenders fail to commit to the full requested Revolver Commitment Increase, Eligible Assignees may issue additional Commitments and become U.S. Lenders or Canadian Lenders, as applicable, hereunder. Agent may allocate, with consent of Borrower Agent (not to be unreasonably withheld), the increased Commitments among committing Applicable Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total applicable Commitments shall be increased by the requested amount (or such lesser amount committed by Applicable Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrower Agent’s Revolver Commitment Increase request. Agent, Borrower Agent, Borrower(s) within the applicable Borrower Group, and new and existing Applicable Lenders shall execute and deliver such documents and agreements as Agent deems reasonably appropriate to evidence the Revolver Commitment Increase in and allocations of the applicable Commitments. On the effective date of an increase, the applicable Revolver Usage and other exposures under the applicable Commitments shall be reallocated among Applicable Lenders, and settled by Agent if necessary, in accordance with Applicable Lenders’ adjusted shares of such Commitments.

2.1.8 Reallocation Mechanism.

(a) Subject to the terms and conditions of this Section 2.1.8, the Borrower Agent may request that the Lenders to the Borrower Groups (and such Lenders in their individual sole discretion may agree to) change the then current allocation of each such Lender’s (and, if applicable, its Affiliate’s) Commitment among the Borrower Group Commitments in order to effect an increase or decrease in particular Borrower Group Commitments, with any such increase or decrease in a Borrower Group Commitment to be accompanied by a concurrent and equal decrease or increase, respectively, in another Borrower Group Commitment (each, a “Reallocation”). In addition to the conditions set forth in Section 2.1.8(b), any such Reallocation shall be subject to the following conditions: (i) the Borrower Agent shall have provided to Agent a written request (in reasonable detail) at least fifteen Business Days prior to the requested effective date therefor (which effective date must be a Business Day) (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed Borrower Group Commitment reallocations to be effected, (ii) Agent consents to such Reallocation, (iii) any such Reallocation shall increase or decrease the applicable Borrower Group Commitments in an amount equal to $5,000,000 and in increments of $1,000,000 in excess thereof, (iv) Agent shall have received Reallocation Consents from Lenders having applicable Borrower Group Commitments sufficient to effectuate such requested Reallocation, (v) no more than one Reallocation may be requested in any calendar quarter, (vi) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (vii) any increase in a Borrower Group Commitment shall result in a dollar-for-dollar decrease in the other Borrower Group Commitment, (viii) in no event shall the sum of all the Borrower Group Commitments exceed the aggregate amount of the Commitments then in effect, (ix) after giving effect to such Reallocation, no Overadvance would exist or would result therefrom, (x) with respect to any Reallocation that would result in an increase in the Canadian Revolver Commitments, such increase is permitted under the Term Loan Credit Agreement, and (xi) at least three Business Days prior to the proposed Reallocation Date, a Responsible Officer of the Borrower Agent shall have delivered to Agent a certificate certifying as to compliance with preceding clauses (vi) and (x), which certificate shall be deemed recertified to Agent by a Responsible Officer of the Borrower Agent on and as of the Reallocation Date.

(b) Agent shall promptly inform the Lenders of any request for a Reallocation. Each Lender electing to reallocate its Borrower Group Commitments shall notify Agent within five Business Days after its receipt of such notice of its election and the maximum amount of the respective Borrower Group Commitment reallocations to which it would agree (each, a “Reallocation Consent”), it being agreed that any such reallocation may be consummated, as to any Lender, by an Affiliate of such Lender providing a Borrower Group Commitment of the applicable class (whether or not such Affiliate already has a Borrower Group Commitment of such class) provided such Affiliate provides to Agent any documents requested by Agent in connection with its Borrower Group Commitment, each in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, (i) no Lender shall be obligated to agree to any such Reallocation of its Commitment (and no consent by any Lender to any Reallocation on one occasion shall be deemed consent to any future Reallocation by such Lender), (ii) other than the Lenders consenting to such Reallocation and Agent’s consent, no consent of any other Lender shall be required, and (iii) the failure of any Lender to affirmatively consent to participate in any such Reallocation on or prior to the fifth Business Day after its receipt of notice thereof shall be deemed to constitute an election by such Lender not to participate in such Reallocation. If, at the end of such five Business Day period, Agent receives Reallocation Consents from Lenders in an aggregate amount greater than the required reallocation amounts, each such consenting Lender’s affected Borrower Group Commitments shall be increased or decreased on a pro rata basis based on the Borrower Group Commitments of the participating Lenders offered to be reallocated. If the conditions set forth in this Section, including, without limitation, the receipt of sufficient Reallocation Consents within the time period set forth above, are not satisfied on the applicable Reallocation Date (or, to the extent such conditions relate to an earlier date, such earlier date), Agent shall notify the Borrower Agent in writing that the requested Reallocation will not be effectuated; provided that (A) Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the Borrower Agent pursuant to Section 2.1.8(a)(xi) in making its determination as to the satisfaction of the conditions set forth in Section 2.1.8(a)(vi) and (x) and (B) if the proposed Reallocation cannot be effected because sufficient Reallocation Consents were not received, then the Borrower Agent may elect to consummate such Reallocation in the lesser amount of the Reallocation Consents that were received. On each Reallocation Date, Agent shall notify the Lenders and the Borrower Agent, on or before 3:00 p.m. (Local Time) by facsimile, e-mail or other electronic means, of the occurrence of the Reallocation to be effected on such Reallocation Date, the amount of the Loans held by each such Lender (or an Affiliate thereof) as a result thereof and the amount of the Borrower Group Commitments of each such Lender as a result thereof. To the extent necessary where a Lender in one Borrower Group and its separate affiliate that is a Lender in the other Borrower Group are participating in a Reallocation, the Reallocation among such Persons shall be deemed to have been consummated pursuant to an Assignment and Acceptance. The respective Pro Rata shares of the Lenders shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto), and Agent and the affected Lenders shall make such adjustments as Agent shall deem reasonably necessary so that the outstanding Loans and LC Obligations of each Lender equals its Pro Rata share thereof after giving effect to the Reallocation.

2.2 U.S. Letter of Credit Facility.

2.2.1 Issuance of U.S. Letters of Credit. U.S. Issuing Bank shall issue U.S. Letters of Credit for the account of any U.S. Borrower from time to time until 30 days prior to the Maturity Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each U.S. Borrower acknowledges that U.S. Issuing Bank’s issuance of any U.S. Letter of Credit is conditioned upon U.S. Issuing Bank’s receipt of a U.S. LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as U.S. Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. U.S. Issuing Bank shall have no obligation to issue any U.S. Letter of Credit unless (i) U.S. Issuing Bank receives a U.S. LC Request and U.S. LC Application at least three Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, such Lender or U.S. Borrowers have entered into arrangements satisfactory to Agent and U.S. Issuing Bank to eliminate any Fronting Exposure associated with such U.S. Lender. If, in sufficient time to act, U.S. Issuing Bank receives written notice from Agent or Required Borrower Group Lenders that a U.S. LC Condition has not been satisfied, U.S. Issuing Bank shall not issue the requested U.S. Letter of Credit. Prior to receipt of any such notice, U.S. Issuing Bank shall not be deemed to have knowledge of any failure of U.S. LC Conditions.

(b) U.S. Letters of Credit may be requested by a U.S. Borrower or Borrower Agent to support obligations of the Parent and its Subsidiaries incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Each U.S. Letter of Credit shall be for the account (and a liability) of the U.S. Borrowers. Increase, renewal or extension of a U.S. Letter of Credit (other than any extension pursuant to automatic extension provisions thereof) shall be treated as issuance of a new U.S. Letter of Credit, except that U.S. Issuing Bank may require a new U.S. LC Application in its discretion.

(c) U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary. In connection with issuance of any U.S. Letter of Credit, none of Agent, U.S. Issuing Bank or any U.S. Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of U.S. Issuing Bank, Agent or any U.S. Lender, including any act or omission of a Governmental Authority. The rights and remedies of U.S. Issuing Bank under the Loan Documents shall be cumulative. U.S. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against U.S. Borrowers are discharged with proceeds of any U.S. Letter of Credit issued by U.S. Issuing Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or U.S. LC Documents, U.S. Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by U.S. Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. U.S. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. U.S. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or U.S. LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2 U.S. Letters of Credit Reimbursement; U.S. Letters of Credit Participations.

(a) If U.S. Issuing Bank honors any request for payment under a U.S. Letter of Credit, the U.S. Issuing Bank or the Agent shall promptly inform the Borrower Agent thereof and the U.S. Borrowers shall pay to U.S. Issuing Bank the amount paid by U.S. Issuing Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans from the date of honor until such payment by U.S. Borrowers, on (i) if the U.S. Borrowers shall have received notice of such payment prior to 11:00 a.m. (Local Time) on any Business Day, such date of notice and, (ii) otherwise, on the Business Day immediately following the day that the U.S. Borrowers receive such notice. The obligation of U.S. Borrowers to reimburse U.S. Issuing Bank for any payment made under a U.S. Letter of Credit issued by U.S. Issuing Bank shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers or Obligors may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing and except if U.S. Borrowers pay all such amounts due, U.S. Borrowers shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in an amount necessary to pay all amounts due to a U.S. Issuing Bank on the date U.S. Issuing Bank honors a request for payment under a U.S. Letter of Credit and each U.S. Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.

(b) Upon issuance of a U.S. Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from U.S. Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all U.S. LC Obligations relating to the U.S. Letter of Credit outstanding from time to time. U.S. Issuing Bank will issue any U.S. Letters of Credit in reliance upon this participation. If U.S. Borrowers do not make a payment to U.S. Issuing Bank when due hereunder, Agent shall promptly notify the U.S. Lenders and each U.S. Lender shall within one Business Day after such notice pay to Agent in U.S. Dollars, for the benefit of U.S. Issuing Bank, the U.S. Lender’s Pro Rata share of such payment, whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied. Upon request by a U.S. Lender, U.S. Issuing Bank shall provide copies of any U.S. Letters of Credit and U.S. LC Documents in its possession at such time.

(c) The obligation of each U.S. Lender to make payments to Agent for the account of U.S. Issuing Bank in connection with U.S. Issuing Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by U.S. Issuing Bank of a requirement that exists for its protection (and not a U.S. Borrower’s protection) or that does not materially prejudice a U.S. Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a U.S. Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. U.S. Issuing Bank assumes no responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any U.S. LC Documents. U.S. Issuing Bank makes to U.S. Lenders no express or implied warranty, representation or guaranty with respect to any U.S. Letter of Credit, Collateral, U.S. LC Document or any U.S. Facility Obligor. U.S. Issuing Bank shall not be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any U.S. LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any U.S. Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No U.S. Issuing Bank Indemnitee shall be liable to any U.S. Lender or other Person for any action taken or omitted to be taken in connection with any U.S. Letter of Credit or U.S. LC Document except as a result of its gross negligence or willful misconduct (and nothing herein shall excuse liability of any U.S. Issuing Bank Indemnitee to any Obligor on account of such gross negligence or willful misconduct). U.S. Issuing Bank may refrain from taking any action with respect to a U.S. Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Required Borrower Group Lenders of the Borrower Group consisting of the U.S. Borrowers.

2.2.3 U.S. Letters of Credit Cash Collateral. Subject to Section 2.1.5, if at any time (i) an Event of Default exists, (ii) the U.S. Revolver Commitment Termination Date has occurred, or (iii) the Maturity Date is scheduled to occur within 20 Business Days, then U.S. Borrowers shall, at U.S. Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding U.S. Letters of Credit. U.S. Borrowers shall, at U.S. Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender that is a U.S. Lender. Any Cash Collateral provided by the U.S. Borrowers in accordance with this Section 2.2.3 and not otherwise applied as the result of (i) an Event of Default or (ii) a U.S. Lender being a Defaulting Lender shall be returned to the U.S. Borrowers if, as applicable, all Events of Default have been cured or waived or such Defaulting Lender ceases to be a Defaulting Lender (or the Fronting Exposure of such Defaulting Lender is reduced (other than as a result of the provision of Cash Collateral), in which case Cash Collateral shall be so returned to the extent of such reduction)) and no Overadvance would result from such return. If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, U.S. Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6.2 are satisfied).

2.3 Canadian Letter of Credit Facility.

2.3.1 Issuance of Canadian Letters of Credit. Canadian Issuing Bank shall issue Canadian Letters of Credit for the account of Canadian Borrower from time to time until 30 days prior to the Maturity Date (or until the Canadian Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Canadian Borrower acknowledges that Canadian Issuing Bank’s issuance of any Canadian Letter of Credit is conditioned upon Canadian Issuing Bank’s receipt of a Canadian LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as Canadian Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Canadian Issuing Bank shall not have any obligation to issue any Canadian Letter of Credit unless (i) Canadian Issuing Bank receives a Canadian LC Request and Canadian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Canadian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Canadian Lender exists, such Lender or Canadian Borrower have entered into arrangements satisfactory to Agent and Canadian Issuing Bank to eliminate any Fronting Exposure associated with such Canadian Lender. If, in sufficient time to act, Canadian Issuing Bank receives written notice from Agent or Required Borrower Group Lenders that a Canadian LC Condition has not been satisfied, Canadian Issuing Bank shall not issue the requested Canadian Letter of Credit. Prior to receipt of any such notice, Canadian Issuing Bank shall not be deemed to have knowledge of any failure of Canadian LC Conditions.

(b) Canadian Letters of Credit may be requested by Borrower Agent to support obligations of Canadian Domiciled Obligors incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Each Canadian Letter of Credit shall be for the account (and a liability) of the Canadian Borrower. Increase, renewal or extension of a Canadian Letter of Credit shall be treated as issuance of a new Canadian Letter of Credit (other than any extension pursuant to automatic extension provisions thereof), except that Canadian Issuing Bank may require a new Canadian LC Application in its discretion.

(c) Canadian Borrower assumes all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary. In connection with issuance of any Canadian Letter of Credit, none of Agent, Canadian Issuing Bank or any Canadian Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Canadian Issuing Bank, Agent or any Canadian Lender, including any act or omission of a Governmental Authority. The rights and remedies of Canadian Issuing Bank under the Loan Documents shall be cumulative. Canadian Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Canadian Letter of Credit issued by Canadian Issuing Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or Canadian LC Documents, Canadian Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Canadian Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Canadian Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Canadian Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or Canadian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2 Canadian Letters of Credit Reimbursement; Canadian Letters of Credit Participations.

(a) If Canadian Issuing Bank honors any request for payment under a Canadian Letter of Credit, the Canadian Issuing Bank or the Agent shall promptly inform the Canadian Borrower and Canadian Borrower shall pay to Canadian Issuing Bank the amount paid by Canadian Issuing Bank under such Canadian Letter of Credit, together with interest at the interest rate for Canadian Prime Rate Loans (if the Canadian Letter of Credit was denominated in Canadian Dollars) and Canadian Base Rate Loans (if the Canadian Letter of Credit was denominated in U.S. Dollars), in each case, from the date of honor until such payment by Canadian Borrower, on (i) if Canadian Borrower shall have received notice of such payment prior to 11:00 a.m. (Local Time) on any Business Day, on such date of notice and (ii) otherwise, on the Business Day immediately following the day that Canadian Borrower receives such notice. The obligation of Canadian Borrower to reimburse Canadian Issuing Bank for any payment made under a Canadian Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that any Canadian Domiciled Obligor or any other Obligor may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing and except if Canadian Borrower pays all such amounts due, Canadian Borrower shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, in an amount necessary to pay all amounts due to Canadian Issuing Bank in the currency in which the underlying Canadian Letter of Credit was issued on the date Canadian Issuing Bank honors a request for payment under a Canadian Letter of Credit and each Canadian Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.

(b) Upon issuance of a Canadian Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased from Canadian Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all Canadian LC Obligations relating to the Canadian Letter of Credit outstanding from time to time. Canadian Issuing Bank will issue any Canadian Letters of Credit in reliance upon this participation. If Canadian Borrower does not make a payment to Canadian Issuing Bank when due hereunder, Agent shall promptly notify the Canadian Lenders and each Canadian Lender shall within one Business Day after such notice pay to Agent, for the benefit of Canadian Issuing Bank, the Canadian Lender’s Pro Rata share of such payment, whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied. Upon request by a Canadian Lender, Canadian Issuing Bank shall provide copies of Canadian Letters of Credit and Canadian LC Documents in its possession at such time.

(c) The obligation of each Canadian Lender to make payments to Agent for the account of Canadian Issuing Bank in connection with Canadian Issuing Bank’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan

Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Canadian Issuing Bank of a requirement that exists for its protection (and not Canadian Borrower’s protection) or that does not materially prejudice Canadian Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Canadian Letter of Credit’s expiration date if authorized by the UCC, the PPSA or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Canadian Issuing Bank assumes no responsibility for any failure or delay in performance or any breach by Canadian Borrower or other Person of any obligations under any Canadian LC Documents. Canadian Issuing Bank makes to Canadian Lenders no express or implied warranty, representation or guaranty with respect to any Canadian Letter of Credit, Collateral, Canadian LC Document or Obligor. Canadian Issuing Bank shall not be responsible to any Canadian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Canadian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) Canadian Issuing Bank Indemnitee shall not be liable to any Canadian Lender or other Person for any action taken or omitted to be taken in connection with any Canadian Letter of Credit or Canadian LC Document except as a result of its gross negligence or willful misconduct (and nothing herein shall excuse liability of any Canadian Issuing Bank Indemnitee to any Obligor on account of such gross negligence or willful misconduct). Canadian Issuing Bank may refrain from taking any action with respect to a Canadian Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Canadian Lenders.

2.3.3 Canadian Letters of Credit Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Canadian Revolver Commitment Termination Date has occurred, or (c) the Maturity Date is scheduled to occur within 20 Business Days, then Canadian Borrower shall, at Canadian Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Canadian Letters of Credit. Canadian Borrower shall, at Canadian Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender that is a Canadian Lender. Any Cash Collateral provided by Canadian Borrower in accordance with this Section 2.3.3 and not otherwise applied as the result of (i) an Event of Default or (ii) a Canadian Lender being a Defaulting Lender shall be returned to the Canadian Borrower if, as applicable, all Events of Default have been cured or waived or such Defaulting Lender ceases to be a Defaulting Lender (or the Fronting Exposure of such Defaulting Lender is reduced (other than as a result of the provision of Cash Collateral), in which case Cash Collateral shall be so returned to the extent of such reduction)) and no Overadvance would result from such return. If Canadian Borrower fails to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of Agent) advance, as Canadian Revolver Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6.2 are satisfied).

2.4 Interest Rate Fluctuations. If as a result of fluctuations in exchange rates or otherwise the sum of the U.S. LC Obligations and the Canadian LC Obligations exceeds the Letter of Credit Sublimit, the Borrowers shall Cash Collateralize the Letters of Credit to the extent necessary to eliminate such excess amount within one Business Day following demand by Agent.

SECTION 3 INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a U.S. Base Rate Loan, at the U.S. Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; (iii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin, (iv) if a Canadian Base Rate Loan, at the Canadian Base Rate in effect from time to time, plus the Applicable Margin, (v) if a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin, (vi) if any other U.S. Facility Obligation that bears interest (unless another rate with respect thereto is specified herein) or is not paid when due (including, to the extent permitted by Applicable Law, interest not paid when due), at the U.S. Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Loans; and (vii) if any other Canadian Facility Obligation that bears interest (unless another rate with respect thereto is specified herein) or is not paid when due (including, to the extent permitted by Applicable Law, interest not paid when due), at the Canadian Prime Rate (if such Obligation is denominated in Canadian Dollars) or at the Canadian Base Rate (if such Obligation is denominated in U.S. Dollars) in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans or Canadian Base Rate Loans, as the case may be. Interest on the Loans shall be payable in the currency (i.e., U.S. Dollars or Canadian Dollars, as the case may be) of the underlying Loan.

(b) During any Event of Default under Section 11.1.1 or 11.1.5, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, the Obligations accruing interest pursuant to Section 3.1.1(a) shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is payable, until paid in full by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; and (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid. In addition, interest accrued on the Canadian Revolver Loans shall be due and payable in arrears on the Canadian Revolver Commitment Termination Date, and interest accrued on the U.S. Revolver Loans shall be due and payable in arrears on the U.S. Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the applicable Borrower Group) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers within a Borrower Group desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof. Each

Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation, the applicable Borrowers shall be deemed to have elected to convert such Loans into U.S. Base Rate Loans (if owing by the U.S. Borrowers) or Canadian Base Rate Loans (if owing by any Canadian Borrower).

3.1.3 Application of Canadian BA Rate to Outstanding Loans.

(a) Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Canadian Prime Rate Loans to, or to continue any Canadian BA Rate Loan at the end of its Interest Period as, a Canadian BA Rate Loan. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of Canadian Borrower) declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b) Whenever Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, Canadian Borrower or Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Canadian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any Canadian BA Rate Loans, Canadian Borrower or Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, Canadian Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.4 Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans or Canadian BA Rate Loans, Borrower Agent, on behalf of the applicable Borrower(s), shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan or Canadian BA Rate Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(d) no Interest Period shall extend beyond the Maturity Date (or, in the case of any U.S. Revolver Loan, the U.S. Revolver Commitment Termination Date, if earlier, or, in the case of any Canadian Revolver Loan, the Canadian Revolver Commitment Termination Date, if earlier).

3.1.5 Interest Rate Not Ascertainable. If, due to any circumstance affecting the London interbank market or the Canadian bankers’ acceptances market generally, respectively, Agent determines that adequate and fair means do not exist for ascertaining LIBOR or the Canadian BA Rate on any applicable date or any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans or Canadian BA Rate Loans shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans or Canadian BA Rate Loans.

3.2 Fees.

3.2.1 Unused Line Fee.

(a) U.S. Borrowers shall pay to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the U.S. Unused Line Fee Rate times the average daily amount by which the U.S. Revolver Commitments exceed the average daily amount of the sum of (i) the aggregate principal amount of outstanding U.S. Revolver Loans (other than U.S. Swingline Loans) plus (ii) the aggregate amount of the U.S. LC Obligations. Such fee shall be payable in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date.

(b) Canadian Borrower shall pay to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Canadian Unused Line Fee Rate times the average daily amount by which the Canadian Revolver Commitments exceed the average daily amount of the sum of (i) the aggregate principal amount of outstanding Canadian Revolver Loans (other than Canadian Swingline Loans) plus (ii) the aggregate amount of the Canadian LC Obligations. Such fee shall be payable in arrears, on the first day of each month and on the Canadian Revolver Commitment Termination Date.

3.2.2 LC Facility Fees.

(a) U.S. Borrowers shall pay (i) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily Stated Amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to each U.S. Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each U.S. Letter of Credit issued by such U.S. Issuing Bank, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to each U.S. Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit issued by such U.S. Issuing Bank, which charges shall be paid as and when incurred. During any Event of Default under Section 11.1.1 or 11.1.5, or during any other Event of Default if Agent or Required Lenders so elect, the fee payable under clause (i) above shall be increased by 2.0% per annum.

(b) Canadian Borrower shall pay (i) to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Applicable Margin in effect for Canadian BA Rate Loans times the average daily Stated Amount of Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Canadian Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Canadian Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to Canadian Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit, which charges shall be paid as and when incurred. During any Event of Default under Section 11.1.1 or 11.1.5, or during any other Event of Default if Agent or Required Lenders so elect, the fee payable under clause (i) above shall be increased by 2.0% per annum.

3.2.3 Fee Letter. Parent shall pay all fees set forth in the Fee Letter executed in connection with this Agreement.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, provided that (a) in the case of interest based on Loans denominated in Canadian Dollars or in the case of interest on Loans computed by reference to the Canadian Base Rate, interest will be determined on the basis of a 365 day year, and (b) in the case of interest on Loans computed by reference to the U.S. Base Rate at times when the U.S. Base Rate is based on the U.S. Prime Rate, interest will be determined on the basis of a year of 365 days (or 366 days in a leap year). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by any Borrower under Section 3.4, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

3.4 Reimbursement Obligations. Borrower(s) within each Borrower Group shall pay all Extraordinary Expenses in reference to such Borrower Group or its related Obligor Group Obligations or Collateral of its related Obligor Group promptly upon request. Borrowers within each Borrower Group shall also reimburse Agent for all reasonable and documented legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.9, each inspection, audit or appraisal with respect to any Obligor within such Borrowers’ related Obligor Group or Collateral securing such Obligor Group’s Obligations, whether prepared by Agent’s personnel or a third party. All such inspection, audit and appraisal fees incurred by Agent shall be charged to Borrower(s) within the applicable Borrower Group at Agent’s then standard rate, including, without limitation, a per diem field examiner charge and out-of-pocket expenses, or reasonable out-of-pocket costs and expenses for a field exam performed by a third party (which may include a per diem and other standard charges of the field examiner). The obligation of Borrower(s) within each Borrower Group to reimburse Agent for legal fees and expenses shall be limited to the reasonable and documented legal fees and expenses of Vinson & Elkins LLP, U.S. counsel to Agent, Norton Rose Fulbright Canada S.E.N.C.R.L., s.r.l. / LLP, as Canadian counsel to Agent, and, if necessary, of one special or local counsel in each other relevant jurisdiction (or state or province thereof). All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their hourly rates then applicable, regardless of any alternative fee arrangements that Agent, any Lender or their Affiliates may have with such professionals that might otherwise apply to any other transaction. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrower(s) of each affected Borrower Group shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due and payable within ten (10) days following demand.

3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Interest Period Loans, or to determine or charge interest rates based upon LIBOR or the Canadian BA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank market or Canadian Dollars through bankers’ acceptances, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue Interest Period Loans or to convert Floating Rate Loans to Interest Period Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers of the affected Borrower Group shall prepay or, if applicable, convert all Interest Period Loans of such Lender to Floating Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Interest Period Loans. Upon any such prepayment or conversion, Borrowers of the affected Borrower Group shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates. Agent will promptly notify Borrower Agent and Lenders if, in connection with a Borrowing of, conversion to or continuation of an Interest Period Loan, (a) Agent determines that (i) Dollar deposits or bankers’ acceptances are not being offered to, as regards LIBOR, banks in the London interbank Eurodollar market or, as regards Canadian BA Rate, Persons in Canada, for the applicable amount and Interest Period of such Loan, or (ii) adequate and reasonable means do not exist for determining LIBOR or the Canadian BA Rate for the applicable Interest Period; or (b) Required Lenders determine for any reason that LIBOR or the Canadian BA Rate for the applicable Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, the obligation of the Applicable Lenders to make or maintain Interest Period Loans shall be suspended to the extent of the affected Interest Period Loan or Interest Period until Agent (upon instruction by Required Lenders) revokes the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing, conversion or continuation of an Interest Period Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Canadian BA Rate or LIBOR) or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b), (c) or (d) of the definition of Excluded Taxes, or (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, the Borrower Group to which such Lender or Issuing Banks has a Commitment will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2 Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy and liquidity), then from time to time the Borrower Group to which such Lender or Issuing Bank has a Commitment will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3 LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers in respect of LIBOR Loans shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers in respect of LIBOR Loans (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after such Borrowers’ receipt of the notice.

3.7.4 Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or Issuing Bank for any increased costs incurred or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. The Borrower or Borrowers of each affected Borrower Group shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

3.9 Funding Losses. If for any reason (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, (c) any Borrower of either Borrower Group fails to repay an Interest Period Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign an Interest Period Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers of such Borrower Group shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including any loss, expense or fee arising from redeployment of funds or termination of match funding (but not any loss of margin). For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded an Interest Period Loan by a matching deposit or other borrowing in the London interbank market or Canadian interbank market, as applicable, for a comparable amount and period, whether or not the Loan was in fact so funded. All amounts payable by Borrowers under this Section shall be due and payable within ten (10) days following demand.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower Group to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower Group. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing provisions of Section 3.10, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Obligor to make any payment of interest with respect to the Canadian Facility Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Facility Obligors to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Facility Obligors to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Facility Obligors shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Facility Obligor. Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this Section 3.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Closing Date to the date of Full Payment of the Canadian Facility Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

SECTION 4 LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Loans.

4.1.1 Notice of Borrowing.

(a) Whenever any Borrower within a Borrower Group desires funding of a Borrowing of Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent by 11:00 a.m. (Local Time) (i) on the requested funding date, in the case of Floating Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans and Canadian BA Rate Loans. Notices received after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a U.S. Base Rate Loan or a LIBOR Loan, in the case of a U.S. Borrower, or a Canadian Base Rate Loan, LIBOR Loan, Canadian Prime Rate Loan or Canadian BA Rate Loan, in the case of Canadian Borrower, (D) in the case of Interest Period Loans, the applicable Interest Period (which shall be deemed to be 30 days if not specified) and (E) the Borrower Group Commitment under which such Borrowing is proposed to be made and, if such Borrowing is requested for Canadian Borrower, whether such Loan is to be denominated in U.S. Dollars or Canadian Dollars.

(b) Unless payment is otherwise timely made by each Borrower within a Borrower Group, the becoming due of any Obligations of the Obligor Group to which such Borrower belongs (whether principal, interest, fees or other charges, including Extraordinary Expenses, Canadian LC Obligations, U.S. LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Loans by the related Borrower Group on the due date, in the amount due and shall bear interest at the per annum rate applicable hereunder to U.S. Base Rate Loans, in the case of such Obligations owing by any U.S. Domiciled Obligor, or to Canadian Prime Rate Loans (if denominated in Canadian Dollars) or Canadian Base Rate Loans (if denominated in U.S. Dollars), in the case of such Obligations owing by a Canadian Domiciled Obligor. The proceeds of such Loan shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower within the applicable Borrower Group maintained with Agent or any of its Affiliates.

(c) If a Borrower within a Borrower Group maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Floating Rate Loan by such Borrower Group on the presentation date, in the amount of the Payment Item, and shall bear interest at the per annum rate applicable hereunder to U.S. Base Rate Loans, in the case of insufficient funds owing by any U.S. Domiciled Obligor, or to Canadian Prime Rate Loans (if denominated in Canadian Dollars) or to Canadian Base Rate Loans (if denominated in U.S. Dollars), in the case of insufficient funds owing by a Canadian Domiciled Obligor. Proceeds of such Loan may be disbursed directly to the disbursement account.

4.1.2 Fundings by Lenders. Each Applicable Lender shall timely honor its Borrower Group Commitment by funding its Pro Rata share of each Borrowing of Loans under such Borrower Group Commitment that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. (Local Time) on the proposed funding date for a Floating Rate Loan or by 3:00 p.m. (Local Time) at least two Business Days before a proposed funding of an Interest Period Loan. Each Applicable Lender shall fund its Pro Rata share of a Borrowing to the account specified by Agent in immediately available funds not later than 3:00 p.m. (Local Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which case each

Applicable Lender shall fund its Pro Rata share by 11:00 a.m. (Local Time) on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, Agent shall disburse the Borrowing proceeds as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the Borrower or Borrowers within such Borrower Group. If an Applicable Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then the Borrower or Borrowers within the Borrower Group agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3 Swingline Loans; Settlement. (a) To fulfill any request for a Floating Rate Loan hereunder, Swingline Lender may in its discretion advance Swingline Loans to the requesting Borrower, up to an aggregate outstanding amount of $22,500,000; provided that (i) the aggregate outstanding amount of any U.S. Swingline Loans advanced pursuant to this Section 4.1.3 shall not exceed the U.S. Swingline Sublimit and (ii) the aggregate outstanding amount of any Canadian Swingline Loans advanced pursuant to this Section 4.1.3 shall not exceed the Canadian Swingline Sublimit. Swingline Loans shall constitute Loans for all purposes, except that payments thereon shall be made to Swingline Lender, for its own account until Applicable Lenders have funded their participations therein as provided below. Swingline Loans shall be Base Rate Loans or Canadian Prime Rate Loans (as applicable).

(b) Settlement of Loans, including Swingline Loans, among the Applicable Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to the Applicable Lenders. Between settlement dates, Agent may in its discretion apply payments on Loans to Swingline Loans, regardless of any designation by Borrower Agent or any Borrower or any provision herein to the contrary. Each Applicable Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all U.S. Swingline Loans or Canadian Swingline Loans, as applicable, outstanding from time to time until settled. If a Swingline Loan cannot be settled among Applicable Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Applicable Lender shall pay the amount of its participation in the U.S. Swingline Loan or Canadian Swingline Loan, as applicable, to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4 Notices. Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or electronic instructions by Borrower Agent to Agent. Borrower Agent shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent in accordance with telephonic or electronic instruction, the records of Agent shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or electronic instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower’s behalf.

4.2 Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Pro Rata shares shall be reallocated by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares but only to the extent that (a) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation, and (b) such reallocation does not cause any non-Defaulting Lender’s (i)(A) U.S. Revolver Loans (including U.S. Swingline Loans and U.S. Protective Advances), (B) participations in U.S. LC Obligations and (C) without duplication with the foregoing clause (i)(A), participations in any U.S. Swingline Loans and U.S. Protective Advances to exceed the U.S. Revolver Commitment of such non-Defaulting Lender or (ii)(A) Canadian Revolver Loans (including Canadian Swingline Loans and Canadian Protective Advances), (B) participations in Canadian LC Obligations and (C) without duplication with the foregoing clause (ii)(A), participations in any Canadian Swingline Loans and Canadian Protective Advances to exceed the Canadian Revolver Commitment of such non-Defaulting Lender. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and each Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and each Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3 Number and Amount of Interest Period Loans; Determination of Rate. Each Borrowing of Interest Period Loans when made shall be in a minimum amount of $5,000,000 (or Cdn$5,000,000 if denominated in Canadian Dollars), plus an increment of $100,000 (or Cdn$100,000 if denominated in Canadian Dollars) in excess thereof. No more than ten (10) Borrowings of Interest Period Loans may be outstanding at any time and all Interest Period Loans of the same Type to a Borrower Group having the same length and beginning date of their Interest Periods and the same currency shall be aggregated together and considered one Borrowing for this purpose, and such Loans shall be allocated among the Applicable Lenders on a Pro Rata basis. Upon determining LIBOR or the Canadian BA Rate for any Interest Period requested by Borrowers within a Borrower Group, Agent shall promptly notify Borrower Agent thereof by telephone or electronically and, if requested by Borrower Agent, shall confirm any telephonic notice in writing.

4.4 Borrower Agent. Each Obligor hereby designates Parent (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrower Materials, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Canadian Issuing Bank, any U.S. Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with an Obligor hereunder to Borrower Agent on behalf of such Obligor. Each of Agent, Canadian Issuing Bank, any U.S. Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Obligor agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5 One Obligation. Without in any way limiting any Guaranty of the Obligations, (a) the U.S. Facility Obligations owing by each U.S. Facility Obligor shall constitute one general obligation of the U.S. Facility Obligors and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral of each U.S. Facility Obligor, provided that Agent, each U.S. Lender and each U.S. Issuing Bank shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Facility Obligor to the extent of any U.S. Facility Obligations owed by such U.S. Facility Obligor to such Person, and (b) the Canadian Facility Obligations owing by each Canadian Facility Obligor shall constitute one general obligation of the Canadian Facility Obligors and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral of each Canadian Facility Obligor, provided that Agent, each Canadian Lender and Canadian Issuing Bank shall be deemed to be a creditor of, and the holder of a separate claim against, each Canadian Facility Obligor to the extent of any Canadian Facility Obligations owed by such Canadian Facility Obligor to such Person.

4.6 Effect of Termination. On the effective date of the termination of all Commitments, the Obligations (other than Secured Bank Product Obligations, unless specified by their terms) shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 2.3, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5 PAYMENTS

5.1 General Payment Provisions. All payments of Obligations under the Loan Documents shall be made, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes (subject to the terms of Section 5.8), and in immediately available funds, not later than 12:00 noon (Local Time) on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable (provided that unless an Event of Default shall have occurred and is continuing and subject to Section 4.1.3, Agent shall apply such payments to the specific Obligations with respect to which such payments have been made or as otherwise instructed by Borrower Agent), but whenever possible, any prepayment of Loans to a Borrower Group shall be applied first to Floating Rate Loans of such Borrower Group and then to Interest Period Loans of such Borrower Group. All payments with respect to any U.S. Facility Obligations shall be made in U.S. Dollars and all payments with respect to any Canadian Facility Obligations shall be made in Canadian Dollars or, if any portion of such Canadian Facility Obligations is denominated in U.S. Dollars, then in U.S. Dollars; provided that the payment currency for each payment of fees by Canadian Borrower pursuant to Section 3.2.1(b) shall be in U.S. Dollars or Canadian Dollars, at the option of Canadian Borrower, and the amount of any such payment made in Canadian Dollars shall be determined by Agent based on the Spot Rate.

5.2 Repayment of Loans. All Canadian Facility Obligations shall be immediately due and payable in full on the Canadian Revolver Commitment Termination Date and all U.S. Facility Obligations shall be immediately due and payable in full on the U.S. Revolver Commitment Termination Date, in each case, unless payment of such Obligations is sooner required hereunder. Loans may be prepaid from time to time, without penalty or premium, subject to, in the case of Interest Period Loans, the payment of costs set forth in Section 3.9. Subject to Section 2.1.5, if an Overadvance exists at any time (whether as a result of exchange rate fluctuations or otherwise), Borrowers of the Borrower Group owing such Overadvance shall, on the sooner of Agent’s demand or the first Business Day after any Borrower of such Borrower Group has knowledge thereof, repay Loans or Cash Collateralize Letters of Credit in an amount sufficient to reduce Revolver Usage to the Borrowing Base.

5.3 Payment of Other Obligations. Obligations under the Loan Documents other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, promptly but, in any case, within ten (10) days following demand.

5.4 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Canadian Issuing Bank, any U.S. Issuing Bank or any Lender, or if Agent, Canadian Issuing Bank, any U.S. Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Canadian Issuing Bank, any U.S. Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5 Application and Allocation of Payments.

5.5.1 Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its discretion.

5.5.2 Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) with respect to monies, payments, Property or Collateral of or from any U.S. Domiciled Obligors:

(i) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any U.S. Domiciled Obligor;

(ii) second, to all amounts owing to U.S. Swingline Lender on U.S. Swingline Loans, Agent on U.S. Protective Advances, and Agent on U.S. Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii) third, to all amounts owing to any U.S. Issuing Bank on U.S. LC Obligations;

(iv) fourth, to all U.S. Facility Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to U.S. Lenders (exclusive of any Canadian Facility Obligations which are guaranteed by the U.S. Domiciled Obligors);

(v) fifth, to all U.S. Facility Obligations (other than Secured Bank Product Obligations) constituting interest (exclusive of any Canadian Facility Obligations which are guaranteed by the U.S. Domiciled Obligors);

(vi) sixth, to Cash Collateralize all U.S. LC Obligations;

(vii) seventh, to all U.S. Revolver Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) owing by the U.S. Domiciled Obligors (exclusive of any Canadian Facility Obligations which are guaranteed by the U.S. Domiciled Obligors) up to the amount of the U.S. Availability Reserves existing therefor;

(viii) eighth, to all other Secured Bank Product Obligations owing by the U.S. Domiciled Obligors (exclusive of any Canadian Facility Obligations which are guaranteed by the U.S. Domiciled Obligors);

(ix) ninth, to all remaining U.S. Facility Obligations (exclusive of any Canadian Facility Obligations which are guaranteed by the U.S. Domiciled Obligors); and

(x) tenth, to be applied in accordance with clause (b) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by the Canadian Domiciled Obligors.

(b) with respect to monies, payments, Property or Collateral of or from any Canadian Domiciled Obligor, together with any allocations pursuant to subclause (x) of clause (a) above:

(i) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any Canadian Domiciled Obligor;

(ii) second, to all amounts owing to Canadian Swingline Lender on Canadian Swingline Loans, Agent on Canadian Protective Advances, and Agent on Canadian Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii) third, to all amounts owing to Canadian Issuing Bank on Canadian LC Obligations;

(iv) fourth, to all Canadian Facility Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Canadian Lenders;

(v) fifth, to all Canadian Facility Obligations (other than Secured Bank Product Obligations) constituting interest;

(vi) sixth, to Cash Collateralize all Canadian LC Obligations;

(vii) seventh, to all Canadian Revolver Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) owing by Canadian Domiciled Obligors up to the amount of Canadian Availability Reserves existing therefor;

(viii) eighth, to all other Secured Bank Product Obligations owing by Canadian Domiciled Obligors; and

(ix) ninth, to all remaining Canadian Facility Obligations.

Amounts shall be applied to payment of each category of Obligations set forth within subsections (a) and (b) above only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the Secured Bank Product Provider fails to deliver the calculation within five Business Days following request, Agent may assume the amount is zero. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties as among themselves, and any allocation within subsection (a) and (b) of the proceeds of the realization of Collateral, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.5.3 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6 Dominion Account. During the continuance of any Cash Dominion Event, the ledger balance in the Dominion Accounts of each Borrower Group as of the end of a Business Day shall be applied to the Obligor Group Obligations of such Borrower Group at the beginning of the next Business Day. If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers of the applicable Obligor Group as long as no Event of Default exists.

5.7 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers within each Borrower Group hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein, absent manifest error. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8 Taxes.

5.8.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments by or on account of Obligations under the Loan Documents by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent or any Obligor in good faith) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9.

(b) If Agent or any Obligor is required by the Code or the Income Tax Act (Canada) to withhold or deduct Taxes, including backup withholding and withholding Taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code or the Income Tax Act (Canada), as the case may be, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Obligor is required by any Applicable Law other than the Code or the Income Tax Act (Canada) to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after such withholding or deduction (including such withholdings and deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2 Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3 Tax Indemnification.

(a) Each Obligor shall indemnify and hold harmless, on a joint and several basis, and pay each Recipient, within ten (10) days after demand therefor, against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall indemnify and hold harmless Agent against any amount that an Applicable Lender or, in the case of the U.S. Borrowers, any U.S. Issuing Bank or, in the case of Canadian Borrower, Canadian Issuing Bank, fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by an Applicable Lender or an Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error. Notwithstanding anything to the contrary, nothing in this Section 5.8.3(a) shall require Canadian Borrower or any Canadian Facility Guarantor (that is not a U.S. Person) to indemnify any Recipient with respect to any Indemnified Taxes arising from any obligations which are not Canadian Facility Obligations.

(b) Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or such Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant Register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within ten (10) days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4 Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.8.5 Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its reasonable discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any such penalties, interest or other charges resulting from the gross negligence or willful misconduct of the relevant Recipient as determined by a court of competent jurisdiction in a final and non-appealable judgment) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.8.6 Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.9 Lender Tax Information.

5.9.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent, at the time or times reasonably requested by the Borrower Agent or Agent, such properly completed and executed documentation so requested, in each case as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements.

5.9.2 Documentation. Without limiting the foregoing,

(a) Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender with respect to the U.S. Borrowers shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of the appropriate IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, the appropriate IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of the appropriate IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by the appropriate IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in Canadian or U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Agent or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrower Agent or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrower Agent and Agent in writing of its inability to do so.

5.10 Guaranties.

5.10.1 Joint and Several Liability of U.S. Domiciled Obligors. Each U.S. Domiciled Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each U.S. Domiciled Obligor agrees that its guaranty obligations as a U.S. Facility Guarantor and as a Canadian Facility Guarantor hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.10.2 Waivers by U.S. Domiciled Obligors.

(a) Each U.S. Domiciled Obligor hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each U.S. Domiciled Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among each U.S. Domiciled Obligor, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each U.S. Domiciled Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Domiciled Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Domiciled Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Domiciled Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any U.S. Domiciled Obligor shall not impair any other U.S. Domiciled Obligor’s obligation to pay the full amount of the Obligations. Each U.S. Domiciled Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such U.S. Domiciled Obligor’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3 Extent of Liability of U.S. Domiciled Obligors; Contribution.

(a) Notwithstanding anything herein to the contrary, each U.S. Domiciled Obligor’s liability under this Section 5.10 shall not exceed the greater of (i) all amounts for which such U.S. Domiciled Obligor is primarily liable, as described below, and (ii) such U.S. Domiciled Obligor’s Allocable Amount.

(b) If any U.S. Domiciled Obligor makes a payment under this Section 5.10 of any Obligations (other than amounts for which such U.S. Domiciled Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Domiciled Obligor, exceeds the amount that such U.S. Domiciled Obligor would otherwise have paid if each U.S. Domiciled Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Domiciled Obligor’s Allocable Amount bore to the total Allocable Amounts of all U.S. Domiciled Obligors, then such U.S. Domiciled Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Domiciled Obligor for the amount of such excess, ratably based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Domiciled Obligor shall be the maximum amount that could then be recovered from such U.S. Domiciled Obligor under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Section 5.10.3(a) shall not limit the liability of any U.S. Domiciled Obligor to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), U.S. LC Obligations relating to U.S. Letters of Credit issued to support such Obligor’s business, Secured Bank Product Obligations incurred to support such Obligor’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder.

(d) Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4 Joint and Several Liability of Canadian Domiciled Obligors. Each Canadian Domiciled Obligor agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to Agent and the Canadian Lenders the prompt payment and performance of, all Canadian Facility Obligations. Each Canadian Domiciled Obligor agrees that its guaranty obligations as a Canadian Facility Guarantor hereunder constitute a continuing guaranty of payment and not of collection, that such guaranty obligations shall not be discharged until Full Payment of the Canadian Facility Obligations, and that such guaranty obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Canadian Facility Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10.4) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Canadian Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect, register, stamp or terminate a Lien or to preserve rights against, any security or guaranty for any Canadian Facility Obligations or any action, or the absence of any action, by Agent or any Canadian Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Canadian Facility Obligor; (e) any election by Agent or any Canadian Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code (or the equivalent under any other Debtor Relief Law); (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code (or the equivalent under any other Debtor Relief Law) or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code (or the equivalent under any other Debtor Relief Law) or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Canadian Facility Obligations.

5.10.5 Waivers by Canadian Domiciled Obligors.

(a) Each Canadian Domiciled Obligor hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Canadian Facility Obligations before, or as a condition to, proceeding against such Obligor. Each Canadian Domiciled Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Canadian Facility Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Canadian Facility Obligations as long as it is an Obligor. It is agreed among each Canadian Domiciled Obligor, Agent and Lenders that the provisions of this Section 5.10.5 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Canadian Domiciled Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Canadian Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10.5. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Canadian Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Canadian Domiciled Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Canadian Domiciled Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Canadian Domiciled Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Canadian Domiciled Obligor shall not impair any other Canadian Domiciled Obligor’s obligation to pay the full amount of the Canadian Facility Obligations. Each Canadian Domiciled Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Canadian Facility Obligations, even though that election of remedies destroys such Canadian Domiciled Obligor’s rights of subrogation against any other Person. Agent may bid Canadian Facility Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Canadian Facility Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Canadian Facility Obligations shall be conclusively deemed to be the amount of the Canadian Facility Obligations guaranteed under this Section 5.10.5, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Canadian Lender might otherwise be entitled but for such bidding at any such sale.

5.10.6 Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.7 Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6 CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto.

(b) Agent shall have received the Perfection Certificate and evidence of all UCC or PPSA filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC, PPSA and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral (including, except as provided for on Schedule 10.1.11, estoppel letters with respect to Canadian Domiciled Obligors), except Permitted Liens.

(c) Except as provided for on Schedule 10.1.11, Agent shall have received evidence of the establishment of each Dominion Account and related lockboxes, together with fully-executed Deposit Account Control Agreements with respect thereto and covering the Deposit Accounts listed on Schedule 8.3 (other than any Deposit Accounts that are Excluded Property).

(d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Financial Officer of Borrower Agent certifying that, (i) after giving effect to the initial Loans and transactions hereunder, (A) the Obligors, taken as a whole, are Solvent; (B) no Default or Event of Default exists; and (C) the representations and warranties set forth in Section 9 are true and correct; and (ii) (A) attached thereto is a true and complete copy of the Term Loan Credit Agreement, which shall be in form and substance satisfactory to Agent, and (B) the Term Loan Credit Agreement will close contemporaneously with this Agreement with minimum gross proceeds of $250,000,000.

(e) Agent shall have received a certificate of the secretary or assistant secretary, or any other duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) to the title, name and signature of each Person authorized to sign the Loan Documents; and (iv) that attached thereto are all governmental and third party consents and approvals as may be required by such Obligor to obtain in connection with this Agreement and the Transactions (or a statement that no such consents are required). Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received written opinions of Cravath, Swaine & Moore LLP, as New York counsel, McMillan LLP, as Ontario, Alberta and British Columbia counsel, and local counsels in Delaware, Texas, Louisiana, Oklahoma, Pennsylvania and Vermont to the Obligors, in form and substance reasonably satisfactory to Agent.

(g) Agent shall have received copies of the charter documents of each Obligor, and in the case of U.S. Domiciled Obligors certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates or similar instrument for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and, with respect to Canadian Domiciled Obligors, each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, all in compliance with the Loan Documents, and, if applicable, the designation of Agent as loss payee as its interest may appear thereunder, in each case, in form and substance reasonably satisfactory to Agent.

(i) Agent shall have completed its business, financial and legal due diligence of Obligors, including such Collateral reviews, field examinations, audits, assessments and other reviews by Agent and/or third parties as Agent deems reasonably appropriate, with results satisfactory to Agent.

(j) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date, including all fees payable under the Fee Letter and all fees and disbursements of Agent’s counsel.

(k) Agent shall have received a Borrowing Base Certificate prepared as of June 30, 2013. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Excess Availability shall be at least $50,000,000.

(l) All Debt arising under the Existing Credit Agreement and all other Debt of the Obligors not permitted under Section 10.2.2 shall have been repaid in full or shall be repaid in full with the proceeds of the initial Loans, and Agent shall have received payoff letters or similar agreements, UCC and PPSA termination statements and evidence of the return to Obligors of any possessory Collateral in the possession of the collateral agent under the Existing Credit Agreement or any other third-party which evidence such repayment and the release of such collateral agent’s Liens and any other Liens that are not Permitted Liens.

(m) There shall not have occurred since December 31, 2012 any event or circumstance that has had or could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole.

(n) There shall be no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in Agent’s reasonable judgment (a) could reasonably be expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, or could reasonably be expected to impair in any material respect the Obligors’ ability to perform their obligations under this Agreement; or (b) could reasonably be expected to materially and adversely affect this Agreement or the transactions contemplated thereby.

(o) Agent shall have received, in form and substance satisfactory to it, (a) a pro forma balance sheet of the Parent and its Subsidiaries as of June 30, 2013, and giving effect to this Agreement and the incurrence of the Term Loans, (b) financial projections of the Parent and its Subsidiaries for the years 2013 through 2018 evidencing the Obligors’ ability to comply with Section 10.3, and (c) an interim balance sheet and income statement for the Parent and its Subsidiaries as of and for the month ended May 31, 2013.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived with the consent of all Lenders) at or prior to 11:59 p.m., Central time, on August 9, 2013 (and, in the event that such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality in which case it shall be true and correct in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality in which case it shall be true and correct in all respects) as of such earlier date);

(c) With respect to the funding of any Loan, delivery of a Notice of Borrowing therefor in compliance with this Agreement;

(d) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied; and

(e) Availability of not less than the amount of the proposed Borrowing or Letter of Credit issuance shall exist.

Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

SECTION 7 COLLATERAL

7.1 Grant of Security Interest. (a) To secure the prompt payment and performance of all Obligations (including all Obligations of the Guarantors), each U.S. Domiciled Obligor hereby grants to Agent, for the benefit of the Secured Parties, and (b) to secure the prompt payment and performance of all Canadian Facility Obligations, each Canadian Domiciled Obligor hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien upon all of the following Property of such Obligor, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 7.1;

(d) all Deposit Accounts, Commodities Accounts and Securities Accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property, customer contracts and master services agreements;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding the foregoing, no security interest is granted in and no Lien is granted upon any Excluded Property.

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts. (a) To further secure the prompt payment and performance of all Obligations, each U.S. Domiciled Obligor hereby grants to Agent, for the benefit of the Secured Parties, and (b) to further secure the prompt payment and performance of all Canadian Facility Obligations, each Canadian Domiciled Obligor hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien on all amounts credited to any Deposit Account of such Obligor, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request; provided that Agent agrees not to make any such request unless a Cash Dominion Event shall have occurred and is continuing.

7.2.2 Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the consent of Borrower Agent, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for the Obligations, each U.S. Domiciled Obligor hereby grants to Agent, for the benefit of the Secured Parties, and to further secure the prompt payment and performance of all Canadian Facility Obligations, each Canadian Domiciled Obligor hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, in each case, a security interest in and Lien on all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral of a U.S. Domiciled Obligor to the payment of such Obligations as they become due, and may apply Cash Collateral of a Canadian Domiciled Obligor to the payment of any Canadian Facility Obligations as they become due, in each case, in such order as Agent may elect; provided that unless an Event of Default shall have occurred and is continuing, Cash Collateral shall be held as security for, and shall be applied to, solely the Obligations with respect to which such Cash Collateral was provided. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and, except as provided in Section 2.2.3 or 2.3.3 with respect to return of certain Cash Collateral, (a) no U.S. Domiciled Obligor or other Person claiming through or on behalf of any U.S. Domiciled Obligor shall have any right to any Cash Collateral, until Full Payment of all Obligations and (b) no Canadian Domiciled Obligor or other Person claiming through or on behalf of any Canadian Domiciled Obligor shall have any right to any Cash Collateral, until Full Payment of all Canadian Facility Obligations.

7.3 Pledged Collateral.

7.3.1 Pledged Equity Interests and Debt. As security for the payment or performance, as the case may be, in full of all (a) Obligations, each U.S. Domiciled Obligor hereby assigns and pledges to Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to Agent, its successors and assigns, for the benefit of the Secured Parties, and (b) Canadian Facility Obligations, each Canadian Domiciled Obligor hereby assigns and pledges to Agent, its successors and assigns, for the benefit of the Canadian Facility Secured Parties, and hereby grants to Agent, its successors and assigns, for the benefit of the Canadian Facility Secured Parties, in each case, a security interest in all of such Obligor’s right, title and interest in, to and under (i) the Equity Interests now owned or at any time hereafter acquired by such Obligor (except for any Excluded Property), including the Equity Interests set forth on Schedule 7.3, and all certificates and other instruments representing such Equity Interests (collectively, the “Pledged Equity Interests”); (ii) the debt instruments now owned or at any time hereafter acquired by such Obligor, including the debt instruments set forth on Schedule 7.3, and all promissory notes and other instruments evidencing such debt instruments (collectively, the “Pledged Debt”); (iii) all other Property that may be delivered to and held by Agent pursuant to the terms of this Section; (iv) subject to Section 7.3.5, all payments of principal or interest, dividends, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities and instruments referred to in clauses (i) and (ii) above; (v) subject to Section 7.3.5, all rights and privileges of such Obligor with respect to the securities, instruments and other Property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all proceeds of any and all of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing, no security interest is granted in and no Lien is granted upon any Excluded Property (and no Excluded Property shall constitute Pledged Equity Interests, Pledged Debt or Pledged Collateral).

7.3.2 Delivery of the Pledged Collateral. Subject to the terms of the Intercreditor Agreement and Section 7.7:

(a) Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors agrees to deliver or cause to be delivered to Agent any and all tangible Pledged Collateral at every time owned by such Obligor promptly following its acquisition thereof.

(b) Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors will cause (i) all Debt of any of its Subsidiaries or any other of its Affiliates and (ii) all Debt of any other Person in a principal amount of at least $500,000 that, in each case, is owing to such Obligor to be evidenced by a duly executed promissory note that is pledged and delivered to Agent pursuant to the terms hereof.

(c) Upon delivery to Agent, (i) any Pledged Equity Interests shall be accompanied by undated transfer powers duly executed by the applicable U.S. Domiciled Obligor or Canadian Domiciled Obligor in blank or other instruments of transfer satisfactory to Agent and by such other instruments and documents as Agent may reasonably request and (ii) all other Property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable U.S. Domiciled Obligor or Canadian Domiciled Obligor in blank and by such other instruments and documents as Agent may reasonably request. Each delivery of Pledged Collateral after the date hereof shall be accompanied by a schedule describing the Pledged Collateral so delivered, which schedule shall be attached to Schedule 7.3 and made a part hereof; provided that failure to attach any such schedule hereto or any error in a schedule so attached shall not affect the validity of the pledge of any Pledged Collateral.

7.3.3 Pledge Related Representations, Warranties and Covenants. Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors hereby represents, warrants and covenants to Agent and the Secured Parties that:

(a) Schedule 7.3 sets forth, as of the Closing Date, a true and complete list of (i) all the Equity Interests owned by such Obligor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Obligor and required to be pledged hereunder and (ii) all debt owned by such Obligor, and all promissory notes and other instruments evidencing such debt which are required to be pledged hereunder. Schedule 7.3 sets forth, as of the Closing Date, all Equity Interests, debt and promissory notes required to be pledged hereunder.

(b) The Pledged Equity Interests and Pledged Debt have been duly authorized and validly issued by the issuers thereof and (i) in the case of Pledged Equity Interests that are shares of a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); provided that the foregoing representation and warranty, insofar as it relates to the Pledged Collateral issued by a Person other than the Parent or any Subsidiary, are made to the knowledge of the Obligors.

(c) Except for the security interests granted hereunder, such Obligor (i) is and, subject to any transfers or dispositions made in compliance with this Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral listed on Schedule 7.3, (ii) holds the same free and clear of all Liens (other than Permitted Liens or transfers or dispositions permitted under this Agreement), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Permitted Liens or transfers or dispositions permitted under this Agreement) and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens or transfers or dispositions permitted under this Agreement), however arising, of all persons whomsoever.

(d) Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated.

(e) No Governmental Approval or any other action by any Governmental Authority and no consent or approval of any securities exchange or any other person (including stockholders, partners, members or creditors of the applicable Obligor) is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

(f) By virtue of the execution and delivery by each U.S. Domiciled Obligor and each Canadian Domiciled Obligor of this Agreement (or a supplement or joinder to this Agreement) or, when any Pledged Collateral of any such Obligor is delivered to Agent (or its gratuitous bailee) in accordance with this Agreement, Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Collateral as security for the payment and performance of, in the case of each U.S. Domiciled Obligor, the U.S. Facility Obligations, and, in the case of each Canadian Domiciled Obligor, the Canadian Facility Obligations.

7.3.4 Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable U.S. Domiciled Obligor or Canadian Domiciled Obligor, endorsed or assigned in blank or in favor of Agent. Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors will promptly give to Agent copies of any notices or other communications received by it with respect to its Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

7.3.5 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and Agent shall have notified the Borrower Agent that the U.S. Domiciled Obligors’ and the Canadian Domiciled Obligors’ rights under this Section are being suspended:

(i) Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) Agent shall execute and deliver to each U.S. Domiciled Obligor and each Canadian Domiciled Obligor, or cause to be executed and delivered to it, all such proxies, powers of attorney and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each of the U.S. Domiciled Obligors and the Canadian Domiciled Obligors shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of its Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the other Loan Documents and Applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by such Obligor, shall be held in trust for the benefit of Agent, shall be segregated from other Property or funds of such Obligor and, subject to Section 7.7 and to the terms of the Intercreditor Agreement, shall be forthwith delivered to Agent upon demand in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after Agent shall have notified Borrower Agent of the suspension of each of the U.S. Domiciled Obligors’ and Canadian Domiciled Obligors’ rights under paragraph (a)(iii) of this Section, all rights of each of the U.S. Domiciled Obligors and Canadian Domiciled Obligors to dividends, interest, principal or other distributions that such Obligor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any U.S. Domiciled Obligor or Canadian Domiciled Obligor contrary to the provisions of this Section shall be held in trust for the benefit of Agent, shall be segregated from other Property or funds of such Obligor and shall be forthwith delivered to Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other Property paid over to or received by Agent pursuant to the provisions of this paragraph shall be retained by Agent in an account to be established by Agent upon receipt of such money or other Property, shall be held as security for U.S. Facility Obligations, in the case of each U.S. Domiciled Obligor and, the Canadian Facility Obligations, in the case of each Canadian Domiciled Obligor, and, in each case, shall be applied in accordance with the provisions of Section 5.5. After all Events of Default giving rise to the suspension of the U.S. Domiciled Obligors’ and Canadian Domiciled Obligors’ rights under paragraph (a)(iii) of this Section have been cured or waived and the Parent has delivered to Agent a certificate of a Financial Officer of the Parent to that effect, Agent shall promptly remit to each U.S. Domiciled Obligor and Canadian Domiciled Obligor all dividends, interest, principal or other distributions that such Obligor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that are retained by Agent and not otherwise applied to the Obligations.

(c) Upon the occurrence and during the continuance of an Event of Default, after Agent shall have notified Borrower Agent of the suspension of the U.S. Domiciled Obligors’ and Canadian Domiciled Obligors’ rights under paragraph (a)(i) of this Section, all rights of each of the U.S. Domiciled Obligors and Canadian Domiciled Obligors to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, Agent shall have the right from time to, in its sole discretion, notwithstanding the continuance of an Event of Default, to permit such Obligor to exercise such rights and powers. After all Events of Default giving rise to the suspension of the U.S. Domiciled Obligors’ and Canadian Domiciled Obligors’ rights under paragraph (a)(i) of this Section have been cured or waived and the Parent has delivered to Agent a certificate of a Financial Officer of the Parent to that effect, all rights vested in Agent pursuant to this paragraph (c) shall cease, and U.S. Domiciled Obligors and Canadian Domiciled Obligors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 7.3.5.

7.3.6 Waiver of Transfer Restrictions. Each Obligor (in its capacity as an issuer, stockholder, member or other holder of Equity Interests) hereby waives (a) any and all transfer restrictions applicable to any Pledged Equity Interests set forth in the Organic Documents of the Person that is the issuer of such Pledged Equity Interests (the “Transfer Restrictions”), and (b) the enforceability of such Transfer Restrictions in connection with the exercise of any rights and remedies under this Agreement by any Secured Party, and upon any Secured Party’s exercise of its rights and remedies under this Agreement, such Secured Party, a purchaser at a foreclosure sale of Pledged Collateral or such party’s designee shall be immediately and automatically admitted as an owner of the Person that is the issuer of the applicable Pledged Equity Interests with all ownership rights accruing to it (including, without limitation, all rights to distributions and voting) without the need to obtain the consent of the Obligor that is the owner of such Pledged Equity Interests or to provide or comply with any restrictions on transfer with the respect to Pledged Collateral in favor of such Obligor or any other Person, notwithstanding anything in the Organic Documents of the Person that is the issuer of the applicable Pledged Equity Interests, any other agreement to which such Obligor or such Person is a party with respect to Pledged Collateral or otherwise to the contrary or in conflict thereof.

7.3.7 ULC Pledged Shares.

Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, or any other document or agreement among all or some of the parties hereto, an Obligor is as of the date of this Agreement the sole registered and beneficial owner of all ULC Pledged Shares, if any, and will remain so until such time as such ULC Pledged Shares are fully and effectively transferred into the name of Agent or any other Person on the books and records of such ULC. Nothing in this

Agreement, any other Loan Document or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute Agent or any Person other than an Obligor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Obligor and all further steps are taken so as to register Agent or other Person as holder of the ULC Pledged Shares. The granting of any pledge, security interest or Lien pursuant to this Agreement or any other Loan Document does not make Agent or any other Secured Party a successor to any Obligor as a member or shareholder of any ULC, and neither Agent nor any other Secured Party nor any of their respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or any other Loan Document or exercising any right granted herein or therein unless and until such time, if any, when Agent or any successor or assign expressly becomes a registered member or shareholder of any such ULC. Each Obligor shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of any ULC Pledged Shares, and shall have the right to vote such ULC Pledged Shares and to control the direction, management and policies of the ULC issuing such ULC Pledged Shares to the same extent as such Obligor would if such ULC Pledged Shares were not pledged to Agent or to any other Person pursuant hereto. To the extent any provision hereof or thereof would have the effect of constituting Agent or any other Secured Party to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant ULC Pledged Shares without otherwise invalidating or rendering unenforceable this Agreement or the other Loan Documents or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than ULC Pledged Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that Agent or any other Secured Party or any of their successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither Agent nor any other Secured Party nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent or any other Secured Party or other Persons of rights to sell or otherwise dispose of ULC Pledged Shares or other remedies following the occurrence and during the continuance of an Event of Default, each Obligor shall not cause or permit, or enable any ULC in which it holds ULC Pledged Shares to cause or permit, Agent or other Secured Party to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent or such Secured Party or other Person holding a security interest in or Lien on the ULC Pledged Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

7.4 Other Collateral.

7.4.1 Commercial Tort Claims. Borrower Agent shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $1,000,000), shall promptly amend Schedule 7.1 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected first or, if in accordance with the requirements of the Intercreditor Agreement, second priority Lien in favor of Agent.

7.4.2 Certain After-Acquired Collateral. Other than with respect to any Collateral for which no further perfection action is required under Section 7.7, Borrower Agent shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Commodity Accounts or Securities Accounts and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral (subject to the terms of the Intercreditor Agreement), including obtaining any appropriate control agreement.

7.5 Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6 Further Assurances. All Liens granted to Agent under the Loan Documents by (a) the U.S. Domiciled Obligors are for the benefit of the Secured Parties and (b) the Canadian Domiciled Obligors are for the benefit of the Canadian Facility Secured Parties. Promptly upon request but subject to Section 7.7, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. The Borrower Agent also agrees to provide to Agent, from time to time upon request, evidence reasonably satisfactory to Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, statements and schedules further identifying, updating and describing the Collateral and other information, reports and evidence concerning the Collateral. Each Obligor authorizes the Agent to file any financing statement that describes the Collateral as “all assets” or “all property” of such Obligor, or words to similar effect and ratifies any action taken by the Agent before the Closing Date to obtain or perfect its Lien on any Collateral.

7.7 Excluded Perfection Actions; Extensions. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Obligors shall not be required to take any actions to perfect Agent’s Liens in any of the following types of Collateral, to the extent not automatically perfected or perfected by the filing of a UCC or a PPSA financing statement: (i) payroll accounts, zero-balance disbursement accounts, escrow accounts and trust accounts and any other Deposit Account (excluding Dominion Accounts) or Securities Account with less than $100,000 on deposit therein at all times since the Closing Date on an individual basis (but not to exceed $500,000 on deposit therein for all such other Deposit Accounts and Securities Accounts at any time on an aggregate basis), (ii) aircraft, vessels, motor vehicles, rolling stock or other assets subject to certificates of title, if (A) the value of such Collateral on an individual basis is less than $150,000 or (B) any Term Debt is outstanding and such assets constitute Term Loan Priority Collateral, (iii) Chattel Paper and promissory notes (other than the Global Intercompany Note) with a value, individually and in the aggregate, of less than $500,000, (iv) Commercial Tort Claims with a value, individually, of less than $1,000,000 and (v) Letter of Credit Rights having a value of less than $500,000 (it being understood that the Obligors shall only be required to use commercially reasonable efforts to perfect by control Liens in Letter of Credit Rights above such amount). Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Obligors shall not be required to take any actions outside the United States and Canada to create or perfect Agent’s Liens in any Collateral (but further actions outside such jurisdictions may be required with respect to Accounts owing by Account Debtors not located in the United States or Canada to the extent proposed to be included in a Borrowing Base). Notwithstanding anything to the contrary set forth herein or in any other Loan Document, so long as Inventory is not a component of the Borrowing Base, the Obligors shall not be required to obtain any Lien Waiver or any similar agreement from a lessor, customer, bailee or other third party storing or holding such Collateral (other than access rights under the Intercreditor Agreement) or obtain any consents or approvals to the assignment to Agent of any license, contract or other agreement under which any Obligor has any rights, provided that each Obligor shall, after the Closing Date, use commercially reasonable efforts to obtain the consent of the landlord in respect of the Property on which the Parent’s corporate headquarters is situated to provide Agent access to the Obligors’ books and records (it being understood and agreed that (x) the use of commercially reasonable efforts shall not require any economic or other material concessions but may require payment of de minimis fees and out-of-pocket costs and expenses relating to the granting and negotiation of such consent and (y) in the event that an Obligor’s books and records are not accessible at the Parent’s corporate headquarters, such Obligor shall, after the Closing Date, use commercially reasonable efforts to obtain a consent of the landlord in respect of the Property on which its corporate headquarters is situated to provide Agent access to such books and records). Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Canadian Domiciled Obligors shall not be required to take any steps to perfect Agent’s Liens in any tangible items of Collateral in any Canadian province or territory other than (i) the Canadian provinces and territories listed in Schedules 2(a), 2(b) and 2(c) of the Perfection Certificate or any Supplemental Perfection Certificate and (ii) any other Canadian province or territory where Canadian Domiciled Obligors maintain tangible items of Collateral with a book value in excess of $1,000,000, provided that, the Agent may, in its sole discretion, take any such steps to perfect its Liens in any such province or territory. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, (i) Agent shall be permitted, in circumstances where it determines that the cost of obtaining or perfecting a security interest in particular Property is excessive in relation to the benefit afforded to the Lenders thereby, to exclude such Property from the security creation and perfection requirements set forth herein or in any other Loan Document and (ii) Agent may grant extensions of time for the creation of a security interest or perfection of Liens in particular Property (including extensions beyond the Closing Date for the creation of a security interest or Liens in the Property of the Obligors on such date) where it determines that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document.

SECTION 8 COLLATERAL ADMINISTRATION

8.1 Borrowing Base Certificates and Receivable. By the 20th day of each month (or, if a Cash Dominion Event has occurred and is continuing, by Wednesday of the calendar week immediately following such occurrence and by each Wednesday of each calendar week thereafter while a Cash Dominion Event is continuing), Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (a) a Borrowing Base Certificate setting forth each Borrowing Base as of the close of business of the previous month (or, with respect to any Borrowing Base Certificate delivered while a Cash Dominion Event is continuing, as of the end of the previous calendar week); provided that, in the event the Parent and the Subsidiaries shall have consummated any Disposition of a Subsidiary, a division or a line of business, and as a result thereof, the Value of the U.S. Eligible Accounts and U.S. Eligible Unbilled Accounts of the U.S. Borrowers shall have declined by more than $1,000,000 or the Value of the Canadian Eligible Accounts and Canadian Eligible Unbilled Accounts of the Canadian Domiciled Obligors shall have declined by more than $500,000, Borrower Agent shall deliver to Agent on the date of such Disposition an updated Borrowing Base Certificate setting forth each Borrowing Base (prepared after giving effect to such Disposition on a pro forma basis) as of the close of business of the previous month (or, with respect to any such Borrowing Base Certificate delivered while a Cash Dominion Event is continuing, as of the end of the previous calendar week), (b) a schedule of unbilled accounts organized by Account Debtor, (c) a report of each Obligor’s jobs that have not met the timing benchmarks required under the terms of the applicable contract or otherwise not satisfied the contract terms and (d) a detailed aged trial balance of all Accounts of each Obligor as of the end of the preceding month (or shorter applicable period), specifying each Account’s Account Debtor name and address (if requested), amount, invoice date and due date and, at Agent’s reasonable request, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Financial Officer (and any Borrowing Base in effect at any time shall be determined on the basis of the Borrowing Base Certificate then most recently delivered pursuant to clause (a) above), provided that Agent may from time to time review and adjust any such calculation (i) due to collections received in the Dominion Account or otherwise; (ii) to reduce advance rates and to impose additional Availability Reserves in its Permitted Discretion; and (iii) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2 Administration of Accounts.

8.2.1 Records of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. If Accounts of the U.S. Borrowers in an aggregate face amount of $5,000,000 or more cease to be U.S. Eligible Accounts or U.S. Eligible Unbilled Accounts (in each case other than as a result of payment thereon or invoicing thereof) or if Accounts of the Canadian Domiciled Obligors in an aggregate face amount of $1,000,000 or more cease to be Canadian Eligible Accounts or Canadian Eligible Unbilled Accounts (in each case other than as a result of payment thereon or invoicing thereof), Borrower Agent shall notify Agent of such occurrence promptly (and in any event within three (3) Business Days) after any Obligor has knowledge thereof.

8.2.2 Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion but only if an Event of Default has occurred and is continuing, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral.

8.2.3 Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Maintenance of Dominion Account. Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Obligors shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent solely during any Cash Dominion Event, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, solely during any Cash Dominion Event, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral. Obligors shall request in writing and otherwise take commercially reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral (in each case other than Term Loan Priority Collateral) are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral (in each case other than Term Loan Priority Collateral), it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3 Administration of Deposit Accounts and Securities Accounts. Schedule 8.3 sets forth all Deposit Accounts and Securities Accounts maintained by Obligors as of the date hereof, including all Dominion Accounts. Subject to Section 7.7, each Obligor shall take all actions necessary to establish Agent’s control of each such Deposit Account through a Deposit Account Control Agreement and of each such Securities Account through a Securities Account Control Agreement. Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Term Loan Representative) to have control over a Deposit Account or any Property deposited therein. Each

Obligor shall be the sole account holder of each Securities Account and shall not allow any other Person (other than Agent and Term Loan Representative) to have control over a Securities Account or any Property deposited therein. Notwithstanding anything herein to the contrary, a U.S. Domiciled Obligor may establish one or more Deposit Accounts or Securities Accounts, which accounts shall be (a) solely for the deposit of proceeds from the sale of Term Loan Priority Collateral pending final application thereof to the Term Debt and (b) identified as such in writing to Agent (such accounts, collectively, the “Term Proceeds Accounts”), and shall not be required to be subject to a Deposit Account Control Agreement or Securities Account Control Agreement.

8.4 General Provisions.

8.4.1 Location of Canadian Collateral. Subject to Section 7.7, all tangible items of Collateral of Canadian Domiciled Obligors, other than Inventory in transit, shall at all times be kept by Canadian Domiciled Obligors at one or more of the locations set forth in Schedules 2(a), 2(b) and 2(c) of the Perfection Certificate or any Supplemental Perfection Certificate, provided that, Canadian Domiciled Obligors may (a) make sales or other dispositions of any Collateral in accordance with Section 10.2.4; (b) maintain any Collateral at (and move to or from) job sites located in Canadian provinces or territories where the Agent has and maintains a perfected first priority security interest in and Lien (subject to Permitted Liens) on such Collateral; and (c) upon 30 days prior written notice to Agent and so long as all actions shall have been taken to ensure that Agent has a perfected first priority security interest in and Lien (subject to Permitted Liens) on such Collateral, maintain Collateral in any other Canadian province or territory, provided no such notice shall be required and no action shall need to be taken to ensure that Agent has a perfected first priority security interest in and Lien on such Collateral unless all Collateral maintained in any such province or territory has a book value of at least $1,000,000 in the aggregate

8.4.2 Insurance of Collateral; Condemnation Proceeds.

(a) Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A+, unless such insurer is otherwise approved by Agent in its discretion) reasonably satisfactory to Agent. From time to time upon reasonable request, Obligor shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each property insurance policy shall include satisfactory endorsements (i) showing Agent as a loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (or 10 days prior written notice to Agent in the event of cancellation of the policy for nonpayment); and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly upon request of Agent, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim. If an Event of Default exists, subject to the Intercreditor Agreement, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) Subject to the Intercreditor Agreement, any proceeds of casualty insurance with respect to Collateral, any awards arising from condemnation of any Collateral and any proceeds of business interruption insurance shall be paid to the Agent; provided that if a Cash Dominion Event is not then in effect and no Event of Default exists, Agent shall remit such proceeds as directed by Borrower Agent. During a Cash Dominion Event or an Event of Default, any such proceeds shall be applied to payment of the Loans, and then to any other Obligations outstanding.

8.4.3 Protection of Collateral. All Extraordinary Expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral of an Obligor Group, all Taxes payable with respect to any Collateral of an Obligor Group (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral of an Obligor Group, shall be borne and paid by Obligors of such Obligor Group in accordance with Section 3.4. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

8.4.4 Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens and transfers and dispositions permitted under this Agreement.

8.5 Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all representatives or agents of Agent designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, subject to the Intercreditor Agreement, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors within such Obligor’s Obligor Group:

(a) Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under casualty insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary constituting Collateral; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9 REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor (with respect to itself and its Subsidiaries) represents and warrants as of the Closing Date and as of each other date the representations and warranties are deemed made pursuant to this Agreement or any other Loan Document, that:

9.1.1 Existence. Each of the Parent and its Subsidiaries is (a) duly organized, validly existing, and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation and (b) in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be in good standing and so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2 Power and Authority. Each of the Obligors has the requisite organizational power and authority to (a) own its assets and carry on its business and (b) execute, deliver and perform the Loan Documents to which it is a party and to consummate the Transactions. Each of the Obligors has all requisite material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business.

9.1.3 No Contravention. The execution, delivery, and performance by each Obligor of this Agreement and the other Loan Documents to which it is a party and the consummation of the Transactions (a) have been duly authorized by all necessary organizational action on the part of such Obligor, (b) do not and will not (i) contravene the terms of such Obligor’s Organic Documents, (ii) violate Applicable Law in any material respect, or (iii) conflict with or result in any breach or contravention of, or result in the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the Term Loan Documents) under, (A) the provisions of any indenture, instrument or agreement to which such Obligor is a party or by which it or its Property is bound (including the Term Loan Documents) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Obligor or its Property is subject except, in the case of clause (b)(iii)(A) (other than with respect to the Term Loan Documents) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.1.4 Authorizations and Approvals. No authorization, approval, consent, exemption, or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Obligor in connection with the execution, delivery and performance by any Obligor of this Agreement or the other Loan Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (a) such as have been obtained or made and are in full force and effect, (b) filings necessary to perfect (or maintain perfection of) Liens created under the Loan Documents and (c) actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the Ordinary Course of Business from time to time or that may be required to comply with the express requirements of the Loan Documents (including, without limitation, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created under the Loan Documents).

9.1.5 Enforceable Obligations. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Obligor that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable Debtor Relief Laws or general principles of equity.

9.1.6 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of the Parent and its Subsidiaries as of the date of the balance sheet included therein and the results of operations of the Parent and its Subsidiaries for the period covered thereby in accordance with GAAP, and (iii) to the extent required by GAAP, disclose all material Debt and other liabilities (contingent or otherwise), including liabilities for Taxes, of the Parent and its Subsidiaries as of the date thereof.

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Parent and its Subsidiaries as of the dates of the balance sheets included therein and the results of operations of the Parent and its Subsidiaries for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to year-end audit adjustments.

(c) Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

9.1.7 True and Complete Disclosure. Each Obligor has disclosed to Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it (other than matters of general economic or industry nature or otherwise not specific to the Parent and its Subsidiaries), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) the information (other than the Projections and information of general economic or industry nature) furnished by or on behalf of any Obligor to Agent or any Lender in connection with the negotiation of any Loan Document or (b) any report, financial statement or other information furnished by or on behalf of any Obligor to Agent or any Lender pursuant to the Loan Documents, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to projected financial information (including the Projections and any projections delivered pursuant to Section 10.1.6(e)), the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that actual results may vary materially from the projected financial information).

9.1.8 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of an Obligor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Parent or any of its Subsidiaries or against any of its or their properties or revenues that (a) pertain to this Agreement, any other Loan Document or any of the Transactions or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

9.1.9 Compliance with Laws.

(a) None of the Parent, any of its Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently conducted violate, any Applicable Law (including any Environmental Law) or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in either case where such violation or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) None of the Parent or any of its Subsidiaries is in violation of the FCPA, the Currency and Foreign Transactions Reporting Act of 1970 or any related or similar rules or regulations, issued, administered or enforced by any Governmental Authority that are applicable to it.

(c) None of the Parent or any of its Subsidiaries, nor to the knowledge of the Parent or any of its Subsidiaries, any director, officer or employee thereof, is an individual or entity currently the subject of any Sanctions. None of the Parent or any of its Subsidiaries is located, organized or resident in a Designated Jurisdiction.

9.1.10 No Default. None of the Parent or any of its Subsidiaries has violated or defaulted under any agreement or instrument to which it is a party, where such violation or default has resulted in, or could, either individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

9.1.11 Subsidiaries; Corporate Structure. Schedule 9.1.11 sets forth, as of the Closing Date, (i) a list of all Subsidiaries of the Parent, (ii) as to each such Subsidiary, the jurisdiction of formation, (iii) in the case of Equity Interests owned by Parent or a Subsidiary, the outstanding Equity Interests therein and the percentage of each class of such Equity Interests owned by the Parent and its Subsidiaries, and (iv) an indication of such Subsidiaries of the Parent that are Borrowers or Guarantors.

9.1.12 Condition of Properties.

(a) Each of the Parent and its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all Real Estate material to the conduct of its business, except for such minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except for Permitted Liens.

(b) Each of the Parent and its Subsidiaries has complied with all obligations under all leases with respect to Real Estate to which it is a party, all such leases are in full force and effect and the Parent or such Subsidiary enjoys peaceful and undisturbed possession under all such leases, in each case except to the extent failure of any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Each of the Parent and its Subsidiaries has good title to, or valid leasehold interest in, all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders hereunder (other than any such Property transferred or otherwise disposed of in accordance herewith), in each case free of Liens except Permitted Liens and except to the extent failure of any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.1.13 Environmental Condition. Except as set forth on Schedule 9.1.13 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) The Parent and its Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective properties and the conduct of their respective businesses as currently conducted; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice alleging that the Parent or any of its Subsidiaries is in violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or, to their knowledge, contingent Environmental Claim.

(b) None of the present or, during the period of ownership and operation by the Parent or its Subsidiaries, previously owned or operated properties of the Parent or any of its present or former Subsidiaries, wherever located, (i) has been placed on or, to their knowledge, proposed to be placed on the National Priorities List, CERCLIS, or their state, local or foreign analogs, nor has the Parent or any of its Subsidiaries been otherwise notified in writing of the designation, listing or identification of any Property of the Parent or any of its Subsidiaries as a potential site requiring removal, remediation, cleanup, closure, restoration, reclamation, or other response activity (“Response”) under any Environmental Laws (except as such activities may be required by permit conditions); (ii) is subject to a Lien (other than Permitted Liens), arising under or pursuant to any Environmental Laws, that attaches to any revenues of the Parent or its Subsidiaries or to any Property currently owned or operated by the Parent or any of its Subsidiaries, wherever located; or (iii) has been the site of any Release of Hazardous Material from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Parent or any of its Subsidiaries and none of the Parent or any of its Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Material to any third party site which could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Parent or any of its Subsidiaries.

9.1.14 Insurance.

(a) Schedule 9.1.14 sets forth a true and complete list of all insurance maintained by the Parent and its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid.

(b) The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent or any of its Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent and its Subsidiaries operate.

9.1.15 Taxes. In accordance with the tax laws, regulations, official pronouncements and practices of each tax jurisdiction, the Parent and each of its Subsidiaries have filed or are in the process of filing all Federal and all material state, provincial and territorial and other tax returns and reports required to be filed, and have paid or will pay, before the same shall become in default, all Federal and all material state, provincial and territorial and other Taxes, except those which are being Properly Contested. There is no proposed tax assessment against the Parent or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect.

9.1.16 ERISA Compliance.

(a) The Parent and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and other Applicable Laws promulgated thereunder.

(b) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or may rely upon an opinion letter for a prototype plan letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Parent, nothing has occurred which would prevent, or cause the loss of, such qualification. The Parent, each Obligor and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code or Section 303 of ERISA has been made with respect to any Pension Plan, except as could not, individually or in the aggregate, reasonably be expected to result in a material liability of the Parent, any Obligor or any ERISA Affiliate.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Parent, any Obligor or any ERISA Affiliate; (ii) no Pension Plan had any Unfunded Pension Liability as of the last annual valuation date applicable thereto except as could not reasonably be expected to result in a material liability of the Parent or any of its ERISA Affiliates; (iii) neither the

Parent, any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent, any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent, any Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except as could not reasonably be expected to result in a material liability of the Parent or any of its ERISA Affiliates.

(d) No Canadian Employee Plan provides for medical, life or other welfare benefits (through insurance or otherwise), with respect to any current or former employee of any Canadian Domiciled Obligor or any Affiliate thereof after retirement or other termination of service (other than coverage mandated by Applicable Law or coverage provided through the end of the month containing the date of termination from service or otherwise where part of a severance package or with respect to injured or disabled employees).

(e) Each Canadian Domiciled Obligor is in compliance in all material respects with the requirements of the PBA and any binding FSCO requirements of general application with respect to each Canadian Pension Plan and in compliance with any FSCO directive or order directed specifically at a Canadian Pension Plan. No Canadian Pension Plan has any unfunded liability, solvency liability or wind up deficiency or otherwise has its present value benefit liabilities determined on a plan termination basis in accordance with actuarial assumptions in excess of the current value of its assets, except as could not reasonably be expected to result in a material liability of the Parent or any of its Subsidiaries. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. Except as disclosed on Schedule 9.1.16, no Canadian Domiciled Obligor or Subsidiary contributes to or participates in a Canadian Multi-Employer Plan. No Canadian Domiciled Obligor or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan or Canadian Multi-Employer Plan which provides benefits on a defined benefit basis. As of the date hereof, no Termination Event has occurred. All contributions required to be made by any Canadian Domiciled Obligor or of its Subsidiaries to any Canadian Pension Plan or Canadian Multi-Employer Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and Canadian Multi-Employer Plan and the PBA, except as could not reasonably be expected to result in a material liability of any Canadian Domiciled Obligor or any of its Subsidiaries. No Lien has arisen, choate or inchoate, in respect of any Canadian Domiciled Obligor or their Property in connection with any Canadian Pension Plan or Canadian Multi-Employer Plan (save for contribution amounts not yet due).

(f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States or Canada (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Obligor or any ERISA Affiliate that is not subject to United States or Canadian law (a “Foreign Plan”):

(i) any employer contributions and, to the knowledge of each Obligor, any employee contributions, in each case required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each Foreign Plan required by law to be funded, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles;

(iii) each Foreign Plan required to be registered has been registered and, to the knowledge of the Obligors, has been maintained in good standing with applicable regulatory authorities; and

(iv) each Foreign Plan is in compliance with (i) all material provisions of Applicable Law and all material applicable regulations and published interpretations thereunder and (ii) the terms of such plan.

9.1.17 Security Interests.

(a) The Security Documents are effective to create in favor of Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the U.S. Facility Collateral and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC, in each case prior in right to any other Lien, other than Permitted Liens that have priority by Applicable Law and subject to the Intercreditor Agreement.

(b) The Canadian Security Agreement is effective to create in favor of Agent, for the benefit of the Canadian Facility Secured Parties, a legal, valid and enforceable security interest and Lien in the Canadian Facility Collateral of the Canadian Domiciled Obligors and, when statements in appropriate form are filed in the applicable filing offices under the PPSA, Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest or other Lien may be perfected by the filing of a financing statement under the applicable PPSA, in each case prior and superior in right to any other Lien, other than Permitted Liens that have priority by Applicable Law.

9.1.18 Labor Relations. There (a) is no unfair labor practice complaint pending against the Parent or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Parent, threatened against any of them, before the National Labor Relations Board, the Ontario Labour Relations Board or analogous board of any other jurisdiction, (b) is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Parent or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Parent, threatened against any of them before the National Labor Relations Board, the Ontario Labour Relations Board or analogous board of any other jurisdiction, and (c) are no strikes, lockouts, slowdowns or stoppages against the Parent or any of its Subsidiaries pending or, to the knowledge of any Responsible Officer of the Parent, threatened, in each case where any of the foregoing could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The hours worked by and payments made to employees of the Parent and its Subsidiaries have not been in violation of the FLSA or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Parent or any Subsidiary, or for which any claim may be made against the Parent or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent or such Subsidiary, except where the failure to do the same, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent or any of its Subsidiaries is a party.

9.1.19 Intellectual Property. The Parent and each of its Subsidiaries own or are licensed or otherwise have full legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person with respect thereto, except where the absence of such rights or the presence of such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all U.S. and Canadian registered patents and patent applications, registered trademarks and trademark applications and registered copyrights and copyright applications owned by, and all exclusive copyright licenses licensed by, the Parent or any Subsidiary are set forth on Schedule 9.1.19.

9.1.20 Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the Obligors, taken as a whole, are Solvent.

9.1.21 Margin Regulations. None of the Obligors is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.

9.1.22 Investment Company Act. Neither the Parent nor any of its Subsidiaries (a) is or is required to be registered as an “investment company” under the Investment Company Act of 1940; or (b) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23 Names and Locations. The Perfection Certificate sets forth, as of the Closing Date, (a) the exact legal name of each Obligor as it appears in its articles or certificate of incorporation (or equivalent Organic Document), the state or other jurisdiction of its incorporation or formation and the organizational identification number (or a specific designation that one does not exist) issued by its state or other jurisdiction of incorporation or formation and (b) the location of the chief executive office, principal place of business and domicile (within the meaning of such term in the Civil Code) of each Obligor.

9.1.24 Foreign Assets Control Regulations, etc. No part of the proceeds of the Loans will be used, directly or indirectly, (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or (b) for the purpose of directly or indirectly financing the activities of any Person subject to any United States sanctions administered by OFAC.

9.1.25 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts and Eligible Unbilled Accounts, on all statements and representations made by Obligors with respect thereto. Each Obligor warrants, with respect to each of its Accounts at the time it is shown as an Eligible Account or an Eligible Unbilled Account in a Borrowing Base Certificate, that to the Obligors’ knowledge the Account:

(a) is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) arises out of a completed, bona fide sale and delivery of goods or out of the rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) is for a sum certain and, with respect to Eligible Accounts, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) is not subject to any offset, Lien (other than Agent’s Lien and, with respect to U.S. Borrowers, Liens permitted under Section 10.2.1(m)), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to such Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder or otherwise in the Value thereof reported in such Borrowing Base; and

(f) (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

SECTION 10 COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. As long as any Commitments or Obligations (other than Secured Bank Product Obligations or any Unasserted Contingent Obligations) are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1 Preservation of Existence, Etc. Except as permitted by Section 10.2.3 or 10.2.4, (a) preserve, renew and maintain in full force and effect its legal existence and (to the extent the concept is applicable in such jurisdiction) good standing under the Applicable Law of the jurisdiction of its formation, (b) take all reasonable action to obtain, preserve, renew, extend, maintain and keep in full force and effect all rights, privileges, permits, licenses, authorizations and franchises necessary or desirable in the normal conduct of its business, and (c) qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties, except, in the case of clauses (b) and (c), where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.1.2 Compliance with Laws, Etc. Comply with all Applicable Law (including, without limitation, all Environmental Laws, the FLSA, AML Legislation, ERISA and the PBA) applicable to it or to its business or Property, except (other than in the case of AML Legislation) where failure so to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.1.3 Maintenance of Property. Except as permitted by Section 10.2.3 or 10.2.4, maintain and preserve all Property material to the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and keep such Property in all material respects in good repair, working order and condition, ordinary wear and tear excepted.

10.1.4 Maintenance of Insurance. Maintain insurance with insurers (with a Best Rating of at least A+, unless otherwise approved by Agent) reasonably satisfactory to Agent, with respect to the Properties and business of Parent and its Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies engaged in similar businesses and owning similar properties in locations where the Parent and its Subsidiaries operate.

10.1.5 Payment of Taxes. Pay and discharge as the same shall become due and payable all material Taxes imposed upon it or upon its income or profits or in respect of its Property, unless the same are being Properly Contested.

10.1.6 Reporting Requirements. In the case of the Obligors, deliver to Agent and, in the case of clause (j) or (o) below, the applicable Lender:

(a) Audited Annual Financials. Within 90 days after the end of any Fiscal Year, copies of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, together with the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, and the notes thereto, setting forth in each case in comparative form the audited consolidated figures as of the end of and for the previous Fiscal Year, all prepared in accordance with GAAP and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing or otherwise reasonably acceptable to Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such Fiscal Year and their consolidated results of operations and cash flows for such Fiscal Year in conformity with GAAP (or words substantially similar to the foregoing) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b) Quarterly Financials. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of operations and cash flows for such Fiscal Quarter (in the case of such statement of operations) and for the portion of the Parent’s Fiscal Year then ended, and setting forth in comparative form the consolidated figures for the corresponding Fiscal Quarter of the previous Fiscal Year or the corresponding portion of the previous Fiscal Year, as applicable, all certified by a Financial Officer of the Parent as fairly presenting, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, their consolidated results of operations for such Fiscal Quarter and their consolidated cash flows for such portion of the Parent’s Fiscal Year in conformity with GAAP, subject only to year-end audit adjustments and the absence of footnotes;

(c) Monthly Financials. Within 30 days after the end of each fiscal month of the Parent (but within 45 days following the last fiscal month of each Fiscal Quarter), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal month, and the related consolidated income statement for such fiscal month and for the portion of the Parent’s Fiscal Year then ended, and setting forth in comparative form the consolidated figures for the corresponding fiscal month of the previous Fiscal Year or the corresponding portion of the previous Fiscal Year, as applicable, all certified by a Financial Officer of the Parent as fairly presenting, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal month and their consolidated results of operations for such fiscal month and for such portion of the Parent’s Fiscal Year in conformity with GAAP, subject only to year-end audit adjustments and the absence of footnotes;

(d) Compliance Certificates. (i) Concurrently with the delivery of the financial statements referred to in Section 10.1.6(a), a certificate of the independent registered public accounting firm rendering the report thereon stating whether, in connection with their audit examination, any condition or event has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements and, if such a condition or event has come to their attention, specifying in reasonable detail the nature and period, if known, of existence thereof (which certificate may be limited to the extent required by accounting rules and guidelines) and (ii) concurrently with the delivery of the financial statements referred to in Sections 10.1.6(a) and (c), a duly completed Compliance Certificate signed by a Financial Officer of the Parent, which shall, among other things, state whether any change (other than any change set forth in the notes to such financial statements) in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Parent most recently theretofore delivered under Section 10.1.6(a) and (c) (or, prior to the first such delivery, referred to in Section 9.1.6) and, if any such change has occurred, setting forth in reasonable detail such change;

(e) Projections. No later than thirty (30) days after the end of each Fiscal Year of the Parent, commencing with the Fiscal Year ending December 31, 2013, a certified copy of the Parent’s forecasted consolidated (and, if reasonably requested by Agent, consolidating by operating segment) (i) balance sheet, (ii) profit and loss statement, (iii) cash flow statement and (iv) capitalization statement, in each case as of the last day of or for each of the two Fiscal Years immediately following the end of such Fiscal Year, together with appropriate supporting details and a statement of underlying assumptions in a format consistent with the Projections and otherwise reasonably acceptable to Agent;

(f) Internal Controls. Promptly upon receipt thereof, copies of any audit or other reports delivered to the board of directors of the Parent (or the audit committee of such board) by an independent registered public accounting firm in connection with such firm’s audit of the consolidated financial statements of the Parent if such reports identify material weaknesses in internal controls over financial reporting of the Parent;

(g) Supplemental Perfection Certificates and Other Collateral Matters. Concurrently with the delivery of the financial statements referred to in Section 10.1.6(a) and (b), duly completed Supplemental Perfection Certificates;

(h) Securities Law Filings and other Public Information. Promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, periodic and special reports and registration statements which the Parent files with the SEC under Section 13 or 15(d) of the Exchange Act or with any other securities Governmental Authority, and not otherwise required to be delivered to Agent pursuant hereto;

(i) Press Releases. To the extent not otherwise provided for herein, as soon as available, any press release or other public announcement or statement by the Obligors;

(j) AML Legislation. Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under any AML Legislation;

(k) Material Contracts. Promptly after receipt thereof by any Obligor, a copy of (i) any notice of any default or material claim under, or any waiver of any default under, or any termination (prior to the scheduled expiration thereof) of any Material Contract and (ii) each amendment or modification to the Term Loan Documents;

(l) Quarterly Backlog Reports. Within 30 days after the end of each Fiscal Quarter, an internal backlog report in summary form;

(m) Trade Payables. At Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(n) Trade Relations. Promptly after obtaining knowledge thereof, any actual or threatened termination of any business relationship between any Obligor and any customer, or any group of customers, who individually or in the aggregate are material to the business of the Obligors; and

(o) Other Information. Such other information respecting the business, properties or Collateral, or the condition or operations, financial or otherwise, of the Parent and its Subsidiaries as Agent or any Lender (through Agent) may from time to time reasonably request, including, without limitation, consolidating financial statements.

Documents required to be delivered pursuant this Section 10.1.6 may be delivered electronically and, in the case of Sections 10.1.6(h), (i) and (k) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents, (i) shall have been posted or provided a link to on the Parent’s website on the Internet at the website at http://www.willbros.com, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on the Parent’s behalf on SyndTrak or another website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent). Agent shall not have an obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

10.1.7 Other Notices. Deliver to Agent:

(a) Defaults. Prompt written notice of the occurrence of any Default or Event of Default (but in any event within five Business Days of obtaining knowledge thereof);

(b) Litigation. Prompt written notice of the filing or commencement of, or receipt of any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Parent or any of its Subsidiaries, or any material development in any such action, suit, proceeding, that, in either case, could reasonably be expected to result in a liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $5,000,000;

(c) ERISA Events and Termination Events. Prompt written notice of (i) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $5,000,000 and (ii) the occurrence of any Termination Event that, alone or together with any other Termination Events that have occurred, could reasonably be expected to result in liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) Environmental Notices. Promptly upon receipt thereof, a copy of any form of written notice, summons, material correspondence or citation received from any Governmental Authority or any other Person, (i) concerning material violations or alleged violations of Environmental Laws, which seeks or threatens to impose liability on the Parent or its Subsidiaries therefor, (ii) alleging liability for any material action or omission on the part of the Parent or any of its Subsidiaries in connection with any Release of Hazardous Material, (iii) providing any written notice of potential responsibility or liability under any Environmental Law, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Parent or any of its Subsidiaries, or any of their leased or owned material Property, wherever located, in each of cases (i) through (iv) that, individually or in the aggregate, could reasonably be expected to result in a liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(e) Information Regarding Obligors. Written notice of any change since the Closing Date in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number of any Obligor at least fifteen (15) days prior to the occurrence thereof (or such shorter number of days as may be agreed to by Agent in its discretion);

(f) Material Changes. Prompt written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(g) SEC Correspondence. Within five (5) Business Days after receipt thereof, copy of any written notice or other written correspondence received by the Parent or any Subsidiary from the SEC informing the Parent or any Subsidiary that the SEC has issued a formal order of an investigation concerning the financial reporting of the Parent or any Subsidiary thereof; and

(h) Resignation of Accountants. Prompt written notice of the discharge of or any withdrawal or resignation by any Obligor’s independent accountants after any Obligor’s obtaining knowledge thereof.

Each notice pursuant to this Section shall be accompanied, where applicable, by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken or proposes to take with respect thereto. Each notice pursuant to Section 10.1.7(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Documents required to be delivered pursuant to this Section 10.1.7 may be posted by Agent on SyndTrak or another relevant website to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent).

10.1.8 Books and Records. (a) Keep proper records and books of account in which full, true and correct entries will be made in accordance with GAAP (giving effect to materiality concepts embodied therein) and in material conformity with all Applicable Law, reflecting all material financial transactions and matters involving the assets and business of the Parent and its Subsidiaries, and (b) maintain such books, records and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent and its Subsidiaries, as the case may be.

10.1.9 Inspections; Field Examinations.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Parent or any Subsidiary, inspect, examine and make extracts from its books and records, and discuss with its officers, employees, agents, advisors and independent accountants Parent’s or such Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) In addition to any examinations under Section 10.1.10(a), reimburse Agent for all standard charges and out-of-pocket costs and expenses of Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per Loan Year, or if a Trigger Period has occurred during such Loan Year, up to three times per Loan Year; provided, however, that if an examination is initiated while a Default or Event of Default exists, all standard charges and out-of-pocket costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to the foregoing limits on frequency, Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination groups, as well as the charges of any third party used for such purposes, and all out-of-pocket costs and expenses of the foregoing Persons.

10.1.10 Additional Obligors.

(a) Within thirty (30) days (or such longer period as may be agreed to by Agent including for the purposes of satisfying the requirements of clause (a) in the next sentence) after the Parent forms or acquires any U.S. Subsidiary (other than an Excluded U.S. Subsidiary) or Canadian Subsidiary that is both a Wholly-Owned Subsidiary and a Material Subsidiary, or after any such Wholly-Owned Subsidiary becomes a Material Subsidiary, provide written notice to Agent thereof and cause such Subsidiary to (i) become a U.S. Borrower or U.S. Facility Guarantor, if such Subsidiary is a U.S. Subsidiary, or a Canadian Facility Guarantor, if such Subsidiary is a Canadian Subsidiary, by executing and delivering to Agent a counterpart of this Agreement substantially in the form of Exhibit D or such other documents as Agent shall reasonably deem appropriate for such purpose, (ii) deliver to Agent documents of the types referred to in Sections 6.1(b), (e) and (g) and such other documents as Agent may require, including a favorable opinion of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) above), all in form and substance reasonably satisfactory to Agent, (iii) execute and deliver to Agent a supplement to each of the other Security Documents, as applicable and otherwise comply with its agreements set forth in Sections 7 and 8 and (iv) with respect to a U.S. Subsidiary joining this Agreement as a U.S. Borrower, deliver a Borrowing Base Certificate for such Subsidiary effective as of not more than 30 days preceding the date on which such Subsidiary becomes a U.S. Borrower and, with respect to a Canadian Subsidiary joining this Agreement as a Canadian Facility Guarantor whose assets will be included in the Canadian Borrowing Base, deliver a Borrowing Base Certificate for such Subsidiary effective as of not more than 30 days preceding the date on which such Subsidiary becomes a Canadian Facility Guarantor. Notwithstanding the foregoing, (A) no Subsidiary may be joined as an Obligor until completion of Agent’s and Applicable Lenders’ compliance procedures for applicable “know your customer” and anti-money laundering rules (including AML Legislation) and (B) prior to including such new U.S. Borrower’s or new Canadian Domiciled Obligor’s assets in the Borrowing Base, Agent, in its discretion, shall have the right to conduct a field examination with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to Agent and at the sole expense of such Subsidiary.

(b) Without limiting its obligations under Section 10.1.10(a), the Parent may cause any U.S. Subsidiary or Canadian Subsidiary (whether or not such Subsidiary is a Material Subsidiary or a Wholly-Owned Subsidiary) to become a U.S. Borrower, a U.S. Guarantor or a Canadian Domiciled Obligor for all purposes hereof by causing such Subsidiary to take the actions specified in Section 10.1.10(a); provided, that (i) only U.S. Subsidiaries that are Wholly-Owned Subsidiaries may become U.S. Borrowers and (ii) only Canadian Subsidiaries that are Wholly-Owned Subsidiaries may become Canadian Domiciled Obligors whose assets are included in the Canadian Borrowing Base.

10.1.11 Post-Closing Obligations. Each Obligor will complete each of the actions applicable to it that is described in Schedule 10.1.11 as soon as commercially reasonable, but in any event no later than the date set forth in Schedule 10.1.11 with respect to such action, or such later date as Agent may agree in its discretion.

10.2 Negative Covenants. As long as any Commitments or Obligations (other than Secured Bank Product Obligations or any Unasserted Contingent Obligations) are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1 Liens. Create, assume, incur or suffer to exist any Lien on or in respect of any of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens created pursuant to any Loan Document;

(b) Excepted Liens;

(c) Liens described in Schedule 10.2.1; provided that such Liens shall secure only those obligations which they secure on Closing Date and refinancings, extensions, renewals and replacements thereof not prohibited hereunder;

(d) Liens securing Debt permitted under Section 10.2.2(h) and obligations relating to Governmental Fueling Facilities not constituting Debt; provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than the Governmental Fueling Facilities;

(e) Liens securing Capital Leases and Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such Liens secure only Debt permitted by Section 10.2.2(j) and obligations relating thereto not constituting Debt and (ii) such Liens shall not apply to any other asset of the Parent or any Subsidiary; provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f) Liens securing Debt permitted under Section 10.2.2(i) or other obligations relating to the payment of insurance premiums; provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than assets of the type customarily subject to such Liens (including rights under the applicable insurance policies);

(g) any Lien existing on any asset (other than Accounts of U.S. Borrowers or Canadian Domiciled Obligors) prior to the acquisition thereof by the Parent or any Subsidiary or existing on any asset (other than Accounts of U.S. Borrowers or Canadian Domiciled Obligors) of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary securing Debt permitted under Section 10.2.2(k); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other asset of the Parent or any Subsidiary, and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancings, extensions, renewals and replacements thereof that are not prohibited hereunder;

(h) in connection with the sale or transfer of all the Equity Interests in any Subsidiary (other than Holdings or Canadian Borrower) in a transaction permitted under Section 10.2.3 or 10.2.4, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof, provided, that such rights and restrictions shall not affect or impair any Eligible Accounts or Eligible Unbilled Accounts (including the collection thereof, payment of any proceeds thereof to Agent and Agent’s Lien thereon);

(i) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary or any Person that is not a Subsidiary, any put and call arrangements related to its Equity Interests and Equity Interest Equivalents set forth in its Organic Documents or any related joint venture or similar agreement;

(j) Liens solely on any cash earnest money deposits made by the Parent or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any transaction permitted under Section 10.2.5;

(k) Liens securing obligations in respect of any performance bonds, surety bonds or similar instruments incurred in the Ordinary Course of Business of the Parent and its Subsidiaries; provided that such Liens do not extend to assets of the Parent or any of its Subsidiaries other than assets of the type customarily subject to such Liens and do not attach to any assets included in the Borrowing Base;

(l) Liens securing Debt permitted by Section 10.2.2(e) and obligations relating thereto not constituting Debt; provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than the assets that relate to the applicable Sale and Leaseback Transaction;

(m) Liens on Property of Parent and its U.S. Subsidiaries securing Debt permitted under Section 10.2.2(f) and obligations relating thereto not constituting Debt (including interest, fees, premiums and indemnities and obligations under Hedging Agreements); provided that, to the extent such Liens are on any Collateral, they are subject to the Intercreditor Agreement; and

(n) Liens not otherwise permitted hereunder; provided that the aggregate principal amount of the obligations secured by such Liens does not exceed $1,000,000 at any time outstanding.

10.2.2 Debts. Create, assume or suffer to exist, or in any manner become or be liable in respect of, any Debt, except:

(a) the Obligations;

(b) Debt described in, or incurred under commitments described in, Schedule 10.2.2, and any Debt refinancing, extending, renewing or replacing any such Debt to the extent each Refinancing Condition is satisfied;

(c) unsecured Debt of the Parent or any Subsidiary owing to the Parent or any other Subsidiary; provided that (i) any such Debt of any Obligor owing to any Subsidiary that is not an Obligor is subordinated to the obligations of such Obligor hereunder on terms in form and substance reasonably acceptable to Agent, (ii) such Debt is permitted under Section 10.2.5(d) and (iii) any such Debt of any Subsidiary that is not an Obligor owing to an Obligor or of an Obligor owing to another Obligor is evidenced by the Global Intercompany Note or any other promissory note pledged to Agent for the benefit of the Secured Parties;

(d) Permitted Contingent Obligations;

(e) Capital Leases incurred in connection with any Sale and Leaseback Transaction permitted by Section 10.2.13(a)(ii);

(f) the Term Loans incurred by the Parent and U.S. Subsidiaries in an aggregate principal amount not to exceed $300,000,000 at any time outstanding and any Debt refinancing, extending, renewing or replacing the Term Loans (or any other Term Debt) to the extent each Refinancing Condition is satisfied;

(g) Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that the aggregate principal amount of any such Debt that is secured may not exceed $1,000,000 at any time outstanding;

(h) Debt incurred in connection with the construction or development of any Governmental Fueling Facility; provided that (i) such Debt with respect to any Governmental Fueling Facility is only outstanding during the Construction Phase of such Governmental Fueling Facility and (ii) the aggregate principal amount of such Debt does not exceed $20,000,000 at any time outstanding for all Governmental Fueling Facilities in the Construction Phase;

(i) Debt consisting of the financing of insurance premiums; provided that the final scheduled maturity of such Debt shall not exceed one (1) year after the date of incurrence thereof;

(j) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets; provided that (i) the principal amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (ii) the aggregate principal amount of Debt permitted under this clause (j) shall not exceed $20,000,000 at any time outstanding and (iii) such Debt is incurred within 90 days of the acquisition, construction or improvement thereof;

(k) Debt of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Debt of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a transaction permitted under Section 10.2.5; provided that (i) such Debt exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) the aggregate principal amount of Debt permitted by this clause (k) shall not exceed $10,000,000 at any time outstanding; and

(l) Debt owed in respect of any Cash Management Services in the Ordinary Course of Business; provided that such Debt shall be repaid in full within five (5) Business Days of the incurrence thereof.

10.2.3 Merger or Consolidation. Merge, consolidate or amalgamate with or into another Person, or dissolve or liquidate, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) (i) any U.S. Domiciled Obligor, any U.S. Subsidiary that is not a U.S. Domiciled Obligor and any U.S. Person acquired in a transaction permitted by Section 10.2.5 may merge or consolidate with any U.S. Domiciled Obligor, provided that, the continuing or surviving Person is (A) a U.S. Borrower if any party to such merger or consolidation is a U.S. Borrower, (B) Parent if any party to such merger or consolidation is Parent or (C) a U.S. Facility Guarantor if any party to such merger or consolidation is a U.S. Facility Guarantor, (ii) any Canadian Domiciled Obligor, any Canadian Subsidiary or any Canadian Person acquired pursuant to a transaction permitted by Section 10.2.5 may merge, consolidate or amalgamate with any Canadian Domiciled Obligor, provided that, the continuing or surviving Person is Canadian Domiciled Obligor and, if any party to such merger, amalgamation or consolidation is Canadian Borrower, the continuing or surviving Person is Canadian Borrower and provided further, that the surviving Person delivers to Agent within ten (10) days of such merger, amalgamation or consolidation a confirmation and acknowledgement agreement in form and substance reasonably satisfactory to Agent confirming, inter alia, that all applicable Loan Documents are binding on such surviving Person, together with all such PPSA financing change statements, ancillary certificates, acknowledgements and legal opinions as may be reasonably required by Agent in connection with any of the foregoing, all on terms and conditions reasonably satisfactory to Agent, (iii) any Subsidiary that is not an Obligor and any other Person acquired in a transaction permitted by Section 10.2.5 may merge, consolidate or amalgamate with any other Subsidiary that is not an Obligor and (iv) any Subsidiary (other than the Canadian Borrower or Holdings) may merge into or consolidate with any Person in a transaction permitted by Section 10.2.4 in which the continuing or surviving Person is not a Subsidiary; and

(b) the Parent may dissolve or liquidate any Subsidiary (other than the Canadian Borrower or Holdings); provided that any Asset Disposition of the assets of such dissolved or liquidated Subsidiary is permitted by Section 10.2.4.

10.2.4 Asset Dispositions. Make any Asset Disposition, except:

(a) Asset Dispositions of Equipment or Real Estate to the extent that (i) such Asset Disposition is in the Ordinary Course of Business and (ii) (A) such Property is exchanged for credit against the purchase price of similar replacement Property or (B) the proceeds of such Asset Disposition are reasonably promptly applied to the purchase price of other Equipment or Real Estate;

(b) Asset Dispositions (other than of any Accounts) by the Parent to any Subsidiary or by any Subsidiary to the Parent or to another Subsidiary; provided that, unless such Asset Disposition is solely among members of the same Obligor Group or Subsidiaries that are not Obligors, such Asset Disposition must comply with Sections 10.2.5 and 10.2.8;

(c) Asset Dispositions (other than of (i) Equity Interests in Holdings or Canadian Borrower and (ii) any Accounts except as part of a disposition of Equity Interests in a Person owning such Accounts or of a business, division or substantially all assets of a Person) not otherwise permitted under this Section 10.2.4; provided that (i) at the time of each such Asset Disposition, no Default or Event of Default (including any Overadvance) shall exist or would result from such Asset Disposition, (ii) in the case of any such Asset Disposition, the sum of the highest of (A) the net book value (less net associated liabilities), (B) the market value (if available to the Parent without undue burden or expense) and (C) the purchase price (less any retained Debt) of all the Property to be disposed of in such Asset Disposition, or disposed of in any other Asset Disposition made in reliance on this clause (c) in the same Fiscal Year as such Asset Disposition (in each case measured as of the date of the applicable Asset Disposition), shall not exceed 5% of the Tangible Net Worth as of the end of the Fiscal Quarter most recently ended prior to the date of such Asset Disposition, (iii) if such Asset Disposition includes a disposition of Accounts of a U.S. Borrower or a Canadian Domiciled Obligor, an amount equal to the net book value of such disposed Accounts shall be applied to repay, to the extent of the outstanding amount thereof, the U.S. Revolving Loans or the Canadian Revolving Loans, as applicable, (iv) to the extent required thereby, the Net Proceeds of such Asset Disposition constituting Term Loan Priority Collateral are applied in accordance with the Term Loan Credit Agreement and (v) Borrower Agent shall have delivered with respect thereto an updated Borrowing Base Certificate required under Section 8.1;

(d) Investments permitted by Section 10.2.5 and Restricted Payments permitted by Section 10.2.6;

(e) grants of licenses, sublicenses, leases and subleases in the Ordinary Course of Business that do not interfere in any material respect with the business of the Parent or any Subsidiary;

(f) sales or discounts of delinquent Accounts not included in the Borrowing Base in connection with the compromise or collection thereof in the Ordinary Course of Business or of assets received upon enforcement of any claim against on obligor on an Account; and

(g) the Specified Dispositions; provided that (i) if any Specified Disposition shall be for consideration of $10,000,000 or more, Agent shall have received a certificate of a Financial Officer of the Parent to the effect that such Specified Disposition was approved by the Board of Directors of the Parent, (ii) to the extent constituting Term Loan Priority Collateral and required by the Term Loan Credit Agreement, the Net Proceeds of such Specified Disposition are applied in accordance with the Term Loan Credit Agreement, (iii) if such Specified Disposition includes a disposition of Accounts of a U.S. Borrower, an amount equal to the net book value of such disposed Accounts shall be applied to repay, to the extent of the outstanding amount thereof, the U.S. Revolving Loans and (iv) Borrower Agent shall have delivered with respect thereto an updated Borrowing Base Certificate required under Section 8.1.

10.2.5 Investments. Make any Investments except:

(a) Investments in the form of Cash Equivalents;

(b) Investments of the Parent and its Subsidiaries in Subsidiaries to the extent such Investments are in existence on the Closing Date and other Investments in existence on the Closing Date and set forth on Schedule 10.2.5 (but not increases thereof in the form of additional Investments);

(c) advances to officers, directors and employees of the Parent and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d) any Investment (i) by a U.S. Domiciled Obligor in any other U.S. Domiciled Obligor, (ii) by a U.S. Domiciled Obligor in any Canadian Domiciled Obligor if, immediately prior to and after giving effect to such Investment, U.S. Availability is at least 20% of the U.S. Revolver Commitments, (iii) by a Canadian Domiciled Obligor in any other Obligor, (iv) by an Obligor in any Subsidiary that is not an Obligor if, immediately prior to and after giving effect to such Investment, Availability of the investing Obligor’s Borrower Group is at least 20% of the such Borrower Group’s Commitments or (v) by a Subsidiary that is not an Obligor in any other Subsidiary or an Obligor; provided that at no time shall the aggregate outstanding amount of the Investments made under clauses (ii) and (iv) exceed $10,000,000;

(e) Investments consisting of extensions of credit in the nature of Accounts or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction of Accounts or notes receivable that are due by financially troubled Account Debtors or that are subject to a dispute with the applicable Account Debtors, in each case to the extent reasonably necessary in order to prevent or limit loss in the Ordinary Course of Business and provided that such Accounts are not included in the Borrowing Base;

(f) Investments constituting Permitted Contingent Obligations and guarantees of the Parent or any Subsidiary in respect of obligations (other than obligations constituting Debt) of the Parent or any of its Subsidiaries;

(g) Investments under Hedging Agreements permitted hereunder;

(h) Acquisitions so long as:

(i) both before and after giving effect to each such Acquisition, no Default or Event of Default exists or would result therefrom;

(ii) as soon as available, but not less than five (5) Business Days prior to the consummation of each such Acquisition, the Parent has provided to Agent copies of substantially definitive documentation with respect to such Acquisition;

(iii) (A) Excess Availability exceeds the greater of 20% of the Commitments and $30,000,000 before and after giving effect to such Acquisition, (B) the Parent and its Subsidiaries have an Adjusted Fixed Charge Coverage Ratio of at least 1.25 to 1.00 both before and after giving effect to such Acquisition, and (C) the Borrower Agent shall have delivered to Agent a certificate from a Financial Officer of the Parent, in form and substance satisfactory to Agent, certifying compliance with clause (iii)(B);

(iv) each such Acquisition shall have been approved by the board of directors, or other equivalent governing body, of the Person acquired or the assets of which have been acquired pursuant thereto (or, in the case of an acquisition of assets, such approval is not required by the Organic Documents of such Person and the board of directors, or other equivalent governing body, of such Person does not oppose the sale of such assets);

(v) no Obligor shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that, at the time of the Acquisition, could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

(vi) with respect to each Acquisition, the Parent shall have delivered to Agent a certificate of a Financial Officer of the Parent to the effect that clauses (i) and (iii) above are satisfied (attaching a reasonably detailed calculation in support thereof);

(i) Investments by the Parent or any Subsidiary that result solely from the receipt by the Parent or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Debt or other securities; and

(j) to the extent constituting an Investment, any indemnities, undertakings, representations or other obligations of the Parent and its Subsidiaries under the Existing Governmental Fueling Facility Arrangements.

10.2.6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) (i) each Subsidiary of the Parent that is not an Obligor may declare and make Restricted Payments ratably to the holders of its Equity Interests and (ii) each Subsidiary of the Parent that is an Obligor may declare and make Restricted Payments to the holders of its Equity Interests that are Obligors;

(b) so long as no Default or Event of Default exists or would result therefrom, the Parent may declare and make dividend payments or other distributions payable to the holders of its Equity Interests or Equity Interest Equivalents solely in the common stock or other common Equity Interests of the Parent;

(c) so long as no Default or Event of Default exists or would result therefrom, the Parent may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or Equity Interest Equivalents with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) (i) the Parent and its Subsidiaries may declare and make Restricted Payments, not exceeding $2,500,000 in the aggregate for any Fiscal Year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Parent and its Subsidiaries; (ii) the Parent may repurchase Equity Interests and Equity Interest Equivalents upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units or performance units, if such Equity Interests and Equity Interest Equivalents represent the exercise price of such options or warrants or represent withholding Taxes due upon such exercise or vesting, and (iii) the Parent may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of Equity Interest Equivalents in the Parent;

(e) declare and make a distribution of preferred or common share purchase rights, and redeem or exchange outstanding preferred or common share purchase rights pursuant to any rights agreements approved by the board of directors of the Parent; provided that the consideration for any such redemption or exchange does not exceed in the aggregate $1,400,000 for all such redemptions and exchanges;

(f) the Parent may declare and make dividend payments or other distributions payable to the holders of its Equity Interests or Equity Interest Equivalents that are directors, officers or employees of the Parent or its Subsidiaries solely in the common stock or other Equity Interests or Equity Interest Equivalents of the Parent pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Parent and its Subsidiaries; and

(g) so long as no Default or Event of Default exists or would result therefrom, the Parent may declare and make cash dividend payments; provided that (i) Excess Availability exceeds the greater of 20% of the Commitments and $30,000,000 both on a pro forma basis for the 30-day period preceding such payment and after giving effect thereto, (ii) the Parent and its Subsidiaries have an Adjusted Fixed Charge Coverage Ratio of at least 1.25 to 1.00 both before and after giving effect thereto and (iii) the Borrower Agent shall have delivered to Agent a certificate from a Financial Officer of the Parent, in form and substance satisfactory to Agent, certifying compliance with clause (g)(ii).

10.2.7 Change in Nature of Business. In the case of any Subsidiary of the Parent, engage in any line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

10.2.8 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the Ordinary Course of Business, including, without limitation, any payment by the Parent or any of its Wholly-Owned Subsidiaries of any management, consulting or similar fees to any such Affiliate, whether pursuant to a management agreement or otherwise, other than on terms substantially as favorable or more favorable to the Parent or such Subsidiary as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than transactions (a) solely between or among the members of an Obligor Group, (b) between or among Subsidiaries that are not Obligors, (c) between or among the Parent and its Subsidiaries, provided that such transactions are intercompany transactions entered into in the Ordinary Course of Business as part of tax, accounting, pension, cash management and other administrative activities, (d) otherwise expressly permitted by this Agreement and (e) pursuant to arrangements existing on the Closing Date and set forth on Schedule 10.2.8.

10.2.9 Agreements Restricting Liens and Distributions. Create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts the ability of (a) any Subsidiary to make Restricted Payments to any Obligor, (b) any U.S. Subsidiary or Canadian Subsidiary to guaranty the Obligations of any Obligor or any Canadian Domiciled Obligor, respectively, or (c) the Parent or any other Obligor to create, incur, assume or suffer to exist Liens on Property of such Person (other than any Excluded Property) to secure the Obligations; provided, however, that (i) the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by Applicable Law or by any Loan Document, (B) prohibitions, encumbrances or restrictions imposed by the Term Loan Documents (so long as not more onerous in any material respect than those set forth in the Term Loan Documents as of the Closing Date), and (C) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary of the Parent, prohibitions, encumbrances or restrictions imposed by its Organic Documents or any related joint venture or similar agreement, provided that such prohibitions, encumbrances or restrictions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clauses (a) and (b) of the foregoing shall not apply to (A) customary prohibitions, encumbrances and restrictions contained in agreements relating to the disposition of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such prohibitions, encumbrances or restrictions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such disposition is permitted by Section 10.2.4, (B) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt or other obligations of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 10.2.2(k), provided that such restrictions and conditions apply only to such Subsidiary, or (C) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt of Subsidiaries not organized under the laws of the U.S. or Canada and permitted under Section 10.2.2, provided that such restrictions and conditions apply only to such Subsidiaries, and (iii) clause (c) of the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by any agreement relating to secured Debt permitted by Section 10.2.1(d), 10.2.1(e), 10.2.1(g), 10.2.1(j), 10.2.1(k) or 10.2.1(l), provided that such prohibitions, encumbrances or restrictions apply only to the assets securing such Debt, or (B) customary provisions in licenses, leases and other agreements restricting the assignment thereof or encumbrance of any rights or interests thereunder.

10.2.10 Limitation on Accounting Changes or Changes in Fiscal Periods. Permit (a) any change in any of its accounting policies affecting the presentation of financial statements or reporting practices, except as required or permitted by GAAP, or (b) the Fiscal Year of the Parent or any of its Subsidiaries to end on a day other than December 31 or change the Parent’s method of determining Fiscal Quarters.

10.2.11 Limitation on Speculative Hedging. (a) Purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Agreement for speculative purposes or taking a “market view” or (b) be party to or otherwise enter into any Hedging Agreement that is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Parent’s or its Subsidiaries’ operations.

10.2.12 Use of Proceeds. Use the proceeds of the Loans and Letters of Credit for purposes other than as specified in Section 2.1.3, 2.2.1(b) or 2.3.1(b). Use any part of the proceeds of Loans or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

10.2.13 Sale and Leaseback Transactions and Synthetic Leases. Enter into or suffer to exist (a) any Sale and Leaseback Transaction, other than (i) any Sale and Leaseback Transaction entered into by any Person prior to the time such Person becomes a Subsidiary, provided that such Sale and Leaseback Transaction was not entered in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) any Sale and Leaseback Transaction to the extent the sale, transfer or other disposition of the Property thereunder is permitted under Section 10.2.4, or (b) any Synthetic Lease.

10.2.14 Restrictions on Payment of Certain Debt. Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other Property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

(a) payments and other distributions in respect of Debt created under the Loan Documents;

(b) regularly scheduled or other mandatory interest or premium payments and regularly scheduled principal payments (excluding any excess cash flow payments);

(c) refinancings of Debt with proceeds of other Debt to the extent permitted by Section 10.2.2;

(d) any payment in respect of secured Debt (other than Term Debt) that becomes due as a result of the voluntary sale or transfer of the Property securing such Debt;

(e) payments and distributions in respect of Debt made solely with, or solely with the Net Proceeds of, Equity Interests of Parent (other than Disqualified Equity Interests); and

(f) other payments and distributions in respect of Debt (including the Term Debt); provided that (i) Excess Availability exceeds the greater of 20% of the Commitments and $30,000,000, (ii) the Parent and its Subsidiaries have an Adjusted Fixed Charge Coverage Ratio of at least 1.15 to 1.00 and (iii) no Default or Event of Default has occurred which is continuing, in each case both before and after giving effect to such payment or distribution; provided, further, that (A) neither (1) mandatory prepayments of the Term Debt made as a result and to the extent of the proceeds of any sale, transfer or other disposition of any Term Loan Priority Collateral nor (2) payments of Debt made as a result and to the extent of the proceeds of any Specified Disposition (other than proceeds thereof constituting ABL Facility First Priority Collateral) shall be subject to the limitations set forth in the immediately preceding proviso, (B) for the purpose of determining compliance with clause (i) above, Excess Availability shall be determined assuming that all remaining payments under the WAPCo Settlement are fully reserved in the WAPCo Settlement Reserve (for the avoidance of doubt, giving effect to the first proviso set forth in the definition of such term), and (C) prior to making any payment or distribution hereunder, Borrower Agent shall deliver to Agent a certificate from a Financial Officer of the Parent in form and substance reasonably satisfactory to Agent certifying compliance with clauses (f)(ii) and (iii) above.

10.2.15 Amendments to Term Loan Documents. Amend, supplement or otherwise modify the Term Loan Credit Agreement or the other Term Loan Documents; provided, that amendments, supplements and modifications of the Term Loan Documents shall be permitted to the extent that such amendments, supplements or modifications do not (a) increase the principal balance of such Debt in excess of the amount permitted under Section 10.2.2(f); (b) add any additional mandatory redemption, put or prepayment requirements; (c) shorten the final maturity date or otherwise accelerate amortization or increase required principal payments; (d) modify or add any representation, covenant or default if the representations, covenants and defaults, when taken as a whole, are materially less favorable for Parent and its Subsidiaries, (e) result in the Liens or Obligations not being permitted under the Term Loan Documents or (f) otherwise place restrictions on the Parent or any of its Subsidiaries (i) providing Liens to secure, or any guarantees to support, any Obligations created under Loan Documents or (ii) making any payment, repayment or prepayment of any Obligations created under the Loan Documents (other than, in each case under this clause (f), any such restrictions set forth in the Term Loan Documents as in effect on the Closing Date).

10.2.16 Amendment of Organizational Documents. Permit any supplement, amendment or other modification of any Organic Document of any Obligor in a manner that is materially adverse to the interests of the Lenders.

10.2.17 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

10.2.18 Canadian Pension Plans. Maintain, contribute or have any liability in respect of a Canadian Pension Plan or Canadian Multi-Employer Plan which provides benefits on a defined benefit basis during the term of this Agreement.

10.3 Financial Covenant. As long as any Commitments or Obligations (other than Secured Bank Product Obligation or any Unasserted Contingent Obligations) are outstanding and while a Trigger Period is in effect, the Parent and its Subsidiaries shall not permit the Fixed Charge Coverage Ratio for any period of twelve (12) consecutive fiscal months, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Trigger Period, to be less than 1.15 to 1.0.

SECTION 11 EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

11.1.1 Payment. Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

11.1.2 Representation and Warranties. Any representation or warranty made or deemed to be made by any Obligor (or any of its officers) in this Agreement, in any other Loan Document, or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made; provided that to the extent that any representation or warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall prove to be incorrect in any respect when made or deemed to be made;

11.1.3 Covenant Breaches. Any Obligor shall (a) fail to perform or observe any term or covenant contained in Sections 8.1, 8.2.4, 8.2.5, 10.1.1 (with respect to the existence of the Parent, Borrowers or Canadian Domiciled Obligors), 10.1.7(a) or (e), 10.1.9, 10.2 or 10.3, (b) fail to perform or observe any term or covenant contained in Section 10.1.6(a), (b), (c), (d), (e) or Section 8.4.2 if such failure shall remain unremedied for 5 days or (c) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (a) or clause (b) above or any other provision of this Section 11.1 if such failure shall remain unremedied for 30 days;

11.1.4 Cross-Default. (a) Any of the Parent or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt or any amounts owing by it under any Hedging Agreement when the same becomes due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Agreements is at least $15,000,000 (or the equivalent in any other currency and based on the Swap Termination Value thereof in the case of a Hedging Agreement), (b) any of the Parent or any of its Subsidiaries shall fail to comply with any of its covenants or agreements under any agreement or instrument relating to any of its Debt or under any Hedging Agreement and such failure enables or permits the holder or holders of such Debt or the counterparty under such Hedging Agreement, or any trustee or agent on its or their behalf, without the lapse of any further grace periods (any applicable grace periods having expired), to cause such Debt or amounts owed under such Hedging Agreement to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all such amounts under Hedging Agreements is at least $15,000,000 (or the equivalent in any other currency and based on the Swap Termination Value thereof in the case of a Hedging Agreement) or (c) any Debt of the Parent or any of its Subsidiaries or any amounts owing by the Parent or any of its Subsidiaries under any Hedging Agreement shall be declared to be due and payable prior to the stated maturity thereof, provided that (i) the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Agreements is at least $15,000,000 (or the equivalent in any other currency and based on the Swap Termination Value thereof in the case of a Hedging Agreement) and (ii) this clause (c) shall not apply to (A) secured Debt that becomes due as a result of the voluntary sale or transfer of the assets securing such Debt, or the occurrence of any other event or condition (other than an “event of default”, however denominated) that requires a prepayment, repurchase, redemption, defeasance or termination of any Debt or Hedging Agreement pursuant to the terms of the agreements and instruments relating to such Debt as in effect prior to the occurrence of such event or condition, or (B) any Debt becoming due as a result of a refinancing, extension, renewal or replacement thereof permitted under Section 10.2.2;

11.1.5 Insolvency. Parent or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Parent or any of its Subsidiaries seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary for it or for any substantial part of its Property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur (it being agreed that no Event of Default under this Section shall result from a voluntary dissolution or liquidation of any Subsidiary permitted under Section 10.2.3(b)); or such Person shall take any action to authorize any of the actions set forth above in this Section 11.1.5 or any analogous procedure or step is taken in any jurisdiction;

11.1.6 Judgments. Any judgment shall be rendered against any Obligor or any of its Subsidiaries and (a) the amount thereof (to the extent not covered by third-party insurance under which claim has been made in writing and liability therefor has not been denied by the insurer), individually or cumulatively with other outstanding judgments, is in excess of $10,000,000 (or the equivalent in any other currency) and (b) either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment by reason of a pending appeal or otherwise, shall not be in effect;

11.1.7 ERISA. (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of an Obligor under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (b) the Parent, an Obligor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that, together with all liabilities pursuant to clause (a) of this Section 11.1.7, has resulted or could reasonably be expected to result in liability to Parent and its Subsidiaries in an aggregate amount in excess of $10,000,000;

11.1.8 Canadian Pension Plan. (a) A Termination Event shall occur or any Canadian Multi-Employer Plan shall be terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Domiciled Obligor being required to make a contribution to or in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan or results in the appointment, by FSCO, of an administrator to wind up a Canadian Pension Plan, or (b) any Canadian Domiciled Obligor is in default with respect to any required contributions to a Canadian Pension Plan, provided the events set forth in clauses (a) and (b), individually or in the aggregate, could reasonably be expected to result in liability to Parent and its Subsidiaries in excess of $10,000,000;

11.1.9 Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations of the Obligors hereunder, ceases to be in full force and effect; or any Obligor contests in any manner the validity or enforceability of any Loan Document after execution and delivery thereof; or any Obligor denies that it has any or further liability or obligation under any Loan Document in violation of the terms thereof, or purports to revoke, terminate or rescind any Loan Document;

11.1.10 Security Documents. At any time after the Closing Date, Agent shall fail to have a Lien satisfying the requirements of Section 7 in any material Collateral except as a result of (a) a sale, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (b) Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Documents or (c) Agent’s failure to make any filings or recordations necessary to maintain perfection (it being understood that nothing in this clause (c) shall affect the obligations of the Obligors under Section 7);

11.1.11 Change in Control. A Change of Control shall occur;

11.1.12 Intercreditor Agreement. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Term Loan Agent and Term Loan Secured Parties (as each such term is defined therein), enforceable in accordance with its terms or the Term Loan Agent shall deny or contest the validity or enforceability of the Intercreditor Agreement (in each case, to the extent that any Term Debt remains outstanding); or

11.1.13 WAPCo Settlement. Parent or any Subsidiary shall (a) fail to make any payment when due under the terms of the WAPCo Settlement or (b) otherwise default with respect to its agreements under the WAPCo Settlement and, after giving effect to the expiration of any applicable grace period, such default enables or permits the acceleration of payments thereunder.

11.2 Remedies upon Default. If an Event of Default described in Section 11.1.5 occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC, the PPSA or the Civil Code. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. Solely for purposes of enabling Agent to exercise the rights and remedies set forth in Section 11.2 at such times as Agent shall be lawfully entitled to exercise such rights and remedies in accordance with this Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture or performance of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff. At any time during the continuance of an Event of Default, each of Agent, any Issuing Bank, any Lender, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. Notwithstanding the forgoing, no Agent, Issuing Bank, Lender, or any Affiliate of the

foregoing shall have a right of set off with respect to any debts or expenses incurred by any of them, respectively, with respect to any obligations which are not Canadian Facility Obligations to the extent such debts or expenses are owed to Canadian Borrower or any Canadian Facility Guarantor that is not a U.S. Person.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12 AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority.

(a) Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including the Intercreditor Agreement and any other intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, all in accordance with the terms of this Agreement, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

(b) For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and Agent, on the other hand, each Obligor and each such Secured Party acknowledge and agree with Agent that such

Obligor and Agent are hereby conferred the legal status of solidary creditors of each such Obligor in respect of all Obligations owed by each such Obligor to Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Obligor is irrevocably bound towards Agent and each Secured Party in respect of the entire Solidary Claim of Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

(c) In addition, and without limiting any of the foregoing, for the purposes of holding any security granted by any Obligor pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Obligor, each of the Secured Parties hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Secured Parties as contemplated under Article 2692 of the Civil Code, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Secured Parties hereby irrevocably appoints and authorizes Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Secured Parties to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any Person who becomes a Secured Party shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Custodian in such capacity. The substitution of Agent pursuant to the provisions of this Section 12 shall also constitute the substitution of the Attorney and the Custodian.

12.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders, Required Borrower Group Lenders, all Lenders or other Secured Parties (as applicable under Section 14.1) with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders, Required Borrower Group Lenders or all Lenders (as applicable under Section 14.1) shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders, Required Borrower Group Lenders or all Lenders (as applicable under Section 14.1). Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2 Agreements Regarding Collateral and Borrower Materials.

12.2.1 Lien Releases; Care of Collateral.

(a) U.S. Facility Secured Parties authorize Agent to release any Lien with respect to any U.S. Facility Collateral (i) as provided in Section 14.20 or in any Security Document; (ii) upon Full Payment of the U.S. Facility Obligations; (iii) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is a Permitted Asset Disposition (or is excluded from being an Asset Disposition under the definition of such term) or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (iv) that does not constitute a material part of the U.S. Facility Collateral; or (v) subject to Section 14.1, with the consent of Required Borrower Group Lenders. U.S. Facility Secured Parties authorize Agent to subordinate its Liens with respect to any U.S. Facility Collateral to any Lien permitted under Section 10.2.1(e) or other Lien entitled to priority hereunder. Agent has no obligation to assure that any U.S. Facility Collateral exists or is owned by a U.S. Domiciled Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any U.S. Facility Collateral.

(b) Canadian Facility Secured Parties authorize Agent to release any Lien with respect to any Canadian Facility Collateral (i) as provided in Section 14.20 or in any Security Document; (ii) upon Full Payment of the Canadian Facility Obligations; (iii) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is a Permitted Asset Disposition (or is excluded from being an Asset Disposition under the definition of such term) or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (iv) that does not constitute a material part of the Canadian Facility Collateral; or (v) subject to Section 14.1, with the consent of Required Borrower Group Lenders. Canadian Facility Secured Parties authorize Agent to subordinate its Liens with respect to any Canadian Facility Collateral to any Lien permitted under Section

10.2.1(e) or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Canadian Facility Collateral exists or is owned by a Canadian Domiciled Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Canadian Facility Collateral.

12.2.2 Possession of Collateral.

(a) Agent and U.S. Facility Secured Parties appoint each U.S. Lender as agent (for the benefit of U.S. Facility Secured Parties) for the purpose of perfecting Liens in any U.S. Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.

(b) Agent and Canadian Facility Secured Parties appoint each Canadian Lender as agent (for the benefit of Canadian Facility Secured Parties) for the purpose of perfecting Liens in any Canadian Facility Collateral held or controlled by such Canadian Lender, to the extent such Liens are perfected by possession or control.

(c) If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3 Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon the applicable Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrower Agent, Required Borrower Group Lenders or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent, Required Lenders or Required Group Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable; provided that the provisions of this paragraph shall not be construed to apply to any payment made by an Obligor pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Obligations to any Person that is an Eligible Assignee (as such term is defined from time to time). If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a U.S. Lender or an Affiliate of a U.S. Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower Agent. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2 Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender or expressly required to be furnished to a Lender under this Agreement, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. (Local Time) on a Business Day, payment shall be made by Lender not later than 3:00 p.m. (Local Time) on such day, and if request is made after 1:00 p.m. (Local Time) then payment shall be made by 11:00 a.m. (Local Time) on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for U.S. Base Rate Loans. In no event shall Obligors be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3 Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11 Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders”, “Required Borrower Group Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 Titles. Any Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.8, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14 No Third Party Beneficiaries. Except with respect to the rights of consent, approval or notice of any Obligor as expressly set forth in this Section 12, this Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. Except with respect to the rights of consent, approval or notice of any Obligor as expressly set forth in this Section 12, this Section 12 does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15 Intercreditor Matters.

12.15.1 Intercreditor Agreement. The Lenders and the Issuing Banks acknowledge that the obligations of the Parent under the Term Loan Credit Agreement are (and obligations in respect of any other Debt permitted by Section 10.2.2(f) may in the future be) secured by Liens on assets of the U.S. Domiciled Obligors that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties hereunder and the secured parties under the Term Loan Documents will be set forth in the Intercreditor Agreement. Each Lender and each Issuing Bank hereby acknowledges that it has received a copy of the Intercreditor Agreement. Each Lender and each Issuing Bank hereby irrevocably (a) consents to the subordination of the Liens on the Term Loan Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) authorizes and directs Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (c) agrees that, upon the execution and delivery thereof, such Lender or Issuing Bank will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this paragraph or in accordance with the terms of the Intercreditor Agreement. Each Lender and Issuing Bank hereby further irrevocably authorizes and directs Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Obligations or any Term Debt as are reasonably acceptable to Agent and not adverse to the interests of the Lenders to give effect thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank. The Agent shall have the benefit of the provisions of this Section with respect to all actions taken by it pursuant to this paragraph or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

12.15.2 Conflicts. Notwithstanding anything herein or in any other Loan Document to the contrary, the exercise of any right or remedy by the Agent hereunder or under any other Loan Document is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein or in any other Loan Document to the contrary, all rights and remedies of the Agent (and the Secured Parties) with respect to the Term Loan Priority Collateral shall be subject to the terms of the Intercreditor Agreement, and until the Term Loan Obligations Payment Date, any obligation of any U.S. Domiciled Obligor hereunder or under any other Loan Document with respect to the delivery or control of any Term Loan Priority Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any Term Loan Priority Collateral, shall be deemed to be satisfied if such U.S. Domiciled Obligor complies with the requirements of the similar provision of the applicable Term Loan Document. Until the Term Loan Obligations Payment Date, the delivery of any Term Loan Priority Collateral to the Term Loan Representative pursuant to the Term Loan Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

SECTION 13 BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) other than as permitted by Section 10.2.3, no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Borrower Group Commitments for all purposes, all amounts payable by Obligors within the applicable Obligor Group shall be determined as if it had not sold such participating interests, and Obligors within the applicable Obligor Group and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document; provided that any Lender selling a participation may agree with the applicable Participant that it will not, without such Participant’s consent, agree to any such amendment, waiver or other modification that forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Borrower Group Commitment in which such Participant has an interest, postpones the U.S. Revolver Commitment Termination Date or the Canadian Revolver Commitment Termination Date, as applicable, or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or, except for releases permitted under Section 14.20, releases any Borrower, Guarantor or substantially all Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for Tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations (each a “Participant Register”). Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code and Section 5f.103-1(c) of the United States Treasury Regulations. The portion of the Participant Register relating to any Participant requesting payment from the Borrowers under the Loan Documents shall be made available to the Borrowers upon reasonable request. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

13.2.4 Benefit of Setoff. Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $25,000,000 (unless otherwise agreed by Agent in its discretion or such assignment is to an Affiliate or Approved Fund in respect of such Lender) and integral multiples of $5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $25,000,000 (unless otherwise agreed by Agent in its discretion or such assignment is to an Affiliate or Approved Fund in respect of such Lender); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, (a) the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment notice, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an assignment notice covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.4, 3.7, 3.9, 5.8, and 14.2 and be obligated under Section 12.6 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if requested by the applicable transferee Lender. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4 Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender (the “Register”). Entries in the Register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in the Register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the Register, without any effect on the liability of any Obligor with respect to the Obligations. The Register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders (or all Applicable Lenders) was required and Required Lenders (or Required Borrower Group Lenders holding the applicable Borrower Group Commitments) consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.5 Lender Loss Sharing Agreement.

(a) The provisions of this Section 13.5 are established for the purposes of allocating risks between and among the Lenders. Each of the Lenders are providing the financing arrangements contemplated by this Agreement in reliance upon each other Lender and Agent agreeing to the terms of this Section 13.5.

(b) On the CAM Exchange Date:

(i) the U.S. Revolver Commitments and the Canadian Revolver Commitments shall be deemed to have terminated in accordance with Section 11.2;

(ii) each U.S. Lender shall fund its participation in any outstanding U.S. Swingline Loans and U.S. Protective Advances in accordance with Sections 2.1.6 and 4.1.3 and each Canadian Lender shall fund its participation in any outstanding Canadian Swingline Loans and Canadian Protective Advances in accordance with Sections 2.1.6 and 4.1.3;

(iii) each U.S. Lender shall fund its participation in any unreimbursed drawings made under the U.S. Letters of Credit pursuant to Section 2.2.2(b) and each Canadian Lender shall fund its participation in any unreimbursed drawings made under the Canadian Letters of Credit pursuant to Section 2.3.2(b);

(iv) the Lenders shall purchase in U.S. Dollars at par interests in the Dollar Equivalent of the Designated Obligations under each Revolver Facility (and shall make payments to Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse any Issuing Bank for unreimbursed drawings under outstanding Letters of Credit under such Revolver Facility such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Revolver Commitments and the Canadian Revolver Commitments in which it shall participate immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(c) Each Lender and each Person acquiring a participation from any Lender as contemplated by this Section 13.5 hereby consents and agrees to the CAM Exchange.

(d) As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to the Lenders, pro rata in accordance with their respective CAM Percentages.

(e) In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the Obligors, then each Lender shall promptly reimburse the Issuing Bank for its CAM Percentage of such unreimbursed payment.

(f) Notwithstanding any other provision of this Section 13.5, Agent and each Lender agree that if Agent or a Lender is required under Applicable Law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by Agent or any Lender subject to such withholding to Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of Agent or such Lender subject to such withholding as against Borrowers and the other Obligors to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Agreement, having been paid to Agent or such Lender with respect to which such withholding or deduction was made.

(g) This Section 13.5 is solely for the benefit of Agent and Lenders and is not enforceable by, and may be amended without the consent of, the Obligors.

SECTION 14 MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment. Subject to Section 12.15, 13.5(g) and 14.21, any modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall require the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) (i) without the prior written consent of each U.S. Issuing Bank, no modification shall alter Section 2.2 or any other provision in a Loan Document that relates to any U.S. Letters of Credit or any rights, duties or discretion of any U.S. Issuing Bank and (ii) without the prior written consent of Canadian Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates Canadian Letters of Credit or any rights, duties or discretion of Canadian Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay scheduled payment of, any principal, interest or fees payable to such Lender under the Loan Documents (except as provided in Section 4.2 and except for any waiver of any interest on any amount at the Default Rate or any amount referred to in the last sentence of Sections 3.2.2(a) or 3.2.2(b)) (it being understood and agreed that any change in the definition of “Fixed Charge Coverage Ratio”, or in the component definitions thereof, shall not constitute such a reduction, waiver or delay); or (iii) extend the U.S. Revolver Commitment Termination Date, the Canadian Revolver Commitment Termination Date or the Maturity Date applicable to such Lender’s Loans or Commitments;

(d) without the prior written consent of (i) all Applicable Lenders (except any Defaulting Lender), no modification shall (A) alter Section 5.5.2, (B) amend the definition of Required Borrower Group Lenders or (C) amend the definition of U.S. Borrowing Base or Canadian Borrowing Base (or any defined term used in such definitions), if the effect of such amendment is to increase borrowing availability (provided, that Agent may reduce or eliminate the Availability Block in its discretion), and (ii) all Lenders (except any Defaulting Lender) no modification shall (A) release all or substantially all Collateral except as provided in Section 12.2.1, (B) amend the definitions of Pro Rata, Required Lenders or Excess Availability, (C) alter Section 14.1.1 or waive any condition specified in Section 6.1, (D) increase the Maximum Facility Amount, (E) increase any advance rate, (F) amend Section 13.5 or any defined term used therein, provided, that amendments to such Section shall not require the consent of any Obligor or (G) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(e) without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.5.2.

Notwithstanding the foregoing, (i) Agent may, without the consent of any Secured Party, consent to a departure by any Obligor from any covenant of such Obligor set forth in this Agreement regarding security matters or in any other Security Document to the extent such departure is consistent with the authority of Agent set forth in, or otherwise necessary to give effect to the provisions of, Section 7.7 and (ii) if the Agent and the Borrower Agent shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrower Agent shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Agent within ten (10) Business Days following receipt of notice thereof.

14.1.2 Limitations. The agreement of Obligors shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves (including Section 13.5). Only the consent of the parties to any agreement constituting an LC Document, fee letter, letter agreement, Lien Waiver or note or relating to a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing, their consent to such modification; provided that this Section shall not apply to such modifications made pursuant to Section 14.21.

14.2 Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY OBLIGOR HAVE AN OBLIGATION TO INDEMNIFY OR HOLD HARMLESS ANY INDEMNITEE WITH RESPECT TO A CLAIM THAT (A) IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR (B) ARISES OUT OF ANY PROCEEDING THAT DOES NOT INVOLVE AN ACT OR OMISSION BY ANY OBLIGOR OR ITS AFFILIATES AND THAT IS

BROUGHT BY ANY INDEMNITEE AGAINST ANY OTHER INDEMNITEE, OTHER THAN ANY PROCEEDING AGAINST THE RELEVANT INDEMNITEE IN ITS CAPACITY, OR FULFILLING ITS ROLE, AS AN AGENT OR ARRANGER OR SIMILAR ROLE UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY AN OBLIGOR, AN OBLIGOR’S EQUITYHOLDERS OR CREDITORS OR AN INDEMNITEE, WHETHER OR NOT AN INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. EACH OBLIGOR ALSO AGREES THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE) TO ANY OBLIGOR OR ITS SUBSIDIARIES OR AFFILIATES OR TO ANY OR THEIR RESPECTIVE EQUITYHOLDERS OR CREDITORS ARISING OUT OF, RELATED TO OR IN CONNECTION WITH ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT OF DIRECT, AS OPPOSED TO SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE, DAMAGES DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.

14.3 Notices and Communications.

14.3.1 Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform or over the internet.

14.3.4 Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Obligor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of an Obligor.

14.4 Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at the expense of the Obligors of the applicable Obligor Group, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien, in each case to the extent the applicable Obligor has not done so in accordance with the requirements of the Loan Documents. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in Section 12.15 or in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Subject to Section 6, this Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

14.9 Entire Agreement. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and

Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13 Certifications Regarding Term Loan Documents. Obligors certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations under the Loan Documents by Obligors violates the Term Loan Documents, including Section 6.02 of the Term Loan Credit Agreement. Obligors further certify that the Debt created under the Agreement constitutes “Permitted ABL Debt” in an amount permitted under the Term Loan Credit Agreement. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Debt created under the Agreement continues to constitute “Permitted ABL Debt” at such time.

14.14 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15 Consent to Forum.

14.15.1 Forum. EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2 Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.3 Process Agent.

(a) Without prejudice to any other mode of service allowed under any Applicable Law, each Canadian Domiciled Obligor hereby irrevocably designates, appoints and empowers Premier Utility, with offices on the date hereof at 100 Marcus Boulevard, Suite 3, Hauppauge 11788, as its

designee, appointee and agent (in such capacity “Process Agent”) to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing or delivering a copy of such process to the applicable Canadian Domiciled Obligor, in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent’s above address (or the address of any successor thereto, as the case may be), and each Canadian Domiciled Obligor hereby irrevocably authorizes and directs the Process Agent (and any successor thereto) to accept such service on its behalf. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Canadian Domiciled Obligor agrees to designate a new designee, appointee and agent in the State of New York on the terms and for the purposes of this provision reasonably satisfactory to Administrative Agent, and further shall at all times maintain an agent for service of process in the United States of America, so long as there shall be outstanding any Obligations. Borrower Agent shall give notice to Agent of any such appointment of successor agents for service of process, and shall obtain from each successor agent a letter of acceptance of appointment and promptly deliver the same to Agent.

(b) Each Canadian Domiciled Obligor agrees that failure by the Process Agent to notify such Canadian Domiciled Obligor of any process will not invalidate the proceedings concerned. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

14.16 Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender and Issuing Bank hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice. Agent and Lenders hereby notify Obligors that pursuant to the AML Legislation, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any AML Legislation or other requirements of Applicable Law.

14.18 Canadian Anti-Money Laundering Legislation. If Agent has ascertained the identity of any Canadian Domiciled Obligor or any authorized signatories of any Canadian Domiciled Obligor for the purposes of applicable AML Legislation, then Agent:

(a) shall be deemed to have done so as an agent for each Canadian Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that Agent has no obligation to ascertain the identity of the Canadian Domiciled Obligors or any authorized signatories of the Canadian Domiciled Obligors on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Domiciled Obligor or any such authorized signatory in doing so.

14.19 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.20 Release. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, an Obligor (other than Holdings or Canadian Borrower) shall automatically be released from its obligations under this Agreement and the other Loan Documents, and all security interests created by this Agreement and the other Loan Documents in Collateral owned by such Obligor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Obligor ceases to be a Subsidiary. Upon any sale or other disposition by any Obligor (other than to any other Obligor) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under this Agreement or any other Loan Document in any Collateral pursuant to Section 14.1, the security interests in such Collateral created by this Agreement and the other Loan Documents shall be automatically released. In connection with any termination or release pursuant to this Section 14.20, Agent shall execute and deliver to any Obligor, at such Obligor’s expense, all documents that such Obligor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14.20 shall be without recourse to or warranty by Agent.

14.21 Extension Offers.

(a) The Borrowers may on one or more occasions, by written notice to Agent, make one or more offers (each, an “Extension Offer”) to all the Canadian Lenders, all the U.S. Lenders and/or all the lenders of any extended class established hereunder following the Closing Date (including pursuant to this Section) (each class of Lenders subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by Agent and reasonably acceptable to the Borrowers. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than then (10) Business Days nor more than thirty (30) Business Days after the date of such notice, unless otherwise agreed to by the Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that, in their sole discretion, accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Agreement (an “Extension Agreement”) executed and delivered by the Obligors, each applicable Extending Lender and Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Obligor set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) the Obligors shall have delivered to Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by Agent in connection therewith. The Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new class of loans and/or commitments hereunder; provided, that such Extended Loans and Extended Commitments shall be on the same terms as the other Loans and Commitments until following the Maturity Date applicable to Loans of any non-extending Lenders.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

U.S. BORROWERS:

WILLBROS UNITED STATES HOLDINGS, INC., a Delaware Corporation
BEMIS, LLC, a Vermont Limited Liability Company
CHAPMAN CONSTRUCTION CO., L.P., a Texas Limited Partnership
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas Corporation
CONSTRUCTION & TURNAROUND SERVICES, L.L.C., an Oklahoma Limited Liability Company
LINEAL INDUSTRIES, INC., a Pennsylvania Corporation
PREMIER UTILITY SERVICES, LLC, a New York Limited Liability Company
PREMIER WEST COAST SERVICES, INC., an Oklahoma Corporation
TRAFFORD CORPORATION, a Pennsylvania Corporation
WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware Limited Liability Company
WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC., a Delaware Corporation
WILLBROS DOWNSTREAM OF OKLAHOMA, INC., an Oklahoma Corporation
WILLBROS DOWNSTREAM, LLC, an Oklahoma Limited Liability Company
WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware Corporation
WILLBROS ENGINEERS (U.S.), LLC, a Delaware Limited Liability Corporation
WILLBROS ENGINEERS, LLC, a Louisiana Limited Liability Company
WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware Limited Liability Company
WILLBROS MANAGEMENT SERVICES, LLC, a Delaware Limited Liability Company
WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware Limited Liability Company

Signature Page to Loan, Security and Guaranty Agreement

WILLBROS T&D SERVICES, LLC, a Delaware Limited Liability Company
HAWKEYE, LLC, a New York Limited Liability Company
HALPIN LINE CONSTRUCTION LLC, a New York Limited Liability Company
UTILX CORPORATION, a Delaware Corporation

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above listed entities

4400 Post Oak Parkway

Suite 1000

Houston, Texas 77027

Attention: Richard W. Russler

Telecopy No.: 713-403-8079

CANADIAN BORROWER:

WILLBROS CONSTRUCTION SERVICES (CANADA), L.P., an Alberta Limited Partnership, by its General Partner, WILLBROS (CANADA) GP I LIMITED

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer

U.S. FACILITY GUARANTORS:

WILLBROS GROUP, INC., a Delaware Corporation
WILLBROS MIDSTREAM SERVICES (U.S.), LLC, a Delaware Limited Liability Company
WILLBROS REFINERY AND MAINTENANCE SERVICES (U.S.), LLC, a Delaware Limited Liability Company
WILLBROS UTILITY T&D HOLDINGS, LLC, a Delaware Limited Liability Company
CHAPMAN HOLDING CO., INC., a Nevada Corporation
WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC, a Delaware Limited Liability Company

Signature Page to Loan, Security and Guaranty Agreement

SKIBECK PIPELINE COMPANY, INC., a New York Corporation
UTILX OVERSEAS HOLDINGS, INC., a Delaware Corporation

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above listed entities

CANADIAN FACILITY GUARANTORS

WILLBROS CANADA HOLDINGS ULC, a British Columbia Unlimited Liability Company
WILLBROS (CANADA) GP I LIMITED, a British Columbia Corporation
WILLBROS (CANADA) GP III LIMITED, a British Columbia Corporation
WILLBROS (CANADA) GP IV LIMITED, a British Columbia Corporation
WILLBROS (CANADA) GP V LIMITED, a British Columbia Corporation
0795781 B.C. LTD., a British Columbia Corporation
P/L EQUIPMENT LP, an Alberta Limited Partnership, by its General Partner, 0795781 B.C. LTD.
WILLBROS FACILITIES & TANKS (CANADA) LP, an Alberta Limited Partnership, by its General Partner, WILLBROS (CANADA) GP IV LIMITED
WILLBROS PSS MIDSTREAM (CANADA) LP, an Alberta Limited Partnership, by its General Partner, WILLBROS (CANADA) GP V LIMITED

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above listed entities

Signature Page to Loan, Security and Guaranty Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent, a U.S. Lender and U.S. Issuing Bank

By:	/s/ Laura K. Wieland
Name:	Laura K. Wieland
Title:	Vice President

Address:
901 Main Street, 11th Floor TX1-492-11-23 Dallas, Texas 75202 Attn: Laura K. Wieland Telecopy: 214-209-4766

Signature Page to Loan, Security and Guaranty Agreement

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender

By:	/s/ illegible
Title:	Vice President

Address:
5420 LBJ Freeway Suite 630 Dallas, Texas 75240 Attn: Region Manager Telecopy: 972-770-2671

Signature Page to Loan, Security and Guaranty Agreement

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender

By:	/s/ Medina Sales De Andrade
Title:	Vice President

Address:
181 Bay Street 4th Floor Toronto, Ontario. M5J 2V8 Attn: Medina Sales De Andrade Telecopy: 312-453-4041

Signature Page to Loan, Security and Guaranty Agreement

EXHIBIT A

to

Loan, Security and Guaranty Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), BEMIS, LLC, a Vermont limited liability company (“Bemis”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION & TURNAROUND SERVICES, L.L.C., an Oklahoma limited liability company (“Construction & Turnaround”), HALPIN LINE CONSTRUCTION LLC, a New York limited liability company (“Halpin”), HAWKEYE, LLC, a New York limited liability company (“Hawkeye”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), PREMIER UTILITY SERVICES, LLC, a New York limited liability company (“Premier Utility”), PREMIER WEST COAST SERVICES, INC., an Oklahoma corporation (“Premier West Coast”), TRAFFORD CORPORATION, a Pennsylvania corporation (“Trafford”), UTILX CORPORATION, a Delaware corporation (“Utilx”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Construction California”), WILLBROS DOWNSTREAM OF OKLAHOMA, INC., an Oklahoma corporation (“Willbros Downstream Oklahoma”), WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company (“Willbros Downstream”), WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Engineering California”), WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability company (“Willbros Engineers (U.S.)”), WILLBROS ENGINEERS, LLC, a Louisiana limited liability company (“Willbros Engineers Louisiana”), WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Government Services”), WILLBROS MANAGEMENT SERVICES, LLC, a Delaware limited liability company (“Willbros Management Services”), WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Project Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services” and together with Holdings, Bemis, Chapman Construction, Chapman Management, Construction & Turnaround, Halpin, Hawkeye, Lineal, Premier Utility, Premier West Coast, Trafford, Utilx, Willbros Construction (U.S.), Willbros Construction California, Willbros Downstream Oklahoma, Willbros Downstream, Willbros Engineering California, Willbros Engineers (U.S.), Willbros Engineers Louisiana, Willbros Government Services, Willbros Management Services and Willbros Project Services, the “Initial U.S. Borrowers”), WILLBROS CONSTRUCTION SERVICES (CANADA) L.P., a limited partnership organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrowers (as defined therein), the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), and the other Persons from time to time party to the Loan Agreement as Guarantors (as defined therein), the financial institutions from time to time party to the Loan Agreement as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as collateral agent and administrative agent for the Secured Parties (the “Agent”). Terms are used herein as defined in the Loan Agreement.

                                                              (“Assignor”) and                                                              (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $            of Assignor’s outstanding U.S. Revolver Loans and $            of Assignor’s participations in U.S. LC Obligations; (b) the amount of $            of

Exhibit A – Page 1

Assignor’s U.S. Revolver Commitment (which represents             % of the total U.S. Revolver Commitments); (c) a principal amount of $            of Assignor’s outstanding Canadian Revolver Loans and $            of Assignor’s participations in Canadian LC Obligations; and (d) the amount of $            of Assignor’s Canadian Revolver Commitment (which represents             % of the total Canadian Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, (i) its U.S. Revolver Commitment is $            and the outstanding balance of its U.S. Revolver Loans and participations in U.S. LC Obligations is $            and (ii) its Canadian Revolver Commitment is $            , and the outstanding balance of its Canadian Revolver Loans and participations in Canadian LC Obligations is $            ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

Exhibit A – Page 2

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

Exhibit A – Page 3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of             .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

Exhibit A – Page 4

EXHIBIT B

to

Loan, Security and Guaranty Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), BEMIS, LLC, a Vermont limited liability company (“Bemis”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION & TURNAROUND SERVICES, L.L.C., an Oklahoma limited liability company (“Construction & Turnaround”), HALPIN LINE CONSTRUCTION LLC, a New York limited liability company (“Halpin”), HAWKEYE, LLC, a New York limited liability company (“Hawkeye”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), PREMIER UTILITY SERVICES, LLC, a New York limited liability company (“Premier Utility”), PREMIER WEST COAST SERVICES, INC., an Oklahoma corporation (“Premier West Coast”), TRAFFORD CORPORATION, a Pennsylvania corporation (“Trafford”), UTILX CORPORATION, a Delaware corporation (“Utilx”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Construction California”), WILLBROS DOWNSTREAM OF OKLAHOMA, INC., an Oklahoma corporation (“Willbros Downstream Oklahoma”), WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company (“Willbros Downstream”), WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Engineering California”), WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability company (“Willbros Engineers (U.S.)”), WILLBROS ENGINEERS, LLC, a Louisiana limited liability company (“Willbros Engineers Louisiana”), WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Government Services”), WILLBROS MANAGEMENT SERVICES, LLC, a Delaware limited liability company (“Willbros Management Services”), WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Project Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services” and together with Holdings, Bemis, Chapman Construction, Chapman Management, Construction & Turnaround, Halpin, Hawkeye, Lineal, Premier Utility, Premier West Coast, Trafford, Utilx, Willbros Construction (U.S.), Willbros Construction California, Willbros Downstream Oklahoma, Willbros Downstream, Willbros Engineering California, Willbros Engineers (U.S.), Willbros Engineers Louisiana, Willbros Government Services, Willbros Management Services and Willbros Project Services, the “Initial U.S. Borrowers”), WILLBROS CONSTRUCTION SERVICES (CANADA) L.P., a limited partnership organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrowers (as defined therein), the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), and the other Persons from time to time party to the Loan Agreement as Guarantors (as defined therein), the financial institutions from time to time party to the Loan Agreement as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as collateral agent and administrative agent for the Secured Parties (the “Agent”); and (2) the Assignment and Acceptance dated as of             , 20            (“Assignment Agreement”), between             (“Assignor”) and             (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $            of Assignor’s outstanding U.S. Revolver Loans and $            of Assignor’s participations in U.S. LC Obligations; (b) the amount of $            of Assignor’s U.S. Revolver Commitment (which represents             % of the total

Exhibit B – Page 1

U.S. Revolver Commitments); (c) a principal amount of $            of Assignor’s outstanding Canadian Revolver Loans and $            of Assignor’s participations in Canadian LC Obligations; and (d) the amount of $            of Assignor’s Canadian Revolver Commitment (which represents             % of the total Canadian Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. The Assignment Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem (i) Assignor’s U.S. Revolver Commitment to be reduced by $            , and Assignee’s U.S. Revolver Commitment to be increased by $            and (ii) Assignor’s Canadian Revolver Commitment to be reduced by $            , and Assignee’s Canadian Revolver Commitment to be increased by $            .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

_______________________

_______________________

_______________________

_______________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3.2 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

Exhibit B – Page 2

IN WITNESS WHEREOF, this Assignment Notice is executed as of             .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED, AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

By
Title:

*	No signature required if Assignee is a Lender, an Affiliate of a Lender or an Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By
Title:

Exhibit B – Page 3

EXHIBIT C

to

Loan, Security and Guaranty Agreement

FORM OF ANNUAL/MONTHLY COMPLIANCE CERTIFICATE

(Pursuant to Section 10.1.6(d) of the Loan Agreement)

Financial Statement Date:

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to the Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), BEMIS, LLC, a Vermont limited liability company (“Bemis”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION & TURNAROUND SERVICES, L.L.C., an Oklahoma limited liability company (“Construction & Turnaround”), HALPIN LINE CONSTRUCTION LLC, a New York limited liability company (“Halpin”), HAWKEYE, LLC, a New York limited liability company (“Hawkeye”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), PREMIER UTILITY SERVICES, LLC, a New York limited liability company (“Premier Utility”), PREMIER WEST COAST SERVICES, INC., an Oklahoma corporation (“Premier West Coast”), TRAFFORD CORPORATION, a Pennsylvania corporation (“Trafford”), UTILX CORPORATION, a Delaware corporation (“Utilx”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Construction California”), WILLBROS DOWNSTREAM OF OKLAHOMA, INC., an Oklahoma corporation (“Willbros Downstream Oklahoma”), WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company (“Willbros Downstream”), WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Engineering California”), WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability company (“Willbros Engineers (U.S.)”), WILLBROS ENGINEERS, LLC, a Louisiana limited liability company (“Willbros Engineers Louisiana”), WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Government Services”), WILLBROS MANAGEMENT SERVICES, LLC, a Delaware limited liability company (“Willbros Management Services”), WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Project Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services” and together with Holdings, Bemis, Chapman Construction, Chapman Management, Construction & Turnaround, Halpin, Hawkeye, Lineal, Premier Utility, Premier West Coast, Trafford, Utilx, Willbros Construction (U.S.), Willbros Construction California, Willbros Downstream Oklahoma, Willbros Downstream, Willbros Engineering California, Willbros Engineers (U.S.), Willbros Engineers Louisiana, Willbros Government Services, Willbros Management Services and Willbros Project Services, the “Initial U.S. Borrowers”), WILLBROS CONSTRUCTION SERVICES (CANADA) L.P., a limited partnership organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrowers (as defined therein), the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), and the other Persons from time to time party to the Loan Agreement as Guarantors (as defined therein), the financial institutions from time to time party to the Loan Agreement as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as collateral agent and administrative agent for the Secured Parties (the “Agent”). Terms are used herein as defined in the Loan Agreement.

Exhibit C – Page 1

Form of Annual/Monthly Compliance Certificate

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is a Financial Officer of the Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on the behalf of the Parent, and that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

1. The Parent has delivered its year-end audited financial statements required by Section 10.1.6(a) of the Loan Agreement for the Fiscal Year of the Parent ended as of the above date, together with the report and opinion of an independent registered public accounting firm required by such section.

[Use following paragraph 1 for fiscal month-end financial statements]

1. The Parent has delivered its unaudited financial statements required by Section 10.1.6(c) of the Loan Agreement for the fiscal month of the Parent ended as of the above date. Such financial statements fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal month and their consolidated results of operations for such fiscal month and for the portion of the Fiscal Year ended as of the above date in conformity with GAAP, subject only to year-end audit adjustments and the absence of footnotes.

2. [select one:]

[No change (other than any change set forth in the notes to the financial statements referred to in paragraph 1 above) in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Parent most recently theretofore delivered under Section 10.1.6(a) or (c) of the Loan Agreement (or, prior to the first such delivery, referred to in Section 9.1.6 of the Loan Agreement).]

or

[A change (other than any change set forth in the notes to the financial statements referred to in paragraph 1 above) in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Parent most recently theretofore delivered under Section 10.1.6(a) or (c) of the Loan Agreement (or, prior to the first such delivery, referred to in Section 9.1.6 of the Loan Agreement) and Schedule 2 attached hereto sets forth in reasonable detail such change.]

3. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and its Subsidiaries during the accounting period covered by such financial statements.

4. A review of the activities of the Parent and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all their covenants under the Loan Documents, and

[select one:]

Exhibit C – Page 2

Form of Annual/Monthly Compliance Certificate

[to the best knowledge of the undersigned, during such fiscal period the Parent and its Subsidiaries performed and observed each covenant under the Loan Documents applicable to it, and no Default has occurred and is continuing.]

or

[to the best knowledge of the undersigned, the following covenants under the Loan Documents applicable to the Parent and its Subsidiaries have not been performed or observed and the following is a list of each such Default and its nature and status:]

5. The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality in which case it is true and correct in all respects) on the date hereof (except for representations and warranties that expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality in which case it is true and correct in all respects) as of such earlier date).

6. Schedule 1 attached hereto sets forth the Fixed Charge Coverage Ratio (and accompanying calculations) as at the end of the most recent [fiscal month] [Fiscal Year]. [However, compliance with this financial covenant is not required for the purposes of Section 10.3 of the Loan Agreement because no Trigger Period is in effect.].

[Remainder of Page Intentionally Blank; Signature Page to Follow]

Exhibit C – Page 3

Form of Annual/Monthly Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,             .

WILLBROS GROUP, INC.,

By:
Name:
Title:

Exhibit C – Page 4

Form of Annual/Monthly Compliance Certificate

For the Fiscal Year/fiscal month ended                     (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

Section 10.3 – Fixed Charge Coverage Ratio

Consolidated EBITDA for the most recent twelve calendar months ending on the above date (“Subject Period”) for the Parent and its Subsidiaries:1

	a.	Consolidated Net Income for Subject Period (excluding the results of discontinued operations for such period (as determined in accordance with GAAP)):	$

Plus	b.	Consolidated Interest Expense for Subject Period:	$

Plus	c.	Charges against income for foreign, Federal, state and local Taxes for Subject Period:	$

Plus	d.	Depreciation expense for Subject Period:	$

Plus	e.	Amortization expense for Subject Period:	$

Plus	f.	Other non-cash charges or losses for Subject Period:	$

Plus	g.	Amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and deferred financing costs, the accretion or accrual of discounted liabilities to the extent not paid in cash and commissions, discounts and other fees and charges associated with letters of credit or Debt, in each case for Subject Period:	$

Minus	h.	Non- cash gains and extraordinary or non-recurring gains for Subject Period:	$

Minus gains or Plus losses	i.	Gains or losses on sales of assets of the Parent or any of its Subsidiaries (other than in the Ordinary Course of Business) for Subject Period:	$

[1]	For purposes of calculating Consolidated EBITDA for any period, if during such period the Parent or any Subsidiary shall have consummated any Acquisition or any Asset Disposition of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received in which by the Parent and its Subsidiaries exceeded $25,000,000, Consolidated EBITDA for such period shall be calculated after giving Pro Forma effect thereto.

Exhibit C – Page 5

Form of Annual/Monthly Compliance Certificate

Minus	j.	Income for Subject Period of any Person (other than any Wholly-Owned Subsidiary of the Parent) in which the Parent or any Wholly-Owned Subsidiary owns any Equity Interests, except to the extent (i) such income is received in a cash distribution during such Subject Period or (ii) the payment of cash dividends or similar cash distributions by such Person to the Parent or such Wholly-Owned Subsidiary on account of such ownership is not prohibited by any Governmental Authority or by the operation of the terms of the Organic Documents of such Person or any agreement or other instrument binding on such Person:	$

Minus gains or Plus losses	k.	Non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Parent’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives for Subject Period:	$

Minus	l.	Cash payments made during Subject Period in respect of non-cash charges added back in determining Consolidated EBITDA pursuant to clause (f) above for any previous period:	$

Plus	m.	Fees and expenses in an aggregate amount not to exceed $9,000,000 relating to the transactions contemplated by the Loan Agreement for Subject Period:	$

Minus gains or Plus losses	n.	Gain or loss arising from early extinguishment of Debt or obligations under any Hedging Agreement for Subject Period:	$

Plus	o.	Fees and expenses paid or payable in connection with any waiver or amendment of any Debt for Subject Period:	$

Plus	p.	Premiums or similar fees paid or payable in connection with a prepayment of any Debt for Subject Period:	$

Plus	q.	Fees and expenses paid or payable in connection with any Specified Disposition not to exceed $2,000,000 in the aggregate for all Specified Dispositions:	$

	r.	CONSOLIDATED EBITDA	$

Exhibit C – Page 6

Form of Annual/Monthly Compliance Certificate

s.	Capital Expenditures for Subject Period (except Capital Expenditures (A) financed with Borrowed Money (other than Loans), (B) made to restore, replace or rebuild assets subject to casualty or condemnation events to the extent made with the proceeds of insurance or condemnation awards, (C) to the extent made with the proceeds of Asset Dispositions, (D) constituting an Acquisition permitted under the Loan Agreement or (E) relating to discontinued operations (as determined in accordance with GAAP)):	$

t.	Cash income taxes for Subject Period (other than cash income taxes relating to discontinued operations (as determined in accordance with GAAP)):	$

u.	Consolidated Interest Expense for Subject Period payable in cash:[2]	$

v.	Restricted Payments made in cash during Subject Period:	$

w.	Scheduled cash principal payments made on Borrowed Money (other than refinancing at maturity with the proceeds of other Borrowed Money) during Subject Period:	$

x.	Fixed Charge Coverage Ratio ((Line r – Line s – Line t) ÷ (Line u + Line v + Line w)):	$

Minimum required when Trigger Period is in effect:		1.15 to 1.00

In compliance:		[Yes/No] [N/A][3]

[2]	For purposes of calculating Consolidated Interest Expense for any period, if during such period the Parent or any Subsidiary shall have consummated any Acquisition or any Asset Disposition of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received in which by the Parent and its Subsidiaries exceeded $25,000,000, Consolidated Interest Expense for such period shall be calculated after giving Pro Forma effect thereto
[3]	To be included only if Trigger Period is in effect.

Exhibit C – Page 7

Form of Annual/Monthly Compliance Certificate

EXHIBIT D

to

Loan, Security and Guaranty Agreement

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,             , 20            , is entered into between             , a             (the “New Subsidiary”) and BANK OF AMERICA, N.A., in its capacity as collateral agent and administrative agent (the “Agent”) under that certain Loan, Security and Guaranty Agreement dated as of August 7, 2013 among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), BEMIS, LLC, a Vermont limited liability company (“Bemis”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION & TURNAROUND SERVICES, L.L.C., an Oklahoma limited liability company (“Construction & Turnaround”), HALPIN LINE CONSTRUCTION LLC, a New York limited liability company (“Halpin”), HAWKEYE, LLC, a New York limited liability company (“Hawkeye”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), PREMIER UTILITY SERVICES, LLC, a New York limited liability company (“Premier Utility”), PREMIER WEST COAST SERVICES, INC., an Oklahoma corporation (“Premier West Coast”), TRAFFORD CORPORATION, a Pennsylvania corporation (“Trafford”), UTILX CORPORATION, a Delaware corporation (“Utilx”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Construction California”), WILLBROS DOWNSTREAM OF OKLAHOMA, INC., an Oklahoma corporation (“Willbros Downstream Oklahoma”), WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company (“Willbros Downstream”), WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Engineering California”), WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability company (“Willbros Engineers (U.S.)”), WILLBROS ENGINEERS, LLC, a Louisiana limited liability company (“Willbros Engineers Louisiana”), WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Government Services”), WILLBROS MANAGEMENT SERVICES, LLC, a Delaware limited liability company (“Willbros Management Services”), WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Project Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services” and together with Holdings, Bemis, Chapman Construction, Chapman Management, Construction & Turnaround, Halpin, Hawkeye, Lineal, Premier Utility, Premier West Coast, Trafford, Utilx, Willbros Construction (U.S.), Willbros Construction California, Willbros Downstream Oklahoma, Willbros Downstream, Willbros Engineering California, Willbros Engineers (U.S.), Willbros Engineers Louisiana, Willbros Government Services, Willbros Management Services and Willbros Project Services, the “Initial U.S. Borrowers”), WILLBROS CONSTRUCTION SERVICES (CANADA) L.P., a limited partnership organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrowers (as defined therein), the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), and the other Persons from time to time party to the Loan Agreement as Guarantors (as defined therein), the financial institutions from time to time party to the Loan Agreement as lenders (collectively, “Lenders”) and the Agent (as the same may be amended, supplemented or modified from time to time, the “Loan Agreement”). Terms are used herein as defined in the Loan Agreement.

1. By its execution of this Agreement, the New Subsidiary shall be deemed to be a party to the Loan Agreement and shall have all of the rights and obligations of a [“U.S. Borrower” and “U.S. Facility Guarantor”] / [“U.S. Facility Guarantor”] / [“Canadian Facility Guarantor” and “Canadian Domiciled Obligor”] under the Loan Agreement and agrees that it is a [“U.S. Borrower” and “U.S.

Exhibit D – Page 1

Facility Guarantor”] / [“U.S. Facility Guarantor”] / [“Canadian Facility Guarantor and “Canadian Domiciled Obligor”] and bound as a [“U.S. Borrower” and “U.S. Facility Guarantor”] / [“U.S. Facility Guarantor”] / [“Canadian Facility Guarantor” and “Canadian Domiciled Obligor”] under the terms of the Loan Agreement as if it had been an original signatory thereto. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement. The New Subsidiary hereby irrevocably and unconditionally guarantees [the Obligations] [the Canadian Facility Obligations] to the extent set forth in, and subject to the terms of, Section 5.10 of the Loan Agreement. In furtherance of the foregoing, the New Subsidiary hereby assigns, pledges and grants to the Agent a security interest in all of its right, title and interest in and to its Collateral to the extent set forth under the terms of the Loan Agreement.

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such other Security Documents required by Section 10.1.10 of the Loan Agreement, or as otherwise reasonably requested by the Agent.

3. Schedules 7.1, 7.3, 8.3 and 8.5.1 of the Loan Agreement are hereby supplemented to add the information relating to the New Subsidiary set out on Schedules 7.1, 7.3, 8.3 and 8.5.1 hereof. The New Subsidiary hereby confirms that the representations and warranties set forth in the Loan Agreement with respect to it are true and correct in all material respects as of the date hereof (or, if any such representation and warranty expressly relates to an earlier date, as of such earlier date) after giving effect to such supplements to the Schedules. For the purposes of this paragraph 3, the New Subsidiary agrees that any phrase qualified by “as of the date of this Agreement” or “as of the Closing Date”, or any similar phrase in its representations and warranties set forth in the Loan Agreement, shall mean as of the date of this Agreement.

4. In furtherance of its obligations under the Loan Agreement, the New Subsidiary authorizes the filing of such financing or security statements (or equivalent in the relevant jurisdiction) naming it as debtor, the Agent as secured party and describing its Collateral and such other documentation as the Agent may require to evidence, protect and perfect the Liens created by the Loan Agreement.

5. The address of the New Subsidiary for purposes of Section 14.3 of the Loan Agreement is as follows:

6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

7. This Agreement shall be deemed to be part of, and a modification to, the Loan Agreement and shall be governed by all the terms and provisions of the Loan Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the New Subsidiary enforceable against the New Subsidiary in accordance with its terms. The New Subsidiary hereby waives notice of the Agent’s or any Lender’s acceptance of this Agreement.

Exhibit D – Page 2

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

Exhibit D – Page 3

EXHIBIT E-1

to

Loan, Security and Guaranty Agreement

FORM OF U.S. PERFECTION CERTIFICATE SUPPLEMENT

[            ], 20[_]

Reference is made to that certain Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Willbros Group, Inc. (the “Parent”), certain U.S. Subsidiaries of the Parent (such U.S. Subsidiaries, together with the Parent, each a “Grantor” and collectively the “Grantors”), Willbros Construction Services (Canada) L.P. (the “Canadian Borrower”), certain other Canadian Subsidiaries of the Parent, Bank of America, N.A., as agent (the “Agent”), and the lenders from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement or, if not defined in the Loan Agreement, in the New York Uniform Commercial Code. In connection with the Loan Agreement and for the benefit of the Agent and the lenders thereunder, the undersigned Responsible Officer of the Parent hereby certifies on behalf of the Grantors and not in an individual capacity to the Agent that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1. Names.

(a) Except as set forth on Schedule 1(a) attached hereto, Schedule 1(a) of the Prior Perfection Certificate sets forth the exact legal name of each Grantor as it appears in its articles or certificate of incorporation (or equivalent charter document), the jurisdiction of its incorporation or formation, and the organizational identification number (or a specific designation that one does not exist) issued by its jurisdiction of incorporation or formation.

(b) Reserved.

(c) Reserved.

(d) Except as set forth in Schedule 1(d) attached hereto, there has been no change to the organizational chart of the Grantors and their subsidiaries attached as Schedule 1(d) to the Prior Perfection Certificate.

2. Current Locations.

(a) Except as set forth in Schedule 2(a) attached hereto, Schedule 2(a) of the Prior Perfection Certificate sets forth the location of the chief executive office of each Grantor, including for each such office the mailing address (along with the state and county.

(b) Except as set forth in Schedule 2(b) attached hereto, Schedule 2(b) of the Prior Perfection Certificate sets forth, if different from Schedule 2(a), the location of any other place where any Grantor maintains books and records.

Exhibit E-1 – Page 1

(c) Except as set forth in Schedule 2(c) attached hereto, Schedule 2(c) of the Prior Perfection Certificate sets forth, to the extent not set forth in Schedules 2(a) or 2(b) hereto to or Schedules 2(a) or 2(b) of the Prior Perfection Certificate, a list of each location where collateral of any Grantor is located, whether in possession of such Grantor or in possession of a bailee (excluding field locations and collateral in transit).

3. Real Property. Reserved.

4. Certificated Property. Reserved.

5. Instruments and Tangible Chattel Paper. Except as set forth in Schedule 5 attached hereto, Schedule 5 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness for borrowed money owned by each Grantor, including all intercompany notes between or among any two or more Grantors or their affiliates.

6. Intellectual Property.

(a) Except as set forth in Schedule 6(a) attached hereto, Schedule 6(a) of the Prior Perfection Certificate sets forth a list of (i) all patents granted to each Grantor by the United States Patent and Trademark Office and (ii) all patent applications filed by each Grantor with the United States Patent and Trademark Office.

(b) Except as set forth in Schedule 6(b) attached hereto, Schedule 6(b) of the Prior Perfection Certificate sets forth a list of (i) all trademarks granted to each Grantor by the United States Patent and Trademark Office and (ii) all trademark applications filed by each Grantor with the United States Patent and Trademark Office.

(c) Except as set forth in Schedule 6(c) attached hereto, Schedule 6(c) of the Prior Perfection Certificate sets forth a list of (i) all copyrights granted to each Grantor by the United States Copyright Office and (ii) all copyright applications filed by each Grantor with the United States Copyright Office.

7. Equity Interests. Except as set forth in Schedule 7 attached hereto, Schedule 7 of the Prior Perfection Certificate sets forth a list of each entity in which each Grantor holds an ownership interest and the percentage (and, if applicable, number and class of shares or units) of the ownership interests of such entity held by such Grantor and whether such ownership interests are evidenced by a certificate. For this purpose, an ownership interest includes any option, warrant or similar right.

8. Commercial Tort Claims. Except as set forth in Schedule 8 attached hereto, Schedule 8 of the Prior Perfection Certificate sets forth a true and correct list of all Commercial Tort Claims of $1,000,000 or more held by any Grantor, including a brief description thereof.

9. Deposit Accounts, Securities Accounts and Commodities Accounts. Except as set forth in Schedule 9 attached hereto, Schedule 9 of the Prior Perfection Certificate sets forth a true and correct list of all Deposit Accounts, Securities Accounts and Commodities Accounts maintained by each Grantor, including the name of each institution where each such account is held, the nature of each such account, the value of each such account on or about the date hereof and the name of each entity that holds each account.

Exhibit E-1 – Page 2

10. Letter-of-Credit Rights. Except as set forth in Schedule 10 attached hereto, Schedule 10 of the Prior Perfection Certificate sets forth a true and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder, including the name of issuer, the letter of credit number and face amount.

11. Governmental Receivables. Except as set forth in Schedule 11 attached hereto, Schedule 11 of the Prior Perfection Certificate sets forth a list of accounts receivable payable to any Grantor by the United States government or any state or local government, identifying (i) the governmental authority, (ii) the applicable Grantor, (iii) the aggregate amount thereof and (iv) the percentage that those accounts receivable are of all of the Grantors’ accounts receivable, in each case as of a recent, specified date.

12. Reliance. The undersigned acknowledge that the Agent and the Lenders are entitled to rely and have, in fact, relied on the information contained herein, and any successor or assign of the Agent or the Lenders is entitled to rely on the information contained herein.

[Signature page follows]

Exhibit E-1 – Page 3

IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed as of the date first written above.

WILLBROS GROUP, INC.

By:
Name:
Title:

Exhibit E-1 – Page 4

Schedule 1(a)

Name and Jurisdiction

Legal Name of Grantor	State of Incorporation or Formation	Organization Identification Number (if any)

Exhibit E-1 – Page 5

Schedule 1(d)

Organizational Chart

Exhibit E-1 – Page 6

Schedule 2(a)

Chief Executive Office

Grantor	Mailing Address of Chief Executive Office	County	State

Exhibit E-1 – Page 7

Schedule 2(b)

Location of Books and Records

Grantor	Address	County	State	Owned/Leased

Exhibit E-1 – Page 8

Schedule 2(c)

Other Locations

Grantor	Address	County	State	Owned/Leased

Exhibit E-1 – Page 9

Schedule 5

Instruments and Tangible Chattel Paper

Exhibit E-1 – Page 10

Schedule 6(a)

Patents/Patent Applications

Patents granted by the US Patent and Trademark Office:

Patent Applications filed with US Patent and Trademark Office:

Exhibit E-1 – Page 11

Schedule 6(b)

Trademarks/Trademark Applications

Trademarks granted by the US Patent and Trademark Office:

Trademark Applications filed with US Patent and Trademark Office:

Exhibit E-1 – Page 12

Schedule 6(c)

Copyrights/Copyright Applications

Exhibit E-1 – Page 13

Schedule 7

Equity Interests

Grantor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

Exhibit E-1 – Page 14

Schedule 8

Commercial Tort Claims (Greater than $1,000,000)

Exhibit E-1 – Page 15

Schedule 9

Deposit Accounts, Securities Accounts and Commodities Accounts

I. Deposit Accounts

GRANTOR	INSTITUTION	NATURE OF ACCOUNT	VALUE OF ACCOUNT AS OF [06/30/13]	ACCOUNT NO.

II. Securities Accounts

GRANTOR	INSTITUTION	NATURE OF ACCOUNT	VALUE OF ACCOUNT AS OF [06/30/2013]	ACCOUNT NO.

III. Commodities Accounts

Exhibit E-1 – Page 16

Schedule 10

Letter of Credit Rights

Exhibit E-1 – Page 17

Schedule 11

Governmental Receivables

Exhibit E-1 – Page 18

EXHIBIT E-2

to

Loan, Security and Guaranty Agreement

FORM OF CANADIAN PERFECTION CERTIFICATE SUPPLEMENT

[            ], 20[_]

Reference is made to (i) that certain Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Willbros Group, Inc. (the “Parent”), certain U.S. Subsidiaries of the Parent, Willbros Construction Services (Canada) L.P. (the “Canadian Borrower”), certain other Canadian Subsidiaries of the Parent (such Canadian Subsidiaries, together with the Canadian Borrower, each a “Grantor” and collectively the “Grantors”), Bank of America, N.A., as agent (the “Agent”), and the lenders from time to time party thereto and (ii) that certain General Security Agreement dated as of August 7, 2013, by and among the Grantors and the Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement or, if not defined in the Loan Agreement, in the General Security Agreement. In connection with the Loan Agreement and the General Security Agreement and for the benefit of the Agent and the lenders thereunder, the undersigned Responsible Officer of the Canadian Borrower hereby certifies on behalf of the Grantors and not in an individual capacity to the Agent that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1. Names. Except as set forth on Schedule 1(a) attached hereto, Schedule 1(a) of the Prior Perfection Certificate sets forth the exact legal name of each Grantor as it appears in its articles or certificate of incorporation (or equivalent organizational document), the jurisdiction of its incorporation or formation, the organizational identification number (or a specific designation that one does not exist) issued by its jurisdiction of incorporation or formation and its Business Number.

2. Current Locations.

(a) Except as set forth in Schedule 2(a) attached hereto, Schedule 2(a) of the Prior Perfection Certificate sets forth the location of the chief executive office and the registered office (and domicile for purposes of the Civil Code of Quebec) of each Grantor, including for each such office the mailing address.

(b) Reserved.

(c) Except as set forth in Schedule 2(c) attached hereto, Schedule 2(c) of the Prior Perfection Certificate sets forth, to the extent not set forth in Schedule 2(a) hereto to or Schedules 2(a) or 2(b) of the Prior Perfection Certificate, a list of each location where each Grantor maintains tangible items of Collateral, other than Inventory in transit.

3. Real Property. Reserved.

Exhibit E-2 – Page 1

4. Rolling Stock and Vehicles. Reserved.

5. Instruments and Tangible Chattel Paper. Except as set forth in Schedule 5 attached hereto, Schedule 5 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes, instruments (other than payment items to be deposited in the ordinary course of business), chattel paper and other evidence of indebtedness for borrowed money owned by each Grantor, including all intercompany notes between a Grantor and any other subsidiary of the Parent.

6. Intellectual Property.

(a) Except as set forth in Schedule 6(a) attached hereto, Schedule 6(a) of the Prior Perfection Certificate sets forth a list of all patents applied for or registered by each Grantor with the Canadian Intellectual Property Office or any similar office in any province or territory of Canada or the United States, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each patent owned by each Grantor.

(b) Except as set forth in Schedule 6(b) attached hereto, Schedule 6(b) of the Prior Perfection Certificate sets forth a list of all trade-marks applied for or registered by each Grantor with the Canadian Intellectual Property Office or any similar office in any province or territory of Canada or the United States, including the name of the registered owner or applicant and the registration or application number, as applicable, of each trade-mark owned by each Grantor.

(c) Except as set forth in Schedule 6(c) attached hereto, Schedule 6(c) of the Prior Perfection Certificate sets forth a list of all copyrights applied for or registered by each Grantor with the Canadian Intellectual Property Office or any similar office in any province or territory of Canada or the United States, including the name of the registered owner or application and the registration or application number, as applicable, of each copyright owned by each Grantor.

7. Equity Interests. Except as set forth in Schedule 7 attached hereto, Schedule 7 of the Prior Perfection Certificate sets forth a list of each entity in which each Grantor holds an ownership interest and the percentage (and, if applicable, number and class of shares or units) of the ownership interests of such entity held by such Grantor and whether such ownership interests are evidenced by a certificate. For this purpose, an ownership interest includes any option, warrant or similar right.

8. Deposit Accounts, Securities Accounts and Futures Accounts. Except as set forth in Schedule 8 attached hereto, Schedule 8 of the Prior Perfection Certificate sets forth a true and correct list of all Deposit Accounts, Securities Accounts and Futures Accounts maintained by each Grantor, including the name of each institution where each such account is held, the nature of each such account, the value of each such account on or about the date hereof and the name of each entity that holds each account.

9. Governmental Receivables. Except as set forth in Schedule 9 attached hereto, Schedule 9 of the Prior Perfection Certificate sets forth a list of accounts receivable payable to any Grantor by the Canadian government or any provincial or local government, identifying (i) the governmental authority, (ii) the applicable Grantor, (iii) the aggregate amount thereof and (iv) the percentage that those accounts receivable are of all of the Grantors’ accounts receivable, in each case as of a recent, specified date.

10. Reliance. The undersigned acknowledge that the Agent and the Lenders are entitled to rely and have, in fact, relied on the information contained herein, and any successor or assign of the Agent or the Lenders is entitled to rely on the information contained herein.

Exhibit E-2 – Page 2

[Signature page follows]

Exhibit E-2 – Page 3

IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed as of the date first written above.

WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.

By:
Name:
Title:

Exhibit E-2 – Page 4

Schedule 1(a)

Name and Jurisdiction

Legal Name of Grantor	Jurisdiction of Incorporation or Formation	Organization Identification Number (if any)	Business Number

Exhibit E-2 – Page 5

Schedule 2(a)

Chief Executive Office

Grantor	Mailing Address of Chief Executive Office

Exhibit E-2 – Page 6

Schedule 2(c)

Other Locations

Grantor	Address

Exhibit E-2 – Page 7

Schedule 5

Instruments and Tangible Chattel Paper

Exhibit E-2 – Page 8

Schedule 6(a)

Patents/Patent Applications

Patents granted by the Canadian Intellectual Property Office:

Patent Applications filed with Canadian Intellectual Property Office:

Exhibit E-2 – Page 9

Schedule 6(b)

Trademarks/Trademark Applications

Trademarks granted by the Canadian Intellectual Property Office:

Trademark Applications filed with the Canadian Intellectual Property Office:

Exhibit E-2 – Page 10

Schedule 6(c)

Copyrights/Copyright Applications

Exhibit E-2 – Page 11

Schedule 7

Equity Interests

Grantor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

Exhibit E-2 – Page 12

Schedule 8

Deposit Accounts, Securities Accounts and Futures Accounts

I. Deposit Accounts
GRANTOR	INSTITUTION	NATURE OF ACCOUNT	VALUE OF ACCOUNT AS OF [06/30/13]	ACCOUNT NO.

II. Securities Accounts
GRANTOR	INSTITUTION	NATURE OF ACCOUNT	VALUE OF ACCOUNT AS OF [06/30/2013]	ACCOUNT NO.

III. Futures Accounts

Exhibit E-2 – Page 13

Schedule 1.1(a)

Canadian Revolver Commitment

Lender	Commitment
Bank of America, N.A. (acting through its Canada branch)	$25,000,000

Total	$25,000,000

Schedule 1.1(b)

U.S. Revolver Commitment

Lender	Commitment
Bank of America, N.A.	$90,000,000
Capital One Leverage Finance Corp.	$35,000,000

Total	$125,000,000

Schedule 2.2

Existing U.S. Letters of Credit

NONE.

Schedule 7.1

Commercial Tort Claims

NONE.

Schedule 7.3

Pledged Collateral

Pledged Equity Interests

Grantor	Issuer	Type of Equity Interest	Number of Equity Interests	Percentage of Ownership
Willbros Group, Inc.	Willbros Global Holdings, Inc.	Common	975	100
	Willbros United States Holdings, Inc.	Common	7,750	100
			5,167
	W International Limited	Common	1,000	100
Willbros United States Holdings, Inc.	Willbros Government Services (U.S.), LLC	Common	1,000	100
	Willbros Construction (U.S.), LLC	Common	1,000	100
	Willbros Energy Services Company	Common	10,308	100
	Willbros Engineers (U.S.), LLC	Common	1,000	100
	Willbros Project Services (U.S.), LLC	Common	1,000	100
	Willbros Engineers, LLC	Common	1,000	100
			2,000	100
	Willbros Refinery and Maintenance Services (U.S.), LLC	Common	2,000	100
	Willbros Utility T&D Holdings, LLC	Common	1,000	100
	Premier West Coast Services, Inc.	Common	1,000	100

Grantor	Issuer	Type of Equity Interest	Number of Equity Interests	Percentage of Ownership
Willbros Construction (U.S.), LLC	Willbros Construction California (U.S.), Inc.	Common	1,000	100
Willbros Engineers (U.S.), LLC	Willbros Midstream Services (U.S.), LLC	Common	10,000	100
	Willbros Engineering California (U.S.), Inc.	Common	1,000	100
Willbros Refinery and Maintenance Services (U.S.), LLC	Willbros Downstream, LLC	Common	1,000	100
Willbros Downstream, LLC fka Integrated Service Company LLC	Construction & Turnaround Services, L.L.C.	Common	1,000	100
	Willbros Downstream of Oklahoma, Inc.	Common	1,000	100
Willbros Engineers, LLC	Willbros Management Services, LLC	Common	1,000	100
Willbros Utility T&D Holdings, LLC	Willbros Utility T&D Group Common Paymaster L.L.C.	Common	100	100
	Bemis, LLC	Common	1,000	100
	Halpin Line Construction LLC	Common	1,000	100
	Hawkeye, LLC	Common	N/A	100

Grantor	Issuer	Type of Equity Interest	Number of Equity Interests	Percentage of Ownership
	UTILX Corporation	Common	1,000	100
	Premier Utility Services, LLC	Common	1,000	100
	Chapman Construction Management Co., Inc.	Common	1,000	100
	Chapman Holding Co., Inc.	Common	1,000	100
Willbros Utility T&D Holdings, LLC	Lineal Industries, Inc.	Common	1,000	100
	Trafford Corporation	Common	11,000 Nonvoting Common	100
			110 Voting Common	100
	Skibeck Pipeline Company, Inc.	Common	10	100
	Willbros T&D Services, LLC	Common	1,000	100
Chapman Construction Management Co., Inc.	Chapman Construction Co., L.P.	Common	N/A	1
Chapman Holding Co., Inc.	Chapman Construction Co., L.P.	Common	N/A	99
UTILX Corporation	UTILX Overseas Holdings, Inc.	Common	100	100
UtilX Overseas Holdings, Inc.	UtilX Europe GmbH	Common	25,000	100
Willbros Canada Holdings ULC	0795781 B.C. Ltd.	Common	1,000	100

Grantor	Issuer	Type of Equity Interest	Number of Equity Interests	Percentage of Ownership
	Willbros Canada GP I Limited	Common	1	100
	Willbros Canada GP III Limited	Common	1,000	100
	Willbros Canada GP IV Limited	Common	1	100
	Willbros Canada GP V Limited	Common	1	100
	Willbros Construction Services (Canada) L.P.	Partnership Unit	10,000	99.99
	P/L Equipment LP	Partnership Unit	1	99.99
	Willbros Facilities & Tanks (Canada) LP	Partnership Unit	1	99.99
	Willbros PSS Midstream (Canada) LP	Partnership Unit	1	99.99
0795781 B.C. Ltd.	P/L Equipment LP	Partnership Unit	1	.01
Willbros Canada GP I Limited	Willbros Construction Services (Canada) L.P.	Partnership Unit	1	.01
Willbros Canada GP IV Limited	Willbros Facilities & Tanks (Canada) LP	Partnership Unit	1	.01
Willbros Canada GP V Limited	Willbros PSS Midstream (Canada) LP	Partnership Unit	1	.01

Pledged Debt

Global Intercompany Note

Schedule 8.3

Deposit Accounts

Obligor	Depository Institution	Nature of Account	Bank Account Number
Willbros United States Holdings, Inc.	Amegy Bank	Operating	127736
Willbros United States Holdings, Inc.	Amegy Bank	Flex	3773841
Willbros United States Holdings, Inc.	Amegy Bank	Sweep	9127736
Willbros Group, Inc.	Amegy Bank	Operating	3931390
Willbros Construction (U.S.), L.L.C.	Amegy Bank	Petty Cash	30020850
Construction & Turnaround Services, L.L.C.	Amegy Bank	Operating	53118142
Construction & Turnaround Services, L.L.C.	Amegy Bank	Sweep	953118142
Willbros International Finance & Equipment Limited	Amegy Bank	Operating	54029151
Willbros Middle East Limited	Amegy Bank	Operating	54029143
Willbros Engineers, L.L.C.	Bank of America	Field	3040601709
WBA, P.C.	Bank of America	Operating	3040944958
Chapman Construction Co., L.P.	BBVA Compass	Petty Cash	78604654
Willbros United States Holdings, Inc.	Capital One	Operating	3820615106
Willbros United States Holdings, Inc.	Capital One	Disbursement	542051647
Willbros United States Holdings, Inc.	Capital One	Payroll	3820615122
Willbros United States Holdings, Inc.	Capital One	Sweep	499955855
Willbros Group, Inc.	Capital One	Operating	3820615289
Willbros Group, Inc.	Capital One	Sweep	499956193
Willbros Downstream, L.L.C.	Capital One	Petty Cash	3820896911
Construction & Turnaround Services, L.L.C.	Capital One	Operating	3820615130
Construction & Turnaround Services, L.L.C.	Capital One	Disbursement	542051655
Construction & Turnaround Services, L.L.C.	Capital One	Payroll	3820615157

Construction & Turnaround Services, L.L.C.	Capital One	Sweep	499954867
Premier West Coast Services, Inc.	Capital One	Operating	3628195039
Premier West Coast Services, Inc.	Capital One	Disbursement	542053798
Premier West Coast Services, Inc.	Capital One	Payroll	3628195047
Premier West Coast Services, Inc.	Capital One	Sweep	499956118
Construction & Turnaround Services, L.L.C.	First National Bank-Fulda	Field	1575083
Construction & Turnaround Services, L.L.C.	JPM Chase	Field	707420816
Chapman Construction Co., L.P.	Nevada State Bank	Petty Cash	15009483
Construction & Turnaround Services, L.L.C.	PNC Bank -Cattlesburgh (Nat’l City)	Field	3111909018
Willbros Global Holdings Inc.	Scotia Bank	Operating (USD)	10009 01233 15
Trafford Corporation	Webster Bank	Petty Cash	8067174180
Willbros Utility T&D Group Common Paymaster LLC	Wells Fargo	General	4121823405
Willbros Utility T&D Group Common Paymaster LLC	Wells Fargo	Operating	4121823413
Willbros Utility T&D Group Common Paymaster LLC	Wells Fargo	Disbursement	9600123411
UTILX Corporation	Wells Fargo	Operating	4121832091
UTILX Corporation	Wells Fargo	Disbursement	9600124774
UTILX Corporation	Wells Fargo	Payroll	4121832109
Lineal Industries, Inc.	Wells Fargo	Operating	4121832042
Lineal Industries, Inc.	Wells Fargo	Disbursement	9600124721
Lineal Industries, Inc.	Wells Fargo	Payroll	4121832059
Trafford Corporation	Wells Fargo	Operating	4121832075
Trafford Corporation	Wells Fargo	Disbursement	9600124755
Trafford Corporation	Wells Fargo	Payroll	4121832083
Trafford Corporation	Wells Fargo	Petty Cash	200017451899
Trafford Corporation	Wells Fargo	Disbursement	2000028402989
Willbros T&D Services, LLC	Wells Fargo	Operating	4121839179
Willbros T&D Services, LLC	Wells Fargo	Disbursement	9600125117
Willbros T&D Services, LLC	Wells Fargo	Payroll	4121839187
Chapman Construction Co., L.P.	Wells Fargo	Operating	4121831895
Chapman Construction Co., L.P.	Wells Fargo	Disbursement	9600124658

Chapman Construction Co., L.P.	Wells Fargo	Payroll	4121831887
Willbros T&D Services, LLC	Wells Fargo	General	4121839138
Willbros T&D Services, LLC	Wells Fargo	Disbursement	9600125102
Hawkeye, LLC	Wells Fargo	Sweep	4121831911
Hawkeye, LLC	Wells Fargo	General	9600124681
Halpin Line Construction, LLC	Wells Fargo	General	4121831903
Bemis, LLC	Wells Fargo	Operating	4121831713
Bemis, LLC	Wells Fargo	General	9600124643
Bemis, LLC	Wells Fargo	Payroll	4121952279
Premier Utility Services, LLC	Wells Fargo	General	4121832067
Premier Utility Services, LLC	Wells Fargo	Disbursement	9600124736
Premier Utility Services, LLC	Wells Fargo	Payroll	4121952303
Integrated Services Company, L.L.C.	Yellowstone Bank	Field	4073568
Willbros Canada Holdings ULC	Scotiabank	Operating (CAD)	12989 01698 11
Willbros (Canada) GP I Limited	Scotiabank	Payroll (CAD)	12989 00057 11
Willbros (Canada) GP III Limited	Scotiabank	Payroll	12989 01560 19
Willbros Construction Services (Canada) LP	Scotiabank	Operating	10009 01547 17
Willbros (Canada) GP IV Limited	Scotiabank	Payroll	12989 04206 11
Willbros Facilities & Tanks (Canada) LP	Scotiabank	Operating	12989 00517 13
Willbros (Canada) GP V Limited	Scotiabank	Payroll	12989 04207 19
Willbros PSS Midstream (Canada) LP	Scotiabank	Operating	12989 00531 12
Willbros Construction Services (Canada) LP	Scotiabank	Investment account maintained to cash collateralize (currently, up to $350,000) Scotiabank Visa commercial credit card facility (to be excluded from control by Agent)	46869584

II. Securities Accounts

GRANTOR	INSTITUTION	NATURE OF ACCOUNT	ACCOUNT NO.
NONE

III. Commodities Accounts

NONE

Schedule 9.1.11

Subsidiaries and Corporate Structure

Entity Name	Jurisdiction of Incorporation or Organization	% Equity Interest	Status
0795781 B.C. Ltd	Canada (British Columbia)	100	Guarantor
Construction & Turnaround Services, L.L.C.	Oklahoma, USA	100	Borrower
Contratistas Transandinos, S.A.	Colombia	100	Non-Obligor
Willbros Downstream, LLC	Oklahoma, USA	100	Borrower
Willbros Downstream of Oklahoma Inc.	Oklahoma, USA	100	Borrower
P/L Equipment LP	Canada (Alberta)	100	Guarantor
PT Willbros Indonesia	Indonesia	100	Non-Obligor
W International Limited	Cayman Islands	100	Non-Obligor
Willbros Canada Holdings ULC	Canada (British Columbia)	100	Guarantor
Willbros (Canada) GP I Limited	Canada (British Columbia)	100	Guarantor
Willbros (Canada) GP III Limited	Canada (British Columbia)	100	Guarantor
Willbros (Canada) GP IV Limited	Canada (British Columbia)	100	Guarantor
Willbros (Canada) GP V Limited	Canada (British Columbia)	100	Guarantor
Willbros Chile, S.A.	Chile	100	Non-Obligor
Willbros Construction Services (Canada) L.P.	Canada (Alberta)	100	Borrower
Willbros Construction California (U.S.), Inc.	Delaware, USA	100	Borrower
Willbros Construction (U.S.), LLC	Delaware, USA	100	Borrower
Willbros Contracting Limited	Cyprus	100	Non-Obligor
Willbros Energy Services Company	Delaware, USA	100	Non-Obligor
Willbros Engineers (UAE) Limited	Cayman Islands	100	Non-Obligor
Willbros Engineers (UAE) Limited – Abu Dhabi Branch	Abu Dhabi	100	Non-Obligor

Willbros Engineers (U.S.), LLC	Delaware, USA	100	Borrower
Willbros Engineering California (U.S.), Inc.	Delaware, USA	100	Borrower
Willbros Facilities & Tanks (Canada) LP	Canada (Alberta)	100	Guarantor
Willbros Far East Sdn Bhd	Malaysia	100	Non-Obligor
Forward Company for Energy & Infrastructure PSC	Iraq	100	Non-Obligor
Willbros Global Holdings, Inc.	Panama	100	Non-Obligor
Willbros Global Infrastructure Limited	Cayman Islands	100	Non-Obligor
Willbros Government Services (U.S.), LLC	Delaware, USA	100	Borrower
Willbros Hammer LLC	Delaware	75	Non-Obligor
Willbros Hammer LLC Surcursal en Espana	Spain	75	Non-Obligor
Willbros Industrial de Mexico, S. de R.L. de C.V.	Mexico	100	Non-Obligor
Willbros International Dutch Antilles N.V.	Netherlands Antilles	100	Non-Obligor
Willbros International Dutch B.V.	The Netherlands	100	Non-Obligor
Willbros International Dutch II B.V.	The Netherlands	100	Non-Obligor
Willbros International Finance & Equipment Limited	Cayman Islands	100	Non-Obligor
Willbros International, Inc.	Panama	100	Non-Obligor
Willbros International Papua New Guinea Limited	Papua New Guinea	100	Non-Obligor
Willbros International Pty Limited	Australia	100	Non-Obligor
Willbros Management Services, LLC	Delaware	100	Borrower
Willbros Middle East, Inc.	Panama	100	Non-Obligor
Willbros Midstream Services (U.S.), LLC	Delaware, USA	100	Guarantor
Willbros Project Services (U.S.), LLC	Delaware, USA	100	Borrower
Willbros PSS Midstream (Canada) LP	Canada (Alberta)	100	Guarantor

Willbros Refinery and Maintenance Services (U.S.), LLC	Delaware, USA	100	Guarantor
Willbros T&D Services, LLC	Delaware	100	Borrower
Willbros Transandina S.A.	Bolivia	100	Non-Obligor
Willbros United States Holdings, Inc.	Delaware, USA	100	Borrower
Willbros Engineers, LLC	Louisiana, USA	100	Borrower
Willbros Utility T&D Holdings, LLC	Delaware, USA	100	Guarantor
Chapman Construction Management Co., Inc.	Texas, USA	100	Borrower
Chapman Holding Co., Inc.	Nevada, USA	100	Guarantor
Chapman Construction Co., L.P.	Texas, USA	100	Borrower
Willbros Utility T&D Group Common Paymaster LLC	Delaware, USA	100	Guarantor
Bemis, LLC	Vermont, USA	100	Borrower
Halpin Line Construction LLC	New York, USA	100	Borrower
Hawkeye, LLC	New York, USA	100	Borrower
Premier West Coast Services, Inc.	Oklahoma, USA	100	Borrower
Premier Utility Services, LLC	New York, USA	100	Borrower
Lineal Industries, Inc.	Pennsylvania, USA	100	Borrower
Skibeck Pipeline Company, Inc.	New York, USA	100	Guarantor
Trafford Corporation	Pennsylvania, USA	100	Borrower
UTILX Corporation	Delaware, USA	100	Borrower
UtilX Overseas Holdings, Inc.	Delaware, USA	100	Guarantor
UtilX Europe GmbH	Germany	100	Non-Obligor

Schedule 9.1.13

Environmental Matters

	Environmental Matter	Company
1

Kosen v. Millennium, Supreme Court, Orange County, NY

WC/WEI contracted with NiSource to perform work for Millennium pipeline project. The contract requires WC/WEI to indemnify NiSource/Millennium, as well as provide them with additional insured status. Landowners contend pipeline disturbed drainage of wet lands leading resulting in $700,000 in reduction of value of 10 acres. Millennium/NiSource tendered defense and indemnity to WC/WEI. Insurer is defending. Court abated the case pending outcome of arbitration between NiSource and landowners.

Willbros Engineers, Inc.

2

Praxair Inc. v Lined Bloc Process Plants, et al, Case No. E191-442 In the 172nd Judicial District of Jefferson Co., TX

Plaintiff sues multiple parties to recover damages to its refinery due to a chemical leak in December 2009. Willbros Downstream predecessor fabricated parts used at the plant.

Willbros Downstream, LLC [Insurance subrogation claim]

Schedule 9.1.14

Insurance

Willbros Group, Inc.

Insurance Policy Summary

Property and Casualty

Coverage	Insurance Company	AM Best Rating	Policy Number	Coverage Period	Insured
Business Auto (MA)	Arch Insurance Company	A+XV	41CAB8903400	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Business Auto (AOS)	Arch Insurance Company	A+XV	41PKG89-3300	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
General Liability - Domestic	Arch Insurance Company	A+XV	41PKG89-3300	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
General Liability - Premier Utility Services	Lexington Insurance Company	AXV	34205214	May 1, 2013 to May 1, 2014	Premier Utility Services
Workers Compensation (AOS)	Arch Insurance Company	A+XV	41WCI8903200	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
OCP-General Liability-New York	Arch Insurance Company	A+XV	99C0P9419200	May 1, 2013 to May 1, 2014	People of State of NY
OCP-General Liability-Suffolk County	Arch Insurance Company	A+XV	3C03733	May 1, 2013 to May 1, 2014	Suffolk County
Storage Tank Liability	Commerce & Industry Ins Co	AXV	17778566	October 15, 2012 to October 15, 2013	Willbros Govt Services US LLC
Spain DBA (Willbros Hammer)	Ins Co of the State of Pennsylvania	AXV	11230365	May 1, 2013 to May 1, 2014	Willbros Hammer LLC
Spain Automobile (Willbros Hammer)	Ins Co of the State of Pennsylvania	AXV	10538728	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Spain General Liability (Willbros Hammer	Ins Co of the State of Pennsylvania	AXV	30077950	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
German General Liability local	Industrial Liability Insurance	TBD	H181515529	May 1, 2013 to May 1, 2014	Cable Cure, Zweigniederlassung von UTILX, LTD
Property Package - UTD	AGCS Marine Ins. Company	A+XV	MXI93035191	October 14, 2012 to October 14, 2013	Willbros Group, Inc.
Property - Legacy	Lexington Insurance Company	AXV	38421919	May 1, 2013 to May 1, 2014	Willbros Group, Inc.

Marine Ocean Cargo	Indemnity Ins Co of North America	A+XV	CN10720424	June 28, 2013 to June 28, 2014	Willbros Construction US LLC
Builders’ Risk Clear Creek	Zurich America Insurance Co	A+XV	IM9638867-00	June 1, 2012 to January 31, 2014	Willbros T & D, etal
Builders’ Risk Integrated Services	Underwriters at Lloyds	AX1	UNS2500557-12	January 1, 2012 to January 1, 2015	Willbros Downstream, etal
NFIP Flood - 1722 N 161st E Ave, Tulsa	Philadelphia Indemnity Insurance Co	A++XV	43423282012	November 13, 2012 to November 13, 2013	Willbros Integrated Srv Co, LLC
NFIP Flood - 1722 N 161st E Ave, Tulsa	Philadelphia Indemnity Insurance Co	A++XV	43423302012	November 13, 2012 to November 13, 2013	Willbros Integrated Srv Co, LLC
NFIP Flood - 1722 N 161st E Ave, Tulsa	Philadelphia Indemnity Insurance Co	A++XV	43423252012	November 13, 2012 to November 13, 2013	Willbros Integrated Srv Co, LLC
NFIP - 120 Mallard, Saint Rose, LA	American Bankers Ins Co of FL	AXIV	1011169049	May 7, 2013 to May 7, 2014	Willbros Engineers, LLC
NFIP - 8641 United Plaza Blvd,Baton Rouge	American Bankers Ins Co of FL	AXIV	1011179353	June 30, 2013 to June 30, 2014	Wink United Plaza LLC
Excess Flood	Lloyd’s of London	AXV	AEF03619-B	May 1, 2013 to May 1, 2014	Willbros Engineers, LLC
Flood	Hartford Insurance Company of the Midwest	AXV	87045451452012	Dec 9, 2012 to Dec 9, 2013	UTILIX Corporation
Professional/Pollution Liability	Steadfast Insurance Company	A+XV	E0C475616502	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Foreign General Liability/Automobile	Insurance Co of the State of PA	AXV	80-0271536	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Foreign Workers’ Compensation	Insurance Co of the State of PA	AXV	83-70052	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Non Owned Aircraft Liability	Commerce & Industry Aircraft	AXV	AV003390008-15	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Marine Pkg. - Cargo Only	Lloyd’s of London	A+XV	EE1200058	May 1, 2013 to June 30, 2013	Willbros Group, Inc.
Follow Form Excess Liability	Lexington Insurance Company	AXV	15881295	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Follow Form Excess Liability	Ironshore Indemnity Inc.	AXIV	958802	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Follow Form Excess Liability	Alterra American Insurance Company	AXV	MAXA3EC30000801	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Follow Form Excess Liability	Westchester Surplus Lines Insurance Co	A+XV	G24116888004	May 1, 2013 to May 1, 2014	Willbros Group, Inc.
Follow Form Excess Liability	Lexington Insurance Company	AXV	15936864	May 1, 2013 to May 1, 2014	Willbros Group, Inc.

Follow Form Excess Liability	Lexington Insurance Company	AXV	34205214	May 1, 2013 to May 1, 2014	Premier Utility Services
Warranty Policy	Lloyd’s of London	AXV	CY130003W	May 9, 2013 to May 9, 2014	UTILX Corporation and Subsidiaries

Canadian Policies
Automobile	Aviva		6141084071	November 1, 2012 to November 1, 2013	Willbros Canada Holding ULC, Willbros (Canada) GP 1 Limited, Willbros (Canada) GP V Limited
Liability and Umbrella	Northbridge		CBC19251700	November 1, 2012 to November 1, 2013	Willbros Canada Holding ULC, Willbros (Canada) GP 1 Limited, Willbros (Canada) GP III Limited, Willbros (Canada) GP IV Limited, Willbros (Canada) GP V Limited, 0795781 B.C.
Commercial Package	Aviva		CMP81248246	November 1, 2012 to November 1, 2013	Willbros Canada Holding ULC, Willbros (Canada) GP 1 Limited, Willbros (Canada) GP III Limited, Willbros (Canada) GP IV Limited, Willbros (Canada) GP V Limited, 0795781 B.C.

Executive Liability

Coverage	Insurance Company	Policy Number	Coverage Period	Insured
Directors & Officers	XL Specialty Insurance Company	ELU127870-12	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers	Illinois National Insurance Company	01-416-61-69	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers	Travelers Casualty & Surety Company	105707567	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers	Allied World Assurance Co. (AWAC)	0305-0900	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers	US Specialty Insurance Co. (HCC)	14-MGU-12-A28017	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers	Berkley Insurance Company	11148406	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers	RSUI Indemnity Company	NHS649087	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers Side A	ACE American Insurance Co.	DOX G24457370 005	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Directors & Officers Side A	Beazley Insurance Company	V15PKZ120501	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Fiduciary Liability	Illinois National Insurance Company	01-415-99-68	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Fiduciary Liability	Federal Insurance Company	8210-9917	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Fiduciary Liability	ACE American Insurance Co.	DOX G24457400 005	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Employment Practices Liability	Federal Insurance Company	8224-6384	November 12, 2012 to November 12, 2013	Willbros Group, Inc.
Crime	National Union Fire Insurance Co.	01-415-99-69	November 12, 2012 to November 12, 2013	Willbros Group, Inc.

Note: Subsidiary language is included in the Willbros Group, Inc. policies shown above.

Schedule 9.1.16

Canadian Multi-Employer Plans

The Canadian Borrower makes contributions to the Christian Labour Association of Canada pension plan, a defined contribution Canadian Multi-Employer Plan registered in Ontario.

Schedule 9.1.19

Patents, Trademarks, Copyrights and Licenses

Patents granted by the US Patent and Trademark Office:

Registered Owner	Title	Country	Patent No./ Issue Date/ Exp. Date	Status
UTILX Corporation	Cable and Cable Connection Assembly	USA	7544105 6/9/2009 8/23/2025	Issued
UTILX Corporation	Cable Connection Assembly	USA	7344396 3/18/2008 8/23/2025	Issued
UTILX Corporation	Cable Connection Assembly	USA	7658629 2/9/2010 8/23/2025	Issued
UTILX Corporation	Cable Connectors With Internal Fluid Reservoirs	USA	7331806 2/19/2008 11/1/2024	Issued
UTILX Corporation	Distributed Cable Feed System and Method	USA	6697712 2/24/2004 4/24/2020	Issued
UTILX Corporation	Electronic Guidance System and Method for Locating a Discrete In-Ground Boring Device	USA	5585726 12/17/1996 5/26/2015	Issued
UTILX Corporation	Fluid Reservoir for a Cable Span	USA	7256350 8/14/2007 4/19/2025	Issued
UTILX Corporation	Long Range Electronic Guidance System for Locating a Discrete In-Ground Boring Device	USA	6543550 4/8/2003 12/21/2020	Issued
UTILX Corporation	Method and Apparatus for Blocking Pathways Between a Power Cable and the Environment	USA	6517366 2/11/2003 2/6/2021	Issued

Registered Owner	Title	Country	Patent No./ Issue Date/ Exp. Date	Status
UTILX Corporation	Method and Apparatus for Blocking Pathways Between a Power Cable and the Environment	USA	6929492 8/16/2005 12/28/2022	Issued
UTILX Corporation	Method of Suppressing Supersaturation in Underground Electrical Cables	USA	6162491 12/19/2000 9/21/2019	Issued
UTILX Corporation	On-Line Detection of Partial Discharge in Electrical Power Systems	USA	6809523 10/26/2004 3/12/2021	Issued
UTILX Corporation	Time Domain Reflectometer Display Method	USA	6646451 11/11/2003 12/6/2020	Issued
UTILX Corporation	Cable Connector with Fluid Injection Port	USA	5907128 5/25/99 2/13/2017	Issued
UTILX Corporation	Connections and Terminations for Cables	USA	6489554 12/3/02 10/11/2020	Issued
UTILX Corporation	Cable Connection Assembly	USA	7621767 11/24/2009 8/23/2025	Issued
Trafford Corporation	Live Service Pipe Insertion Apparatus and Method	USA	6024515 2/15/2000 3/4/2017	Issued
UTILX Corporation	Cable Termination Connection Assembly	USA	7959477 6/14/2011 8/20/2029	Issued
UTILX Corporation	Composition and Method for Restoring an Electrical Cable and Inhibiting Corrosion in the Aluminum Conductor Core	USA	7777131 8/17/2010 1/20/2029	Issued

Registered Owner	Title	Country	Patent No./ Issue Date/ Exp. Date	Status
UTILX Corporation	Cable Connector Having Fluid Reservoir	USA	7723611 5/25/2010 4/19/2025	Issued
UTILX Corporation	Check Valve for Charge Tank	USA	7704087 4/27/2010 3/22/2028	Issued
UTILX Corporation	Cable Splice Connection Assembly	USA	8344252 01/01/2013 12/09/2030	Issued

Patent Applications filed with US Patent and Trademark Office:

Applicant	Title	Country	Appl. No. Date Filed	Status
UTILX Corporation	Synchronizer for a Data Acquisition System	USA	12/605964 10/26/2009	Pending
UTILX Corporation	On-Line Time Domain Reflectometer System	USA	12/820886 06/22/2010	Pending
UTILX Corporation	Systems and Methods Employing Time Domain Reflectometry	USA	13/157227 6/9/2011	Pending
UTILX Corporation	In-Situ Data Acquisition Systems and Methods	USA	13/460641 4/30/2012	Pending
UTILX Corporation	Method of Analyzing and Locating Partial Discharges in an Electric Apparatus With Phase Resolved Spectrum	USA	61/585572 1/11/2012 Converted to Utility application 13/737786 01/09/2013	Pending
UTILX Corporation	Valve Assembly	USA	13/452474 4/20/2012	Pending

Applicant	Title	Country	Appl. No. Date Filed	Status
Willbros Group, Inc.	Representation of Remote Assets System and Method	USA	61/686,041	Provisional/ Pending
UTILX Corporation	High Performance Sensor For Partial Discharge Signal-analyzing Systems	USA	13/667952 11/02/2012	Pending
UTILX Corporation	Injection Protocol	USA	13/843708 03/15/2013	Pending
UTILX Corporation and Dow Corning Corporation	Electrical Cable Restoration Fluid	USA	13/069252	Pending

Patent Licenses:

1.	Owner: Raychem Corporation*

U.S. Pat. App. 08/799547 and any patents resulting from such application

*	Raychem and UtilX were joint contributors to this invention and Raychem assigned all ownership rights to UtilX.

Patents registered or patent applications filed with the Canadian Intellectual Property Office

	Patent / Application No.	Title	Owner	Filing Date	Issue Date	Status
1.	2606434	ELECTRICAL CABLE RESTORATION FLUID	UTILX CORPORATION	2006-04-28	—	Good Standing
2.	2765194	ON-LINE TIME DOMAIN REFLECTOMETER SYSTEM	UTILX CORPORATION	2010-06-22	—	Good Standing
3.	2273526	ON-LINE DETECTION OF PARTIAL DISCHARGE IN ELECTRICAL POWER SYSTEMS	UTILX CORPORATION	1999-06-03	—	Lapsed
4.	2744829	CABLE CONNECTION ASSEMBLY ADAPTED TO RECEIVE A PRESSURIZED FLUID	UTILX CORPORATION	2006-04-18	—	Good Standing
5.	2742667	SYSTEMS AND METHODS EMPLOYING TIME DOMAIN REFLECTOMETRY	UTILX CORPORATION	2011-06-09	—	Good Standing
6.	2745002	CABLE CONNECTION ASSEMBLY ADAPTED TO RECEIVE A PRESSURIZED FLUID	UTILX CORPORATION	2006-04-18	2013-01-08	Good Standing

	Patent / Application No.	Title	Owner	Filing Date	Issue Date	Status
7.	2617417	CABLE CONNECTION ASSEMBLY	UTILX CORPORATION	2006-04-18	2012-01-03	Good Standing
8.	2605028	FLUID RESERVOIR FOR A CABLE SPAN	UTILX CORPORATION	2006-04-17	2010-08-24	Good Standing
9.	2604945	CABLE CONNECTOR HAVING FLUID RESERVOIR	UTILX CORPORATION	2006-04-17	2010-11-23	Good Standing
10.	2280899	CABLE CONNECTOR WITH FLUID INJECTION PORT	UTILX CORPORATION	1998-02-12	2006-05-30	Good Standing
11.	2393405	TIME DOMAIN REFLECTOMETER DISPLAY METHOD	UTILX CORPORATION	2000-12-06	2012-07-17	Good Standing
12.	2683871	SYNCHRONIZER FOR A DATA ACQUISITION SYSTEM	UTILX CORPORATION	2009-10-26	—	Good Standing
13.	2345026	METHOD OF SUPPRESSING SUPERSATURATION IN UNDERGROUND ELECTRICAL CABLES	UTILX CORPORATION	1999-09-22	2008-09-30	Good Standing
14.	2386210	CONNECTIONS AND TERMINATIONS FOR CABLES	UTILX CORPORATION	2000-10-11	2009-08-11	Lapsed
15.	2388661	WIRE ROPE LUBRICATION	UTILX CORPORATION	2000-11-13	—	Lapsed
16.	2381423	FLOW-THROUGH CABLE	UTILX CORPORATION	2000-08-10	2009-04-07	Lapsed
17.	2333370	CABLE FLUID INJECTION SLEEVE	UTILX CORPORATION	1999-05-26	—	Lapsed
18.	2025088	DEVICE FOR LOCATING A BORING MACHINE	UTILX CORPORATION	1990-09-11	—	Lapsed
19.	1265582	CURRENT SENSING ALARM ARRANGEMENT FOR MONITORING THE PRESENCE OF HIGH VOLTAGE	UTILX CORPORATION	1987-05-21	1990-02-06	Lapsed
20.	1267707	ABOVE-GROUND ARRANGEMENT FOR AND METHOD OF LOCATING A DISCRETE INGROUND BORING DEVICE	UTILX CORPORATION	1987-05-21	1990-04-10	Lapsed
21.	2810685	VALVE ASSEMBLY	UTILX CORPORATION	2013-03-26	Pending	N / A
22.	2,488,958	Pipeline Rotation System	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.	2004-12-03	2011-09-27	Good Standing

Trademarks/Trademark Applications/Licenses

Trademarks/Service marks granted by the US Patent and Trademark Office:

Registered Owner	Mark	Date of Registration	Registration Number	Country/Class
Willbros Group, Inc.	WILLBROS	4/29/2008	3,420,027	USA

Willbros Group, Inc.		4/29/2008	3,420,028	USA

Wink Companies, LLC, now known as Willbros Engineers, LLC	WINK	12/23/2008	3,550,647	USA

Wink Companies, LLC, now known as Willbros Engineers, LLC	WINK (Flag + WINK)	2/10/2009	3,573,136	USA

Wink Companies, LLC, now known as Willbros Engineers, LLC	Wink (Flag + Wink)	1/13/2009	3,561,558	USA

Wink Companies, LLC, now known as Willbros Engineers, LLC	(Flag Only)	12/23/2008	3,550,648	USA

Wink Companies, LLC, now known as Willbros Engineers, LLC	WINK (WINK under Flag)	2/24/2009	3,580,983	USA

UTILX Corporation	CABLECURE	8/14/2007 Renewal: 8/14/2016	3278487	USA IC1 IC37

UTILX Corporation	CABLECURE & Design	3/22/1994 Renewal: 3/22/2014	1827730	USA IC37

UTILX Corporation	CABLECURE (Stylized Letters)	4/19/1994 Renewal: 4/19/2014	1831785	USA IC1

UTILX Corporation	CABLECURE (Stylized Letters)	3/23/1993 Renewal: 3/23/2023	1760783	USA IC37

UTILX Corporation	CABLEWISE	3/18/2008 Renewal: 3/18/2018	3398205	USA IC42

UTILX Corporation	FLOWMOLE	4/12/1988 Renewal: 4/12/2017	1484625	USA IC37

UTILX Corporation	UTILX	12/8/1992 Renewal: 12/8/2022	1739206	USA IC37

Trafford Corporation	RENU	12/23/1997 Renewal: 12/23/2016	2122816	USA IC37

Trademark Applications filed with US Patent and Trademark Office:

Willbros Group, Inc.	WILLBROS INTEGRA LINK	5/8/2012 (filed)	85/619,741	USA

Trademark Licenses: Trademark License Agreement effective as of June 1, 2012, between Dow Corning Corporation and UtilX Corporation.

Trademarks registered or trademark applications filed with the Canadian Intellectual Property Office:

No.	Mark/Name/SN/RN	Status/Key Dates	Owner
1.	UTILX RN: 430127 AN: 0686010	Canada Registered Last Status Received: Registered Filed: July 17, 1991	UTILX CORPORATION 21409 - 72ND AVENUE SOUTH, KENT, WASHINGTON 98032-1944, US Federal
2.	CABLECURE RN: 424056 AN: 0686399	Canada Registered Last Status Received: Registered Filed: July 22, 1991	UTILX CORPORATION 21409 - 72ND AVENUE, SOUTH KENT, WASHINGTON, US Federal
3.	CABLECURE RN: 400573 AN: 0677617	Canada Registered Last Status Received: Registered Filed: March 12, 1991	UTILX CORPORATION 21409-72ND AVENUE, SOUTH KENT, WASHINGTON, US Federal
4.	CABLEWISE RN: 762880 AN: 1379774	Canada Registered Last Status Received: Registered Filed: January 18, 2008	UTILX Corporation 22820 Russell Road Kent, WA 98032, US Federal
5.	CABLECURE RN: 739844 AN: 1341832	Canada Registered Last Status Received: Registered Filed: April 2, 2007	UTILX Corporation 22820 Russell Road Kent, WA 98032, US Federal

Copyrights/Copyright Applications

NONE.

Schedule 10.2.1

Existing Liens

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	07-0028879223	8/23/07	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	07-0032498750	9/21/07	Equipment
Chapman Construction Co., L.P.	Altec Capital Services, LLC	TX	UCC/ Fed	08-0028877525	8/28/08	Equipment
Chapman Construction Co., L.P.	Altec Capital Services, LLC	TX	UCC/ Fed	08-0028878102	8/28/08	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	08-0029813596	9/08/08	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	08-0034215477	10/20/08	Equipment
Chapman Construction Co., L.P.	TFS Capital Solutions	TX	UCC/ Fed	09-0007568318	3/18/09	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0008472171	3/26/09	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0010783321	4/16/09	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0011898581	4/27/09	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0016133750	6/08/09	Equipment
Chapman Construction Co., L.P.	TFS Capital Funding	TX	UCC/ Fed	09-0017267022	6/18/09	Equipment
Chapman Construction Co., L.P.	Holt Cat	TX	UCC/ Fed	09-0021087390	7/27/09	Equipment
Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0021407063	7/29/09	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0025146289	9/08/09	Equipment
Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0027451836	9/30/09	Equipment
Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0027452079	9/30/09	Equipment
Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0028565419	10/13/09	Equipment
Chapman Construction Co., LP	Nations Fund I, Inc.	TX	UCC/Federal Lien/Financing Statement	13-0018179585	6/27/2013	Equipment
Chapman Construction Co., LP	Nations Fund I, Inc.	TX	UCC/Federal Lien/Financing Statement	13-0020625928	6/7/2013	Equipment
Bemis, LLC	Key Equipment Finance Inc.	VT	UCC	07-206283	2/27/07	Equipment
Halpin Line Construction LLC	Associates First Capital Corp	NY	UCC/ Fed	200307181347179; 200802135153677 (continuation)	7/18/03; 2/13/08	Equipment
Halpin Line Construction LLC	Associates First Capital Corp	NY	UCC/ Fed	200307181348119; 200801225057911 (continuation)	7/18/03; 1/22/08	Equipment
Halpin Line Construction LLC	General Electric Capital Corporation	NY	UCC/ Fed	200412306085533; 200909245862249 (continuation)	12/30/04; 9/24/09	Equipment
Halpin Line Construction LLC	Financial Federal Credit Inc.	NY	UCC/ Fed	200512191334814	12/19/05; 9/27/10	Equipment
Halpin Line Construction LLC	General Electric Capital Corporation	NY	UCC/ Fed	200601060016948; 200601170049281 (Filing Officer Statement)	1/06/06; 11/10/10	Equipment
Halpin Line Construction LLC	People’s United Equipment France Corp.	NY	UCC/ Fed	200604280364606	4/28/06; 1/12/11	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Hawkeye, LLC	General Electric Capital Corporation	NY	UCC/ Fed	200502255164011; 200910295973300 (continuation)	2/25/05; 10/29/09	Equipment
Hawkeye, LLC	CNH Capital America LLC	NY	UCC/ Fed	200509215831872; 200602065121986; 200603015201736; 200604105339106 (amendment)	9/21/05; 2/06/06; 3/01/06; 4/10/06; 8/29/10	Equipment (added equipment)
Hawkeye, LLC	Financial Federal Credit Inc.	NY	UCC/ Fed	200512191334888	12/19/05	Equipment
Hawkeye, LLC	General Electric Capital Corporation	NY	UCC/ Fed	200601090027377	1/09/06	Equipment
Hawkeye, LLC	General Electric Capital Corporation	NY	UCC/ Fed	200602060123288	2/06/06	Equipment
Hawkeye, LLC	Dell Financial Services, L.P.	NY	UCC/ Fed	200602235181154	2/23/06	Computer Equipment
Hawkeye, LLC	Commerce Commercial Leasing, LLC	NY	UCC/ Fed	200603020196350	3/02/06	Equipment
Hawkeye, LLC	Commerce Commercial Leasing, LLC	NY	UCC/ Fed	200607255736458	7/25/06	Equipment
Hawkeye, LLC	Commerce Commercial Leasing, LLC	NY	UCC/ Fed	200705175498364; 200707275727568 (amendment)	5/17/07; 7/27/07	Equipment (added equipment)
Hawkeye, LLC	People’s Capital and Leasing Corp.	NY	UCC/ Fed	200901160032456; 200902260115342 (amendment)	1/16/09; 2/26/09	Equipment (added equipment)
Hawkeye, LLC	Carter Machinery Co., Inc.	NY	UCC/ Fed	200908100462550	8/10/09	Equipment
Hawkeye, LLC	Carter Machinery Co., Inc.	NY	UCC/ Fed	200909290559912	9/29/09	Equipment
Hawkeye, LLC	Carter Machinery Co., Inc.	NY	UCC/ Fed	201003100125749	3/10/10	Equipment
Hawkeye, LLC	Caterpillar Financial Services Corporation	NY	UCC/Fed	2013 01165059898	1/16/2013	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Hawkeye, LLC	Caterpillar Financial Services Corporation	NY	UCC/Fed	2013 01165059901	1/16/2013	Equipment
Hawkeye, LLC	Atlas CopCo CMT USA, LLC.	NY	UCC/Fed	2013 02075147278	2/7/2013	Equipment
Trafford Corporation		PA	Allegheny County Prothonotary	File No: AR-06-010051	10/23/07	Judgement
Trafford Corporation	Nations Fund I, Inc.	PA	UCC/Fed	2013 030300051	3/3/2013	Equipment
Trafford Corporation	Nations Fund I, Inc.	PA	UCC/Fed	2013 030807500	3/8/2013	Equipment
Trafford Corporation	Nations Fund I, Inc.	PA	UCC/Fed	2013 032506578	3/25/2013	Equipment
Trafford Corporation	Nations Fund I, Inc.	PA	UCC/Fed	2013 041106420	4/11/2013	Equipment
Trafford Corporation	Nations Fund I, Inc.	PA	UCC/Fed	2013 042908243	4/29/2013	Equipment
Lineal Industries, Inc.	Doyle Equipment Company	PA	UCC	2008102104671	10/21/08	Equipment
Lineal Industries, Inc.	Nations Fund I, Inc.	PA	UCC/Fed	2013 041907149	4/19/2013	Equipment
Wink Companies, LLC	Hibernia National Bank	LA	UCC/ Fixture/ Fed	36-824068; 36-845946; 36-999895 (name change, Wink, Incorporated to Wink Companies, LLC; continuation)	6/20/05; 4/11/06; 2/12/10	Equipment
Wink Companies, LLC	Hibernia National Bank	LA	UCC/Fixture/Federal Lien	26-291287	4/12/06	Equipment
Wink Companies, LLC	Hibernia National Bank	LA	UCC/Fixture/Federal Lien	26-291288	4/12/06	Equipment
Wink Companies, LLC	Hibernia National Bank	LA	UCC/Fixture/Federal Lien	26-291430	4/24/06	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-293542	9/21/06	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296153	4/18/07	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296154	4/18/07	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296809	5/29/07	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296810	5/29/07	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296811	5/29/07	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296812	5/29/07	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-296813	5/29/07	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-303747	9/18/08	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-305413	1/14/09	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-306332	3/10/09	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-306404	3/16/09	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-306591	3/31/09	Equipment
Wink Companies, LLC	Capital One, National Association	LA	UCC/Fixture/Federal Lien	26-306806	4/09/09	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/ Fed	74876503; 80376358 (Amendment: name change from Willbros RPI, Inc.)	12/27/07; 1/31/08; 08/01/12	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/ Fed	74876602; 80376150 (Amendment: name change from Willbros RPI, Inc.)	12/27/07; 1/31/08; 08/01/12	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/ Fed	74876685; 80376093 (Amendment: name change from Willbros RPI, Inc.)	12/27/07; 1/31/08; 08/01/12	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Utilx Corporation	Nations Fund I, Inc.	DE	UCC/Federal Lien/Financing Statement	2013 1376657	4/10/2013	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2011 3636969	09/22/11	Equipment
Willbros Utility T&D Holdings, LLC	General Electric Credit Corporation Of Tennessee	DE	UCC/Federal Lien/Financing Statement	2011 3675249	09/25/11	Equipment
Willbros Utility T&D Holdings, LLC	General Electric Credit Corporation Of Tennessee	DE	UCC/Federal Lien/Financing Statement	2011 3677732	09/26/11	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2011 4044668	10/20/11	Equipment
Willbros Utility T&D Holdings, LLC	General Electric Credit Corporation Of Tennessee	DE	UCC/Federal Lien/Financing Statement	2011 4113166	10/25/11	Equipment
Willbros Utility T&D Holdings, LLC	General Electric Credit Corporation Of Tennessee	DE	UCC/Federal Lien/Financing Statement	2011 4113190	10/25/2011	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2011 4236694	11/02/2011	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2011 4421551	11/17/11	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2011 4990613	12/28/11	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 0465270	02/06/12	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 0488868	02/07/12	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 0673188	02/21/12	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 0949711	03/12/12	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 1007469	03/15/12	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation Dba Ge Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 1641895	04/27/12	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation DBA GE Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 04272466	11/6/2012	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation DBA GE Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 4643351	12/3/2012	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation DBA GE Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 4656932	12/3/2012	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation DBA GE Fleet Services	DE	UCC/Federal Lien/Financing Statement	2012 4707495	12/5/2012	Equipment
Willbros Utility T&D Holdings, LLC	Gelco Corporation DBA GE Fleet Services	DE	UCC/Federal Lien/Financing Statement	2013 1542506	4/23/2013	Equipment
Willbros T&D Services, LLC	Beverly Bank & Trust Co, NA	DE	UCC/Federal Lien/Financing Statement	2013 2279082	6/13/2013	Equipment
Willbros T&D Services, LLC	Nations Fund I, Inc.	DE	UCC/Federal Lien/Financing Statement	2013 2293885	6/10/2013	Equipment
Willbros United States Holdings, Inc.	Ricoh Americas Corporation	DE	UCC/Federal Lien/Financing Statement	2011 2404914	06/22/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 2746207	07/18/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 2867755	07/26/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 2867813	07/26/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 3250563	08/22/11	Equipment
Willbros United States Holdings, Inc.	Merchants Capital Resources, Inc.	DE	UCC/Federal Lien/Financing Statement	2011 3813816	10/04/11	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 4007665	10/18/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 4008283	10/18/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 4123371	10/26/11	Equipment
Willbros United States Holdings, Inc.	Beverly Bank & Trust Company NA	DE	UCC/Federal Lien/Financing Statement	2011 4161066	10/27/11	Equipment
Willbros United States Holdings, Inc.	Beverly Bank & Trust Company NA	DE	UCC/Federal Lien/Financing Statement	2011 4352509	11/11/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 4500875	11/23/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 4929330	12/22/11	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2011 4929579	12/22/11	Equipment
Willbros United States Holdings, Inc.	Donlen Trust	DE	UCC/Federal Lien/Financing Statement	2011 4984509	12/28/11	Equipment
Willbros United States Holdings, Inc.	First National Capital Corporation	DE	UCC/Federal Lien/Financing Statement	2012 0233637	01/19/12	Equipment
Willbros United States Holdings, Inc.	First National Capital Corporation	DE	UCC/Federal Lien/Financing Statement	2012 0324733	01/26/12	Equipment
Willbros United States Holdings, Inc.	First National Capital Corporation	DE	UCC/Federal Lien/Financing Statement	2012 0854630	03/06/12	Equipment
Willbros United States Holdings, Inc.	Oprema Fund	DE	UCC/Federal Lien/Financing Statement	2012 1003153	03/15/12	Equipment
Willbros United States Holdings, Inc.	Republic Bank	DE	UCC/Federal Lien/Financing Statement	2012 1013343	03/15/12	Equipment
Willbros United States Holdings, Inc.	Prime Alliance Bank	DE	UCC/Federal Lien/Financing Statement	2012 1374638	04/10/12	Equipment
Willbros United States Holdings, Inc.	CCA Financial, LLC	DE	UCC/Federal Lien/Financing Statement	2012 1468216	04/17/12	Equipment
Willbros United States Holdings, Inc.	Prime Alliance Bank	DE	UCC/Federal Lien/Financing Statement	2012 1581653	04/24/12	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros United States Holdings, Inc.	Republic Bank	DE	UCC/Federal Lien/Financing Statement	2012 2016634	05/24/12	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2012 2249284	06/01/12	Equipment
Willbros United States Holdings, Inc.	Republic Bank	DE	UCC/Federal Lien/Financing Statement	2012 3387059	08/31/12	Equipment
Willbros United States Holdings, Inc.	Republic Bank	DE	UCC/Federal Lien/Financing Statement	2012 3450089	09/06/12	Equipment
Willbros United States Holdings, Inc.	Republic Bank	DE	UCC/Federal Lien/Financing Statement	2012 3497924	09/11/12	Equipment
Willbros United States Holdings, Inc.	Republic Bank	DE	UCC/Federal Lien/Financing Statement	2012 3528488	09/13/12	Equipment
Willbros United States Holdings, Inc.	TFG-Texas, L.P.	DE	UCC/Federal Lien/Financing Statement	2012 4749323	12/7/2012	Equipment
Willbros United States Holdings, Inc.	Summit Funding Group, Inc.	DE	UCC/Federal Lien/Financing Statement	2013 0635749	2/18/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1433243	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1434217	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1434464	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1434530	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1434753	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1434878	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1434985	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435040	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435065	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435123	4/9/2013	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435156	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435255	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435297	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435388	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435479	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435537	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435586	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435651	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435719	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435750	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435875	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1435909	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1436022	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1437202	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1438689	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1438952	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1439091	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1439166	4/9/2013	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1439299	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1439380	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1439406	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1439513	4/9/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1440362	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1440453	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1440677	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1441105	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1441170	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1441279	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1441402	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1441493	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1441592	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1445825	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1445874	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1445890	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1445932	4/10/2013	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1445973	4/10/2013	Equipment
Willbros United States Holdings, Inc.	Altec Capital Services, LLC	DE	UCC/Federal Lien/Financing Statement	2013 1445981	4/10/2013	Equipment
Willbros Construction (U.S.), LLC	United Rentals Northwest, Inc.	DE	UCC/Federal Lien/Financing Statement	2010 2551798	07/22/10	Equipment
Willbros Construction (U.S.), LLC	United Rentals Northwest, Inc.	DE	UCC/Federal Lien/Financing Statement	2011 3848895	10/06/11	Equipment
Willbros Construction (U.S.), LLC	United Rentals Northwest, Inc.	DE	UCC/Federal Lien/Financing Statement	2011 3848960	10/06/11	Equipment
Willbros Construction (U.S.), LLC	Wagner Equipment Company	DE	UCC/Federal Lien/Financing Statement	2011 5018372	12/29/11	Equipment
Willbros Construction (U.S.), LLC	Wagner Equipment Company	DE	UCC/Federal Lien/Financing Statement	2012 0265589	01/23/12	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2012 0529398	02/09/12	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2012 0529406	02/09/12	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170101	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170119	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170127	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170135	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170143	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170150	1/14/2013	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170168	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Caterpillar Financial Services Corporation	DE	UCC/Federal Lien/Financing Statement	2013 0170176	1/14/2013	Equipment
Willbros Construction (U.S.), LLC	Rudd Equipment Co	DE	UCC/Federal Lien/Financing Statement	2013 0567207	2/12/2013	Equipment
Willbros Construction (U.S.), LLC	Wagner Equipment Co.	DE	UCC/Federal Lien/Financing Statement	2013 1225334	4/1/2013	Equipment
Willbros Construction (U.S.), LLC	Rudd Equipment Company	DE	UCC/Federal Lien/Financing Statement	2013 1416289	4/12/2013	Equipment
Willbros Construction (U.S.), LLC	Rudd Equipment Co	DE	UCC/Federal Lien/Financing Statement	2013 1771386	5/9/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2043322	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2043330	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2043439	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2043447	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2043454	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2043462	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2044932	5/30/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2044940	5/30/2013	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2362888	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2362896	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363043	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363084	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363126	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363134	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363142	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363159	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363167	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363183	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363191	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363209	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Komatsu Financial Limited Partnership	DE	UCC/Federal Lien/Financing Statement	2013 2363225	6/20/2013	Equipment
Willbros Construction (U.S.), LLC	Rudd Equipment Company	DE	UCC/Federal Lien/Financing Statement	2013 2536887	7/2/2013	Equipment
Willbros Engineers, LLC	General Electric Capital Corporation	LA	UCC/Fed	17-1389952	5/7/2013	Equipment
Willbros Government Services (U.S.), LLC	U.S Bank National Association, as Trustee	DE	SOS	2012 2800904	7/20/12	Navy Contract

CANADA – ALBERTA PPSA REGISTRATIONS

SECURED PARTY	REG. NO. AND EXPIRY DATE	DEBTORS
ARI FINANCIAL SERVICES INC.	12121119582 (5 YEARS) EXPIRY DATE: DEC 11, 2017	WILLBROS CANADA HOLDINGS ULC
BRANDT TRACTOR LTD.	12111430229 (1 YEAR) EXPIRY DATE: NOV 14, 2013	WILLBROS CANADA
BRANDT TRACTOR LTD.	13053123856 (1 YEAR) EXPIRY DATE: MAY 31, 2014	WILLBROS CANADA
CAPITAL INDUSTRIAL SALES & SERVICES LTD.	13041820479 (6 MONTHS) EXPIRY DATE: OCT 18, 2013	WILLBROS (CANADA) GP I LIMITED
CATERPILLAR FINANCIAL SERVICES LIMITED	13062119371 (6 YEARS) EXPIRY DATE: JUN 21, 2019	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	13062535705 (5 YEARS) EXPIRY DATE: JUN 25, 2018	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111214232 (4 YEARS) EXPIRY DATE: NOV 12, 2014	WILLBROS (CANADA) GP III LIMITED WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111214968 (4 YEARS) EXPIRY DATE: NOV 12, 2014	WILLBROS (CANADA) GP III LIMITED WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111227794 (4 YEARS) EXPIRY DATE: NOV 12, 2014	WILLBROS (CANADA) GP III LIMITED WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10120817831 (4 YEARS) EXPIRY DATE: DEC 8, 2014	WILLBROS (CANADA) GP III LIMITED WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10110105966 (4 YEARS) EXPIRY DATE: NOV 1, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P. AN AB LTD PARTNERSHIP, BY ITS GENERAL PARTNER WILLBROS (CANADA) GP III LIMITED

CANADA – ALBERTA PPSA REGISTRATION

SECURED PARTY	REG. NO. AND EXPIRY DATE	DEBTORS
CATERPILLAR FINANCIAL SERVICES LIMITED	10111227794 (4 YEARS) EXPIRY DATE: NOV 12, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P. WILLBROS (CANADA) GP III LIMITED
CATERPILLAR FINANCIAL SERVICES LIMITED	10111710926 (4 YEARS) EXPIRY DATE: NOV 17, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111722704 (4 YEARS) EXPIRY DATE: NOV 17, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111722767 (4 YEARS) EXPIRY DATE: NOV 17, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111722959 (4 YEARS) EXPIRY DATE: NOV 17, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10111725443 (4 YEARS) EXPIRY DATE: NOV 17, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.
CATERPILLAR FINANCIAL SERVICES LIMITED	10120817831 (4 YEARS) EXPIRY DATE: DEC 8, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P. WILLBROS (CANADA) GP III LIMITED
CATERPILLAR FINANCIAL SERVICES LIMITED	11072931279 (6 YEARS) EXPIRY DATE: JUL 29, 2017	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP LIMITED
CATERPILLAR FINANCIAL SERVICES LIMITED	13062119371 (6 YEARS) EXPIRY DATE: JUN 21, 2019	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED
CATERPILLAR FINANCIAL SERVICES LIMITED	13062535705 (5 YEARS) EXPIRY DATE: JUN 25, 2018	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED
ECCO EQUIPMENT CORPORATION	13051617124 (1 YEAR) EXPIRY DATE: MAY 16, 2014	WILLBROS CANADA
FINNING INTERNATIONAL INC.	08050715168 (6 YEARS) EXPIRY DATE: MAY 7, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
FINNING INTERNATIONAL INC.	12112324413 (6 YEARS) EXPIRY DATE: NOV 23, 2018	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
FINNING INTERNATIONAL INC.	13021110076 (6 YEARS) EXPIRY DATE: FEB 11, 2019	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
FINNING INTERNATIONAL INC.	13022849478 (6 YEARS) EXPIRY DATE: FEB 28, 2019	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.

CANADA – ALBERTA PPSA REGISTRATIONS

SECURED PARTY	REG. NO. AND EXPIRY DATE	DEBTORS
FINNING INTERNATIONAL INC.	13062520973 (6 YEARS) EXPIRY DATE: JUN 25, 2019	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
HORIZON NORTH CAMP & CATERING INC.	12112913606 (1 YEAR) EXPIRY DATE: NOV 29, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
HORIZON NORTH CAMP & CATERING INC.	13062522400 (1 YEAR) EXPIRY DATE: JUN 25, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
KRAMER LTD.	13021215048 (1 YEAR) EXPIRY DATE: FEB 12, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
KRAMER LTD.	13021222002 (1 YEAR) EXPIRY DATE: FEB 12, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
KRAMER LTD.	13021222194 (1 YEAR) EXPIRY DATE: FEB 12, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
LEAVITT MACHINERY GENERAL PARTNERSHIP	12102509123 (1 YEAR) EXPIRY DATE: OCT 25, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
LEAVITT MACHINERY GENERAL PARTNERSHIP	12111421981 (1 YEAR) EXPIRY DATE: NOV 14, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS GROUP, INC.
LEAVITT MACHINERY GENERAL PARTNERSHIP	12121234022 (1 YEAR) EXPIRY DATE: DEC 12, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
LEAVITT MACHINERY GENERAL PARTNERSHIP	12121740361 (1 YEAR) EXPIRY DATE: DEC 17, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
LEAVITT MACHINERY GENERAL PARTNERSHIP	13021504082 (1 YEAR) EXPIRY DATE: FEB 15, 2014	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS GROUP INC.
RICOH CANADA INC.	12013002647 (4 YEARS) EXPIRY DATE: JAN 30, 2016	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
RICOH CANADA INC.	12020217854 (4 YEARS) EXPIRY DATE: FEB 2, 2016	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
RICOH CANADA INC.	12020217870 (4 YEARS) EXPIRY DATE: FEB 2, 2016	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
RICOH CANADA INC.	12020217905 (4 YEARS) EXPIRY DATE: FEB 2, 2016	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
RICOH CANADA INC.	12051735242 (6 YEARS) EXPIRY DATE; MAY 17, 2018	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
RICOH CANADA INC.	12051735396 (6 YEARS) EXPIRY DATE: MAY 17, 2018	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
RICOH CANADA INC.	12051735692 (6 YEARS) EXPIRY DATE: MAY 17, 2018	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.

CANADA – ALBERTA PPSA REGISTRATION

SECURED PARTY	REG. NO. AND EXPIRY DATE	DEBTORS
STRONGCO LIMITED PARTNERSHIP	12091834273 (1 YEAR) EXPIRY DATE: SEP 18, 2013	WILLBROS (CANADA) GP V LIMITED
STRONGCO LIMITED PARTNERSHIP	12072721312 (1 YEAR) EXPIRY DATE: JUL 27, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
STRONGCO LIMITED PARTNERSHIP	12080311315 (1 YEAR) EXPIRY DATE: AUG 3, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
UNION TRACTOR LIMITED.	13051525009 (6 MONTHS) EXPIRY DATE: NOV 15, 2013	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041529118 (4 YEARS) EXPIRY DATE: APR 15, 2017	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041608825 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041609705 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041609766 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041611104 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS (CANADA) GP I LIMITED WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041529118 (4 YEARS) EXPIRY DATE: APR 15, 2017	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.

CANADA – ALBERTA PPSA REGISTRATION

SECURED PARTY	REG. NO. AND EXPIRY DATE	DEBTORS
VFS CANADA INC.	13041608825 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041609705 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041609766 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.
VFS CANADA INC.	13041611104 (4 YEARS) EXPIRY DATE: APR 16, 2017	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P. WILLBROS (CANADA) GP I LIMITED WILLBROS (CANADA) GP I LIMITED, IN ITS CAPACITY AS GENERAL PARTNER OF WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.

CANADA – BRITISH COLUMBIA PPSA REGISTRATIONS

BASE REG. #	SECURED PARTY	DEBTORS	DATE OF REGISTRATION / EXPIRY
#077079H	HORIZON NORTH CAMP & CATERING INC.	WILLBROS CONSTRUCTION SERVICES (CANADA), L.P.	REG: NOV 29, 2012 EXPIRY: NOV 29, 2013
#420689H	HORIZON NORTH CAMP & CATERING INC.	WILLBROS CONSTRUCTIONS SERVICES (CANADA) L.P.	REG: JUN 25, 2013 EXPIRY: JUN 25, 2014
#968847G	STRONGCO LIMITED PARTNERSHIP	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.	REG: SEP 25, 2012 EXPIRY: SEP 25, 2013
#995971G	STRONGCO LIMITED PARTNERSHIP	WILLBROS CONSTRUCTION SERVICES (CANADA) L.P.	REG: OCT 11, 2012 EXPIRY: OCT 11, 2013

Lien of The Bank of Nova Scotia on deposit account no. 46869584 held by Willbros Construction Services (Canada) L.P. at The Bank of Nova Scotia in connection with commercial credit or purchase card debt incurred by Willbros Construction Services (Canada) L.P. pursuant to a Scotiabank Visa Business Card Agreement dated February 11, 2013 between Willbros Construction Services (Canada) L.P. and The Bank of Nova Scotia.

Schedule 10.2.2

Existing Debt

Vendor Debt

Amount
Strike LLC DBA Pickett Systems	$131,362
Brand Energy Services, LLC	$119,373
H E CALLAHAN CONSTRUCTION CO	$78,858
Enbridge Pipelines Inc.	$147,593

Capital Leases

	Company	Vendor	Collateral	Lease Start	Maturity	Monthly Payment	Current	Long Term	Total Liability	Int Rate
UTD	80	GE Capital	Hydrostatic Tensioners (2)	07/01/2011	06/30/2016	12,930.30	122,039.28	281,616.96	403,656.24	9.50%
UTD	80	GE Capital	Side Winder Pullers + braided wire	07/01/2011	06/30/2016	16,854.36	159,075.50	367,081.48	526,156.98	9.50%
UTD	80	GE Capital	Single Drum Pullers (2)	07/01/2011	06/30/2016	19,343.06	182,564.44	421,284.41	603,848.85	9.50%
UTD	80	GE Fleet	Condor Aeral Lift	04/01/2011	03/31/2016	17,937.33	173,349.54	345,781.04	519,130.58	9.50%
UTD	80	GE Capital Fleet Services	1 Concor 1710-s Aerial Lift	09/03/2011	09/02/2016	16,485.00	172,786.36	405,366.01	578,152.37	5.01%
	176	CAPITAL ONE	Equipment	10/12/2008	09/12/2013	6,651.49	19,751.41	—	19,751.41	6.15%
	176	CAPITAL ONE	Equipment	01/12/2009	12/12/2013	2,654.38	15,675.92	—	15,675.92	5.45%
	176	CAPITAL ONE	Equipment	03/12/2009	02/12/2014	8,978.11	70,046.10	—	70,046.10	6.73%
	176	CAPITAL ONE	Equipment	04/12/2009	03/12/2014	638.36	5,586.90	—	5,586.90	6.75%
	176	HPFS	Equipment	10/31/2008	09/30/2013	995.55	2,954.15	—	2,954.15	6.66%
	176	HPFS	Equipment	01/01/2009	12/01/2013	5,179.19	30,397.92	—	30,397.92	7.59%
	176	HPFS	Equipment	04/01/2009	03/01/2014	3,543.90	31,012.61	—	31,012.61	6.78%

Company	Vendor	Collateral	Lease Start	Maturity	Monthly Payment	Current	Long Term	Total Liability	Int Rate
176	HPFS	Equipment	07/01/2009	06/01/2014	3,084.10	35,623.03	—	35,623.03	7.11%
145	GE Fleet	2008 F-450 CHASSI	10/25/2011	11/02/2013	833.28	4,129.24		4,129.24	5.40%
145	GE Fleet	F-350 4X4 SD	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-350 CHASSI	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-350 CHASSI	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-350 CHASSI	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-350 4X4 SD	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-350 4X4 SD	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-150 4X4 SU	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F250	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-250 4X4 SD	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%
145	GE Fleet	F-350 4X4 SD	10/25/2011	11/02/2013	833.28	4,133.68		4,133.68	4.75%

						$1,066,329.15	$1,821,129.90	$2,887,459.05

Parent Company Guarantees issued by Willbros Group, Inc.

Date of Issuance	Contract No. (if Applicable)	Contract Name	Subsidiary (Contractor) and Description
Project and Purchase Orders
6/11/2010	Contract for Installation of Interconnecting Pipelines	Statoil Canada Partnership	Willbros Midwest Pipeline Construction (Canada) L.P.
7/13/2010	Tank Contract on Tomahawk Project	Magellan Midstream Partners, LP	Integrated Service Company LLC
11/16/2010	Purchase Order dated 11/11/2010	Associated Substation Engineering, Inc.	Hawkeye, LLC obligations contained in the Purchase Order
1/6/2011	Contract No. A2268389	Imperial Oil Ltd.	Willbros Construction Services (Canada) L.P. performance of Work in Contract

6/28/2011	Performance of Warranty and liability obligations under Pipeline Agreement dated June 7, 2010	Williams Energy (Canada), Inc.	Willbros Midwest Pipeline Construction (Canada) L.P.
9/22/2011	Warranties under Contract C311271	Petroleum Development Oman L.L.C.	The Oman Construction Company, LLC
1/20/2012	Purchase Order 237194 00 OP	Buckeye Pacific, LLC	Hawkeye, LLC obligations contained in the Purchase Order
2/23/2012	Master Construction Agreement No. MCA-445-2011-18403 (Red River)	ETC Texas Pipeline, Ltd.	Willbros Construction (U.S.), LLC obligations in the agreement
8/7/2012	Purchase Order 243026 000 OP	Buckeye Pacific, LLC	Bemis, LLC
8/16/2012	Purchase Order 243196 000 OP	Buckeye Pacific, LLC	Bemis, LLC
9/11/2012	Purchase Order 243844 000 OP	Buckeye Pacific, LLC	Hawkeye, LLC
Nov-12	Electric Transmission and substation proejcts contract no. 6000351537	Virginia Electric and Power Company	Trafford Corporation obligations
5/16/2013	Purchase Order 249934 000 OP	Buckeye Pacific, LLC	Bemis, LLC
5/29/2013	K-2211-5 Loop-In Project	Public Service Electric and Gas Company	Hawkeye, LLC
Leasing Agreements
10/18/2006	Master Lease Agreement dated September 28, 2006	Caterpillar Financial Services Corporation Master Finance Lease	Willbros RPI, Inc. Obligations under Lease Agreement
10/25/2006	Continuing Guaranty of Payment	Caterpillar Financial Services Corporation Master Finance Lease	Willbros RPI, Inc. Obligations under Lease Agreement

4/30/2007	Capital Lease Agreement dated February 26, 2007	Canadian Western Bank Capital Lease Agreement	Willbros MSI Canada Inc. Obligations within Lease Agreement
7/20/2007	Master Equipment Lease dated July 20, 2007	Merrill Lynch Capital Master Equipment Lease	Willbros RPI, Inc. Obligations within Lease Agreement
7/20/2007	Master Equipment Lease dated May 31, 2007	First National Capital Corporation Lease Agreement	Willbros RPI, Inc. Obligations within Lease Agreement
12/20/2007	Master Lease Agreement	General Electric Capital Corporation Master Lease Agreement	Willbros RPI, Inc. Obligations under Lease Agreement
8/26/2010	Master Equipment Lease	Capital One, National Association (fka Hibernia National Bank)	Wink Engineering, LLC Obligations under Equipment Lease
11/11/2010	Equipment Lease	Key Equipment Finance Inc.	Intercon Construction, Inc. obligations under Equipment Lease
11/11/2010	Equipment Lease	Key Equipment Finance Inc.	Bemis, LLC obligations under Equipment Lease
11/22/2010	Continuing Guaranty of Payment	Caterpillar Financial Services Corporation Master Finance Lease	Willbros Midwest Pipeline Construction (Canada) L.P.
2/16/2011	Continuing Guaranty of Payment	GE Fleet Services	InfrastruX Group, LLC
3/31/2011	Software License and Maintenance Agreement Contract ID #27041	Aspen Technology, Inc.	Wink Engineering, LLC Obligations under Software and Maintenance Agreement
4/6/2011	Continuing Guaranty of Indebtedness	Taycor, L.L.C.	Chapman Construction Co., L.P.
4/21/2011	Lease Agreement Schedule No. 8391228-006 dated 4/21/2011 and 8391228 dated July 14, 2008	Colonial Pacific Leasing Corporation	Texas Electric Utility Construction, LTD.

4/28/2011	Master Equipment Lease executed on February 25, 2011	Jefferson Leasing	Willbros United States Holdings, Inc. obligations in the agreement
4/28/2011	Continuing Guaranty	TFS Capital Solutions	Chapman Construction Co., L.P.
Apr-11	Equipment Transaction Documents	General Electric Capital Corporation Master Lease Agreement	InfrastruX Group, LLC
5/4/2011	Lease Agreement	Terex Financial Services	Chapman Construction Co., L.P.
5/31/2011	Continuing Guaranty Agreement	Altec Capital Services, LLC	Willbros United States Holdings, Inc. obligations in the agreement
6/16/2011	Lease Agreement #8420043005 dated June 16, 2011	TFS Capital Funding	Chapman Construction Co., L.P.
6/18/2011	Lease Agreement #8420043006 dated June 18, 2011	Terex Financial Services	Chapman Construction Co., L.P.
8/23/2011	Master Agreement No 8482489 dated August 23, 2011	GE Capital Commercial Inc. or Colonial Pacific Leasing Corporation	Chapman Construction Co., L.P.
Sep-11	Master Lease and Financing Agreement No. 2496860688	Hewlett-Packard Financial Services Company	Willbros United States Holdings, Inc. obligations in the agreement
10/14/2011	Master Lease Agreement	Vision Financial Group, Inc.	Willbros United States Holdings, Inc. obligations in the agreement
10/1/2011	Commercial Loan and Security Agreement	GE Fleet Services	Willbros Utility T&D Holdings, LLC and Willbros United States Holdings, Inc.
12/29/2011	Landlord Lease Guaranty	DBWG LLC	Chapman Construction Co., L.P.
12/29/2011	Landlord Lease Guaranty	DBWG LLC	Willbros United States Holdings, Inc. obligations in the agreement
Dec-11	Master Motor Vehicle Lease Agreement	Donlen Turst, Donlon Corporation and/or one or more of its affiliates	Willbros United States Holdings, Inc. obligations in the agreement

1/11/2012	Master Lease Agreement No. TFG/WU 011112 dated January 11, 2012	TFG-Texas L.P.	Willbros United States Holdings, Inc. obligations in the agreement
1/25/2012	Master Lease Agreement dated January 25, 2012	First National Capital Corporation Lease Agreement	Hawkeye, LLC obligations in the agreement
Mar-12	Master Lease Agreement (No. CG-5523)	CG Commercial Finance	Willbros United States Holdings, Inc. obligations in the agreement
Mar-12	Any Leases entered between Enterprise and WUSH	Enterprise FM Trust	Willbros United States Holdings, Inc. obligations in the agreement
6/21/2012	Master Lease Agreement	Nations Fund I, Inc.	Willbros T&D Services, LLC, Chapman Construction Co., L.P., Willbros Construction (U.S.), LLC, UtilX Corporation, Hawkeye, LLC, Bemis, LLC, Lineal Industries, Inc., Trafford Corporation, Premier Utility Services, LLC
7/16/2012	Lease Agreement dated July 16, 2012	ARI Financial Services, Inc.	Willbros Canada Holdings ULC on behalf of itself and its subsidiaries
7/27/2012	Lease of 100 Marcus Boulevard, Hauppauge, NY 11788	100 Marcus LLC	Willbros Utility T&D Holdings, LLC
8/30/2012	Lease Agreement	Enterprise FM Trust	Hawkeye, LLC obligations in the agreement
8/30/2012	Lease Agreement	Enterprise FM Trust	Lineal Industries, Inc. obligations in the agreement
8/30/2012	Lease Agreement	Enterprise FM Trust	Premier Utility Services obligations in the agreement
8/30/2012	Lease Agreement	Enterprise FM Trust	Trafford Corporation obligations in the agreement
8/30/2012	Lease Agreement	Enterprise FM Trust	Willbros T&D Services, LLC obligations in the agreement

Sep-12	Fort Worth, Tarrant County, Office Lease	Benbrooke Electric Partners, LLC	Willbros T&D Services, LLC
10/29/2012	Continuing Gaurantee of Lease	Caterpillar Financial Services Limited	Willbros Construction Services (Canada) L.P. indebtedness
Nov-12	Bishop Ranch Business Park Building Lease	Alexander Properties Company	Willbros Engineers (U.S.), LLC obligations under the lease
11/1/2012	Lease of Premises	1706688 Alberta Ltd.	Willbros (Canada) GP I Limited lease obligations
12/7/2012	Master Lease Agreement 103003	Bud Behling Leasing, Inc., d/b/a BBL Fleet	Willbros United States Holdings, Inc. obligations in the agreement
1/9/2013	Leasing Agreements	Summit Funding Group, Inc.	Willbros United States Holdings, Inc. and direct or indirect subsidiaries of WGI lease obligations
4/16/2013	Leases or Lease Payments	VFS Canada Inc.	Willbros Construction Services (Canada) L.P. liabilities and obligations

Parent Company Guarantees issued by Willbros United States Holdings, Inc. (includes those by Willbros USA, Inc.)

Date of Issuance	Contract No. (if Applicable)	Contract Name	Subsidiary (Contractor) and Description
3/2008	Master Equipment Lease	Deere Credit, Inc. Master Equipment Lease Agreement	Willbros Construction (U.S.), LLC Obligations within Lease Agreement
12/19/2012	Tank Contract on East Houston Terminal Crude Expansion	Megellan Midstream Partners, LP	Willbros Downstream LLC obligations in the agreement
5/13/2013	Master Lease Guaranty	Merchants Automotive Group, Inc.	Willbros United States Holdings, Inc. on behalf of various subsidiaries lease obligations

Parent Company Guarantees issued by Willbros Canada Holdings ULC

3/2/2011	Credit Exptension	Imperial Oil	Willbros Midwest Pipeline Construction (Canada) L.P. performance of payment obligations
10/18/2012	Conoco Phillips Surmont 2 Project	Bantrel Co.	Willbros PSS Midstream (Canada) LP performance
4/16/2013	Leases or Lease Payments	Volvo Financial Services	Willbros Construction Services (Canada) L.P. liabilities and obligations

Parent Company Guarantees issued by Willbros Middle East Limited

Date of Issuance	Contract No. (if Applicable)	Contract Name	Subsidiary (Contractor) and Description
1/21/2010	C311162-4 (‘Off Plot Delivery Tender’)	Petroleum Development of Oman LLC	The Oman Construction Company LLC Performance Guarantee of Contract
1/27/2010	Tender C311152	Petroleum Development of Oman LLC Off-Plot Construction Contract for Amal Steam Surface Facilities	The Oman Construction Company LLC Performance Guarantee of Contract

Capital & Operating Leases — Guarantees for InfrastruX entities issued by InfrastruX Group, LLC

Lease Number	Subsidiary	Lessor / Vendor Debtor Name	Begin Date	End Date
530	Chapman	G E Capital	9/20/2007	9/19/2013
1140	Chapman	GE Capital	10/1/2008	9/30/2013
1141	Chapman	GE Capital	11/1/2008	10/31/2014
1180	Chapman	GE Capital	4/1/2009	3/31/2016

1183	Chapman	GE Capital	5/1/2009	4/30/2014
1184	Chapman	GE Capital	6/1/2009	5/31/2014
1198	Chapman	GE Capital	5/1/2009	4/30/2014
1185	Gill	Terex Financial Services	6/1/2009	5/31/2014
1103	Hawkeye	Altec	4/23/2008	4/22/2015
1104	Hawkeye	Altec	6/16/2008	6/15/2015
1105	Hawkeye	Altec	6/16/2008	6/15/2015
1178	Hawkeye	People’s Capital (Terex Affiliate)	3/6/2009	3/5/2015
1067	Texas Electric	Colonial Pacific (Terex)	7/14/2008	7/13/2014
1068	Texas Electric	Colonial Pacific (Terex)	9/8/2008	9/7/2014
1072	Texas Electric	GE Capital	8/15/2008	8/14/2013
1073	Texas Electric	GE Capital	8/6/2008	8/5/2014
1074	Texas Electric	GE Capital	8/29/2008	8/28/2013
1076	Texas Electric	GE Capital	9/5/2008	9/4/2013
1121	Texas Electric	Banc of America Leasing & Capital (Terex)	8/15/2008	8/14/2014
1177	Texas Electric	People’s Capital & Leasing Corp (Terex)	2/19/2009	2/18/2013
1232	Texas Electric	Colonial Pacific Leasing Corp	10/1/2009	9/30/2013

Credit Card Debt

Commercial credit or purchase card debt incurred by the Canadian Borrower pursuant to a Scotiabank Visa Business Card Agreement dated February 11, 2013 between the Canadian Borrower and The Bank of Nova Scotia, secured by cash collateral as referenced in paragraph (g) of the definition of Excepted Liens.

Local Letters of Credit

DESCRIPTION	Amount	Reference
Letter of Credit# S10009/197705 - Minister of Finance (Lease of Land at Poplar Creek-Div 1293530-Job End Date N/A) - Current LC Expires 09/01/13	28,000.00	129-1011-113A
Letter of Credit#S1009/294658 - City of Edmonton (FAB SHOP -Southwest Industrial 51 Ave Water Main) -Current LC Expires 10/29/13 or until work is completed	30,510.50	129-1011-113B
Letter of Guarantee# 033637015 - Credit Agricole CIB - (Snamprogetti Project-Div 00175001-Job End Date Oct 31/11 with 3 Year Warranty) - Current LC Expires 06/23/14, Final Expiry 11/30/14	1,919,862.00	129-1011-113C1
Letter of Guarantee# 112637021 - Credit Agricole CIB - (Snamprogetti Project-Div 00176001-Job End Date Oct 31/11 with 3 Year Warranty) - Current LC Expires 06/23/14	312,205.00	129-1011-113C2
Letter of Guarantee# 136437007 - Credit Agricole CIB - (Snamprogetti Project-Div 00138001-Job End Date Estimated May/13) - Current LC Expires 05/30/14	3,275,810.00	129-1011-113C3

Letter of Guarantee# 136437009 - Credit Agricole CIB - (Snamprogetti Project-Div 00138001-Job End Date Estimated May/13) - Current LC Expires 05/30/14	3,275,810.00	129-1011-113C4
Letter of Credit# 229337018 - Credit Agricole CIB - (FAB SHOP Building & Land Lease Agreement-LC End Date March 31/20) - Current LC Expires 05/30/14	2,000,000.00	129-1011-113C5
Letter of Guarantee# 305237008 - Credit Agricole CIB - (Saipem Canada Inc.-Job 142001-Job End Date Estimated Feb/13 with 1 Year Warranty ) - Current LC Expires 06/20/14	590,000.00	129-1011-113C6
Letter of Credit# 309437013 - Credit Agricole CIB - (NorthWest Redwater-Job 05025 -Job End Date Estimated Feb/14 ) - Current LC Expires 05/23/14	78,000.00	129-1011-113C7
Letter of Credit# 309437015 - Credit Agricole CIB - (NorthWest Redwater-Job 05025 -Job End Date Estimated Feb/14 ) - Current LC Expires 05/23/14	875,000.00	129-1011-113C8
Letter of Credit# 314337019 - Credit Agricole CIB - (NorthWest Redwater-Job 05025 -Job End Date Estimated Feb/14 ) - Current LC Expires 05/23/14	1,000,000.00	129-1011-113C9
Letter of Credit# 317137011 - Credit Agricole CIB - (IOL Kearl Pipeline Maintenance-Job 00147001 -Job End Date Estimated Dec/17 ) - Current LC Expires 05/23/14	121,402.75	129-1011-113C10
Letter of Credit# 317137012 - Credit Agricole CIB - (IOL Kearl Pipeline Maintenance-Job 00147001 -Job End Date Estimated Dec/17 ) - Current LC Expires 05/30/14	1,448,452.75	129-1011-113C11

Other Indebtedness

All Debt of Parent or any Subsidiary owing to Parent or any of its Subsidiaries that is outstanding on the Closing Date (but not any additions thereto made after the Closing Date).

Nothing on this Schedule 10.2.2 shall be deemed to expand the meaning of the definition of the term “Debt” under the Loan, Security and Guaranty Agreement to which this Schedule is attached.

Schedule 10.2.5

Existing Investments

Chapman Construction Co., Inc. is a General Partner and Tax Partner of, and owns a 40% interest in, Brenda Perkins & Associates (the “Partnership”), pursuant to the Brenda Perkins & Associates Partnership Agreement, effective September 1, 1996 (the “Agreement”), as amended. The Partnership has been wound down (and all liabilities of each partner discharged in connection therewith) by mutual agreement, and Willbros intends to terminate the Agreement.

Willbros Middle East, Inc. owns a 49% membership interest in Willbros Al-Rushaid Limited (“WARL”), which is a company that is dormant. Willbros intends to dissolve WARL.

Schedule 10.2.8

Existing Affiliate Transactions

Lease Agreement, dated April 14, 2006, between Bemis Line Construction Company Inc. and Bemis LLC (Jacksonville, VT)

Schedule 10.1.11

Post-Closing Actions

1. The Canadian Borrower and the Borrower Agent will use commercially reasonable efforts to deliver or cause to be delivered, within 30 days of the Closing Date, estoppel letters or evidence of discharges with respect to the following prior security interests registered against the Canadian Domiciled Obligors (notwithstanding Section 6.1(b) of this Agreement and in satisfaction of the requirements thereof):

	Secured Party	Debtor(s)	PPSA Reference File No.
BRITISH COLUMBIA

1	Transportaction Lease Systems Inc

Willbros MSI Canada Inc.

Willbros Canada Holdings ULC

Willbros (Canada) GP I Limited

Willbros (Canada) GP III Limited

Willbros Construction Services (Canada) L.P.

Willbros Midwest Pipeline Construction (Canda) [sic] L.P.

			392565G

2	VFS Canada Inc.	Willbros Construction Services (Canada) L.P. Willbros (Canada) GP I Limited Willbros (Canada) GP I Limited, in its capacity as General Partner of Willbros Construction Services (Canada) L.P.	293595H 293621H 293646H 293677H 293729H

ALBERTA

3	Transportaction Lease Systems Inc.	Willbros Group Inc. Willbros MSI Canada Inc. Wllbros Construction Services (Canada) L.P. Willbros Canada Holdings ULC Willbros (Canada) GP 1 Limited Willbros (Canada) GP III Limited Willbros Midwest Pipeline Construction (Canada) L.P. Willbros United States Holdings, Inc.	06031318451

4	Atco Structures & Logistics Ltd.	Willbros Construction Services (Canada) L.P.	10040132898 (as amended) 11080218117 11110120538 (as amended) 12091908889 12103022206

5	Atco Structures & Logistics Ltd.	Willbros MSI of Canada Inc.	06010925904 (as amended)

6	Ricoh Canada Inc.	Willbros Construction Services (Canada) LP Willbros (Canada) GP Limited	10082728148

7	Black Diamond LP	Willbros Construction Services	13020614304

	Secured Party	Debtor(s)	PPSA Reference File No.
8	Royal Bank of Canada	Willbros MSI Canada Inc.	07072510030 (as amended)

9	John Deere Credit Inc.	Midwest Pipeline Rentals Inc. Willbros Midwest Pipeline Construction (Canada) L.P.	07022741511 (as amended)

10	Paradox Access Solutions Inc.	Willbros Canada	11082206485

SASKATCHEWAN

11	Kramer Ltd.	Willbros Construction Services (Canada) L.P.	300976675 300980103 300984534 300984543 300984549 300984554 300984564 301000752

2. Each Obligor will use commercially reasonable efforts to deliver or cause to be delivered, within 90 days of the Closing Date, either (a) if such Obligor’s books and records are accessible at Parent’s corporate headquarters, a Lien Waiver from the landlord in respect of the Property on which Parent’s corporate headquarters is situated providing Agent access to such Obligor’s books and records or (b) if such Obligor’s books and records are not accessible at Parent’s corporate headquarters, a Lien Waiver from the landlord in respect of the Property on which such Obligor’s corporate headquarters is situated providing Agent access to such Obligor’s books and records.

3. Borrower Agent will deliver or cause to be delivered within 45 days of the Closing Date a recent file-stamped UCC-3 termination statement from the Oklahoma Secretary of State with respect to the UCC-1 financing statement number 029045 with Construction & Turnaround Services, L.L.C., as debtor, and Bank of Oklahoma, as secured party.

4. Borrower Agent will use commercially reasonable efforts to deliver or cause to be delivered, within 15 days of the Closing Date, copies of the charter documents of Bemis LLC, certified by the Secretary of State or other appropriate official of Vermont as of date on or after the Closing Date.

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